                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------

                              ACQUISITION AGREEMENT

                                 By and Between

                                ROYAL GROUP, INC.

                                       and

                        ALLEGHANY INSURANCE HOLDINGS LLC

                            Dated as of June 6, 2003

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
ARTICLE I THE CLOSING...................................................................................        2

     Section 1.1        Sale and Purchase...............................................................        2
     Section 1.2        Transfer of Acquired Assets.....................................................        2
     Section 1.3        Excluded Assets, Excluded Contracts and Retained Liabilities....................        2
     Section 1.4        Quota Share Reinsurance Agreements..............................................        3
     Section 1.5        Administrative Services Agreements..............................................        3
     Section 1.6        Claims Servicing Agreement......................................................        4
     Section 1.7        Renewal Rights Agreement........................................................        4
     Section 1.8        Transition Services Agreement...................................................        4
     Section 1.9        Intellectual Property Agreements................................................        4
     Section 1.10       Employee Leasing Agreement......................................................        4
     Section 1.11       Managing General Agency Agreement...............................................        5
     Section 1.12       Substitution and Indemnification Agreement......................................        5
     Section 1.13       Assignment of Reinsurance Recoverables..........................................        5
     Section 1.14       Terrorism Treaty Cost Allocation................................................        5
     Section 1.15       RSA SLISI Purchase Agreement....................................................        5
     Section 1.16       Closing.........................................................................        5
     Section 1.17       Consideration...................................................................        6
     Section 1.18       Purchase Price Adjustment.......................................................        6
     Section 1.19       Transfer of Unearned Premium Reserves...........................................        9
     Section 1.20       Sharing of Profit Contingency Commissions for the Property Surplus Share
                        Contracts.......................................................................       10
     Section 1.21       Closing Items...................................................................       11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................       14

     Section 2.1        Organization and Standing.......................................................       14
     Section 2.2        Authority.......................................................................       14
     Section 2.3        Noncontravention................................................................       15
     Section 2.4        Litigation......................................................................       15
     Section 2.5        Title to the RSUI Shares........................................................       16
     Section 2.6        Brokers and Finders.............................................................       16

ARTICLE III REPRESENTATIONS AND WARRANTIES RELATING TO ROYAL INSURER AFFILIATES.........................       16

     Section 3.1        Organization and Standing.......................................................       16
     Section 3.2        Authority.......................................................................       16
     Section 3.3        Noncontravention................................................................       17
     Section 3.4        Permits.........................................................................       18
     Section 3.5        Litigation......................................................................       18
     Section 3.6        Compliance with Applicable Law..................................................       18

ARTICLE IV REPRESENTATIONS AND WARRANTIES RELATING TO RSUI..............................................       19

     Section 4.1        Organization and Standing.......................................................       19
     Section 4.2        Noncontravention................................................................       19
     Section 4.3        Capitalization..................................................................       20
     Section 4.4        Financial Statements............................................................       20
     Section 4.5        Accounts........................................................................       21
     Section 4.6        Working Capital.................................................................       21
     Section 4.7        Administration of Fiduciary Accounts............................................       21
     Section 4.8        Compliance with Applicable Law..................................................       21
     Section 4.9        Permits.........................................................................       22
     Section 4.10       Litigation......................................................................       22
     Section 4.11       All Necessary Assets............................................................       22
     Section 4.12       Absence of Certain Changes......................................................       22
     Section 4.13       Taxes...........................................................................       22
     Section 4.14       Employee Benefit Plans; ERISA...................................................       23
     Section 4.15       Intellectual Property...........................................................       26
     Section 4.16       Material Business Contracts.....................................................       28
     Section 4.17       Intercompany Agreements; Transactions with Affiliates; Intercompany Accounts....       29
     Section 4.18       Insurance Coverage..............................................................       30
     Section 4.19       Books and Records...............................................................       30

ARTICLE V REPRESENTATIONS AND WARRANTIES RELATING TO THE BUSINESS.......................................       30

     Section 5.1        RSUI-Produced Insurance Contracts...............................................       30
     Section 5.2        Producer Relationships..........................................................       31
     Section 5.3        Third Party Reinsurance Contracts...............................................       32

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................       33

     Section 6.1        Organization and Standing.......................................................       33
     Section 6.2        Authority.......................................................................       33
     Section 6.3        Noncontravention................................................................       34
     Section 6.4        Litigation......................................................................       34
     Section 6.5        Purchase of the RSUI Shares for Investment......................................       35
     Section 6.6        Sufficient Funds and Balance Sheet Support......................................       35
     Section 6.7        Brokers and Finders.............................................................       35

ARTICLE VII REPRESENTATIONS AND WARRANTIES RELATING TO AIHL INSURANCE CO................................       36

     Section 7.1        Organization and Standing.......................................................       36
     Section 7.2        Authority.......................................................................       36
     Section 7.3        Noncontravention................................................................       36
     Section 7.4        Permits.........................................................................       37
     Section 7.5        Compliance with Applicable Law..................................................       37

ARTICLE VIII GENERAL COVENANTS..........................................................................       37

     Section 8.1        Conduct of Business Pending the Closing.........................................       37
     Section 8.2        Exclusivity.....................................................................       41
     Section 8.3        Pre-Closing Access and Transition Matters.......................................       41
     Section 8.4        Post-Closing Access.............................................................       42
     Section 8.5        Governmental Entity Consents and Filings; Rating Agencies.......................       43
     Section 8.6        Non-Governmental Consents.......................................................       44
     Section 8.7        Further Assurances..............................................................       46
     Section 8.8        Expenses........................................................................       46
     Section 8.9        Public Announcements............................................................       46
     Section 8.10       Notice of Adverse Developments..................................................       47
     Section 8.11       Policy Form, Rate and Rule Filings..............................................       47
     Section 8.12       Intercompany Balances...........................................................       47
     Section 8.13       Affiliate Agreements............................................................       48
     Section 8.14       Insurance Matters...............................................................       48
     Section 8.15       Resignation of RSUI Directors...................................................       48
     Section 8.16       Disposition of Business.........................................................       48
     Section 8.17       Transfer of Excluded Assets, Excluded Contracts and Retained Liabilities........       48
     Section 8.18       Indemnification of Brokerage....................................................       49
     Section 8.19       Interim Financial Statements....................................................       49
     Section 8.20       Corporate Records...............................................................       49
     Section 8.21       Instruments.....................................................................       49
     Section 8.22       Cooperation.....................................................................       50

ARTICLE IX ADDITIONAL COVENANTS.........................................................................       50

     Section 9.1        Trademarks; Change of Corporate Names...........................................       50
     Section 9.2        Other Intellectual Property Matters.............................................       51
     Section 9.3        Noncompetition and Nonsolicitation by Seller....................................       52
     Section 9.4        Ancillary Agreements; Other Closing Deliveries..................................       55
     Section 9.5        Updates to Seller Disclosure Schedules..........................................       55
     Section 9.6        The American Agency.............................................................       55
     Section 9.7        Capitalization of AIHL Insurance Co.............................................       55
     Section 9.8        Certain Matters.................................................................       55

ARTICLE X TAX MATTERS...................................................................................       56

     Section 10.1       Transfer Taxes..................................................................       56
     Section 10.2       Tax Matters.....................................................................       57
     Section 10.3       Computation of Tax Liabilities..................................................       58
     Section 10.4       Seller's Indemnity for Taxes....................................................       59
     Section 10.5       Assistance and Cooperation......................................................       59
     Section 10.6       Refunds.........................................................................       60
     Section 10.7       Contests........................................................................       60
     Section 10.8       Post-Closing Actions which Affect Seller's Liability for Taxes..................       61

     Section 10.9       Section 338(h)(10) Election.....................................................       62
     Section 10.10      Post-Effective Date Taxes.......................................................       64

ARTICLE XI EMPLOYMENT MATTERS...........................................................................       64

     Section 11.1       RSUI Employees..................................................................       64
     Section 11.2       RSUI Employee Benefits..........................................................       66
     Section 11.3       Service Credit..................................................................       67
     Section 11.4       Termination of Employment.......................................................       67

ARTICLE XII REAL ESTATE MATTERS.........................................................................       68

     Section 12.1       Real Property Used in the Business..............................................       68

ARTICLE XIII CONDITIONS TO CLOSING......................................................................       69

     Section 13.1       Conditions of Purchaser and Seller to Closing...................................       69

ARTICLE XIV TERMINATION.................................................................................       72

     Section 14.1       Termination Prior to Closing....................................................       72
     Section 14.2       Effect of Termination...........................................................       73
     Section 14.3       Notice Regarding Termination....................................................       74

ARTICLE XV EXCLUSIONS FROM REPRESENTATIONS AND WARRANTIES; SURVIVAL; INDEMNIFICATION....................       74

     Section 15.1       Exclusions from the Representations and Warranties of Seller....................       74
     Section 15.2       Survival of Representations, Warranties and Covenants...........................       74
     Section 15.3       Seller's Indemnification Obligation.............................................       75
     Section 15.4       Purchaser's Indemnification Obligation..........................................       76
     Section 15.5       Other Limitations on Indemnification............................................       76
     Section 15.6       Notice..........................................................................       77
     Section 15.7       Right to Contest Claims of Third Parties........................................       78
     Section 15.8       Indemnification Payments........................................................       79
     Section 15.9       Exclusive Remedy................................................................       79
     Section 15.10      No Duplication of Recovery......................................................       79
     Section 15.11      Purchase Price Adjustment.......................................................       79

ARTICLE XVI CERTAIN DEFINITIONS AND OTHER MATTERS.......................................................       80

     Section 16.1       Definitions.....................................................................       80
     Section 16.2       Disclosure Schedules............................................................       86

ARTICLE XVII MISCELLANEOUS..............................................................................       86

     Section 17.1       Amendment, Modification and Waiver..............................................       86
     Section 17.2       Entire Agreement................................................................       86
     Section 17.3       Interpretation..................................................................       86
     Section 17.4       Due Investigation...............................................................       87
     Section 17.5       Notices.........................................................................       87

     Section 17.6       Governing Law...................................................................       89
     Section 17.7       Descriptive Headings............................................................       89
     Section 17.8       Assignment; Binding Agreement...................................................       89
     Section 17.9       Third Party Beneficiaries.......................................................       89
     Section 17.10      Specific Performance............................................................       89
     Section 17.11      Severability....................................................................       89
     Section 17.12      Counterparts....................................................................       89
     Section 17.13      Consent to Jurisdiction.........................................................       90
     Section 17.14      Waiver of Jury Trial............................................................       90
     Section 17.15      Extension; Waiver...............................................................       90
     Section 17.16      Confidentiality.................................................................       90

LIST OF EXHIBITS

Exhibit A         List of Royal Insurer Affiliates

Exhibit B         RIC Quota Share Reinsurance Agreement

Exhibit C         RSLIC Quota Share Reinsurance Agreement

Exhibit D         Landmark Quota Share Reinsurance Agreement

Exhibit E         RIC Administrative Services Agreement

Exhibit F         RSLIC Administrative Services Agreement

Exhibit G         RICA Administrative Services Agreement

Exhibit H         Landmark Administrative Services Agreement

Exhibit I         Claims Servicing Agreement

Exhibit J         Renewal Rights Agreement

Exhibit K         Transition Services Agreement Term Sheet

Exhibit L         Transitional Trademark License Agreement

Exhibit M         Service Mark Assignment

Exhibit N         Employee Leasing Agreement

Exhibit O         Managing General Agency Agreement

Exhibit P         Substitution and Indemnification Agreement

Exhibit Q         Assignment of Reinsurance Recoverables

Exhibit R         Terrorism Treaty Cost Allocation

Exhibit S         RSA SLISI Purchase Agreement

                                LIST OF SCHEDULES

                           SELLER DISCLOSURE SCHEDULES

Schedule 1.3(a)            Excluded Assets
Schedule 1.3(b)            Excluded Contracts
Schedule 1.3(c)            Certain Retained Liabilities
Schedule 1.19(c)           Reinsurance Treaties
Schedule 1.20(a)           Property Surplus Share Contracts
Schedule 2.3(a)            Seller Noncontravention
Schedule 2.4               Seller Litigation
Schedule 3.3(a)            Royal Insurer Affiliates Noncontravention
Schedule 3.4(a)            Royal Insurer Affiliates Exceptions to Permits
Schedule 3.5               Royal Insurer Affiliates Litigation
Schedule 3.6               Royal Insurer Affiliates Exceptions to Compliance with Applicable Law
Schedule 4.1               RSUI Jurisdictions
Schedule 4.2(a)            RSUI Noncontravention
Schedule 4.3(b)            Equity Interests Owned by RSUI
Schedule 4.5               Accounts of RSUI
Schedule 4.6               Working Capital
Schedule 4.7               Exceptions to Administration of Fiduciary Accounts by RSUI
Schedule 4.8               RSUI Exceptions to Compliance with Applicable Law
Schedule 4.9(a)            RSUI Permits
Schedule 4.10              RSUI Litigation
Schedule 4.11              Exceptions to All Necessary Assets
Schedule 4.12              Changes in Conduct of Business
Schedule 4.13              Tax
Schedule 4.14(a)           Plans
Schedule 4.14(b)           RSUI Employee Contracts
Schedule 4.15(a)           Business Intellectual Property
Schedule 4.15(d)           Exceptions to Business Intellectual Property
Schedule 4.16(a)           Material Business Contracts
Schedule 4.16(b)           Third Party Consents for Acquired Contracts
Schedule 4.16(c)           Breaches of Acquired Contracts
Schedule 4.17(a)           Intercompany Agreements
Schedule 4.17(b)           Affiliate Agreements
Schedule 4.17(c)           Affiliate Agreements Post-Closing
Schedule 4.18              Insurance Policies
Schedule 5.2(a)(i)         Standard Forms of Producer Agreements
Schedule 5.2(a)(ii)        Exceptions to Standard Producer Agreements
Schedule 5.2(b)            Major Producers
Schedule 5.2(c)            Underwriting Authority
Schedule 5.3(a)            Third Party Reinsurance Contracts
Schedule 5.3(b)            Terminated Third Party Reinsurance Contracts
Schedule 5.3(c)            Corporate Treaties
Schedule 5.3(d)            Material Breaches of Third Party Reinsurance Agreements

Schedule 8.1(a)            Exceptions to Conduct of Business Pending the Closing
Schedule 8.6(a)(i)         Seller's Third Party, Nongovernmental Consents
Schedule 8.12(a)           Exceptions to Accounts Receivable or Payable to be Settled Prior to Closing
Schedule 8.15              Resigning RSUI Directors
Schedule 9.1(c)            Royal Group Intellectual Property
Schedule 11.1(a)           RSUI Employees
Schedule 11.1(d)           Assumed RSUI Employee Contract
Schedule 13.1(c)(ii)       Consents
Schedule 16.1(a)           Seller Persons with Knowledge

                         PURCHASER DISCLOSURE SCHEDULES

Schedule 6.3(a)            Purchaser Noncontravention
Schedule 7.3               AIHL Insurance Co. Noncontravention
Schedule 7.4               AIHL Insurance Co. Exceptions to Permits
Schedule 8.6(a)(ii)        Purchaser's Third Party, Nongovernmental Consents
Schedule 16.1(b)           Purchaser Persons with Knowledge

                           JOINT DISCLOSURE SCHEDULES

Schedule 8.5(a)            Governmental Entity Consents
Schedule 8.5(b)            Governmental Entity Filings

                              LIST OF DEFINED TERMS

                                                                                                              Page
2003 Bonus Payment......................................................................................       64
Acceptable Reinsurers...................................................................................       32
Acquired Assets.........................................................................................       .2
Acquired Entity.........................................................................................       53
Acquisition.............................................................................................        1
Actions.................................................................................................       15
Actual DAC..............................................................................................       10
Actual NUPR.............................................................................................       10
Adjusted Net Worth Deficit..............................................................................        8
Administrative Services Agreements......................................................................        4
Affiliate...............................................................................................       80
Affiliate Agreements....................................................................................       29
Aggregate Ceding Commission.............................................................................        9
Agreement...............................................................................................        1
AIHL Insurance Co.......................................................................................        3
AIHL Insurance Co. Permits..............................................................................       36
Ancillary Agreements....................................................................................       80
Applicable Law..........................................................................................       80
Applicable Rate.........................................................................................       80
Asserted Liability......................................................................................       78
Assignment of Reinsurance Recoverables..................................................................        5
Assumed Contracts.......................................................................................       80
Audited RSUI Financial Statements.......................................................................       20
Bankruptcy and Equity Exception.........................................................................       80
Books and Records.......................................................................................       81
Business................................................................................................       81
Business Day............................................................................................       81
Business Intellectual Property..........................................................................       26
Business IP Contracts...................................................................................       26
Business Material Adverse Effect........................................................................       81
Cat Cover...............................................................................................       81
Cat Cover Endorsement...................................................................................       10
Ceding Insurers.........................................................................................        9
Claims Histories........................................................................................       42
Claims Notice...........................................................................................       77
Claims Servicing Agreement..............................................................................        4
Closing.................................................................................................        5
Closing Balance Sheet...................................................................................        6
Closing Date............................................................................................        5
Closing Financial Data..................................................................................        6
Closing RSUI Contract List..............................................................................       13
Code....................................................................................................       81
Collected Net Premium...................................................................................        9

Competing Business......................................................................................       53
Computer Software.......................................................................................       82
Confidential Information................................................................................       90
Confidentiality Agreement...............................................................................       42
Corporate Treaties......................................................................................       32
Damages.................................................................................................       82
Deferred Acquisition Cost...............................................................................       82
Disclosing Party........................................................................................       90
Effective Date..........................................................................................       82
Employee Leasing Agreement..............................................................................        4
Employment Agreements...................................................................................        1
ERISA...................................................................................................       23
ERISA Affiliate.........................................................................................       23
Estimated DAC...........................................................................................        9
Estimated NUPR..........................................................................................        9
Excluded Assets.........................................................................................        2
Excluded Contracts......................................................................................        3
Extended Closing Date...................................................................................        5
Final Allocation........................................................................................       62
Final Seller's Tax Cost.................................................................................       62
Form....................................................................................................       51
GAAP....................................................................................................       82
Governmental Entity.....................................................................................       82
Guaranty National.......................................................................................        1
HSR Act.................................................................................................       82
In Force................................................................................................       82
Income Tax..............................................................................................       82
Income Tax Return.......................................................................................       82
Indemnified Party.......................................................................................       77
Indemnifying Party......................................................................................       77
Independent Firm........................................................................................       57
Insurance Permit........................................................................................       82
Insurance Policies......................................................................................       30
Intellectual Property...................................................................................       83
Intellectual Property Contracts.........................................................................       83
Intercompany Agreements.................................................................................       29
Investment Broker.......................................................................................       16
Knowledge...............................................................................................       83
Landmark................................................................................................        1
Landmark Administrative Services Agreement..............................................................        4
Landmark Purchase Agreement.............................................................................        1
Landmark Quota Share Reinsurance Agreement..............................................................        3
Latest Balance Sheet....................................................................................        6
Leased Employee.........................................................................................       65
Lien....................................................................................................       83
Losses..................................................................................................       75

Major Producers.........................................................................................       31
Managing General Agency Agreement.......................................................................        5
Mark Registration.......................................................................................       26
Material Business Contracts.............................................................................       28
Minimum Continued Participation Level...................................................................       71
Net Unearned Premium Reserves...........................................................................       83
Network Partner.........................................................................................       54
Neutral Auditors........................................................................................        7
New Hire................................................................................................       64
Non-Compete Period......................................................................................       51
Non-Owned Intellectual Property.........................................................................       26
NUPR Settlement Date....................................................................................       10
Parallel Treaty.........................................................................................       71
Parent..................................................................................................       22
Parent Group............................................................................................       22
Patents.................................................................................................       83
PBGC....................................................................................................       24
Permits.................................................................................................       83
Permitted Liens.........................................................................................       83
Person..................................................................................................       84
Plan....................................................................................................       23
Plans...................................................................................................       23
Post-Closing Tax Period.................................................................................       84
Pre-Closing Tax Period..................................................................................       84
Producer................................................................................................       31
Producer Agreement......................................................................................       30
Proposed Allocation.....................................................................................       62
Proprietary Software....................................................................................       26
Purchase Price..........................................................................................        6
Purchaser...............................................................................................        1
Purchaser Disclosure Schedules..........................................................................       84
Purchaser Indemnitees...................................................................................       75
Purchaser Performance Amount............................................................................       64
Purchaser's Fee.........................................................................................       35
PwC.....................................................................................................        6
Qualifying Assets.......................................................................................       84
Quota Share Reinsurance Agreements......................................................................        3
Receiving Party.........................................................................................       90
Reinsurance Schedule....................................................................................       31
Reinsured Contracts.....................................................................................       84
Renewal Rights Agreement................................................................................        4
Reserves................................................................................................       84
Resolution Period.......................................................................................        7
Retained Liabilities....................................................................................        3
RIC.....................................................................................................        1
RIC Administrative Services Agreement...................................................................        3

RIC Quota Share Reinsurance Agreement...................................................................        3
RICA....................................................................................................        1
RICA Administrative Services Agreement..................................................................        4
Royal & SunAlliance.....................................................................................        5
Royal Group Intellectual Property.......................................................................       52
Royal Insurer Affiliate Permits.........................................................................       18
Royal Insurer Affiliates................................................................................        1
RSA SLISI Purchase Agreement............................................................................        5
RSLIC...................................................................................................        1
RSLIC Administrative Services Agreement.................................................................        3
RSLIC Quota Share Reinsurance Agreement.................................................................        3
RSUI....................................................................................................        1
RSUI Affiliate Owned Intellectual Property..............................................................       26
RSUI Confidential Information...........................................................................       53
RSUI Employee Contracts.................................................................................       23
RSUI Mark...............................................................................................       26
RSUI Owned Intellectual Property........................................................................       26
RSUI Permits............................................................................................       21
RSUI Shares.............................................................................................        2
RSUI-Produced Insurance Contracts.......................................................................       84
SAP.....................................................................................................       84
Schedule 1.3(c) Liabilities.............................................................................        3
Schedule 1.20(a) Contracts..............................................................................       10
Schedule 5.3(a) Contracts...............................................................................       31
Schedule of Adjusted Underwriting Results...............................................................       84
Section 338 Elections...................................................................................       62
Section 338 Forms.......................................................................................       63
Securities Act..........................................................................................       34
Seller..................................................................................................        1
Seller Bonus Payment....................................................................................       64
Seller Disclosure Schedules.............................................................................       84
Seller Indemnitees......................................................................................       76
Seller Performance Amount...............................................................................       64
Seller's Fee............................................................................................       16
Seller's Tax Cost.......................................................................................       62
Service Mark Assignment.................................................................................       50
Sherman Oaks Consent....................................................................................       29
Straddle Period.........................................................................................       84
Subsidiary..............................................................................................       85
Substitution and Indemnification Agreement..............................................................        5
Survival Period.........................................................................................       74
Target Closing Date.....................................................................................        5
Tax.....................................................................................................       85
Tax Claim...............................................................................................       60
Tax Return..............................................................................................       85
Taxes...................................................................................................       85

Taxing Authority........................................................................................       85
Terrorism Treaty........................................................................................       85
Third Party Claimant....................................................................................       78
Third Party Reinsurance Contracts.......................................................................       31
Title IV Plan...........................................................................................       24
Trade Secrets...........................................................................................       85
Trademarks..............................................................................................       85
Transfer Taxes..........................................................................................       85
Transferred Employees...................................................................................       65
Transition Period.......................................................................................       64
Transition Services Agreement...........................................................................        4
Transitional Trademark License Agreement................................................................        4
Trust Account...........................................................................................        9
Unaffiliated Reinsurers.................................................................................       85
Unresolved Changes......................................................................................        7
WARN....................................................................................................       67
WARN Act................................................................................................       67
Working Capital Deficit.................................................................................        8
Working Capital Surplus.................................................................................        8

                              ACQUISITION AGREEMENT

                  This ACQUISITION AGREEMENT (this "Agreement"), dated as of June 6, 2003, is made by and between ROYAL GROUP, INC., a Delaware corporation ("Seller") and ALLEGHANY INSURANCE HOLDINGS LLC, a Delaware limited liability company ("Purchaser"). Certain capitalized terms used in this Agreement are defined in Section 16.1 hereof.

                                   WITNESSETH:

                  WHEREAS, Seller owns all of the issued and outstanding shares of common stock of Royal Specialty Underwriting, Inc., a Georgia company ("RSUI");

                  WHEREAS, RSUI is in the business of underwriting and administering insurance and reinsurance coverages for Royal Indemnity Company ("RIC"), Royal Surplus Lines Insurance Company ("RSLIC"), Royal Insurance Company of America ("RICA") and certain other insurer affiliates of Seller listed on Exhibit A hereto (collectively, the "Royal Insurer Affiliates");

                  WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, Seller desires to sell, assign, convey, transfer and deliver to Purchaser, and Purchaser desires to purchase, acquire, accept and assume from Seller: (i) all of the issued and outstanding shares of common stock of RSUI; (ii) certain assets used in, and certain of the rights to, the Business (as defined in Section 16.1 hereof) as provided herein; and (iii) certain agreements relating to the Business as provided herein (collectively, the "Acquisition");

                  WHEREAS, as a condition and inducement to Purchaser's willingness to enter into this Agreement, Purchaser or an Affiliate of Purchaser and certain key employees have entered into Employment Agreements dated as of June 4, 2003 and effective upon the Closing Date (the "Employment Agreements");

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Purchaser and Guaranty National Insurance Company, an Affiliate of Seller ("Guaranty National") are entering into a stock purchase agreement (such agreement, together with any and all agreements and instruments to be executed and delivered pursuant thereto and all schedules and exhibits thereto, the "Landmark Purchase Agreement"), pursuant to which Purchaser agrees to acquire, and Guaranty National agrees to sell, all of the issued and outstanding capital stock of Landmark American Insurance Company ("Landmark");

                  WHEREAS, in connection with the Acquisition, on the Closing Date, each of Purchaser and Seller desires to cause their respective Affiliates to enter into certain related agreements as provided herein, each effective as of July 1, 2003, including, without limitation, the Quota Share Reinsurance Agreements (as defined herein), the Administrative Services Agreements (as defined herein) and the Renewal Rights Agreement (as defined herein); and

                  WHEREAS, in connection with the Acquisition, on the Closing Date, each of Purchaser and Seller desires to enter into the RSA SLISI Purchase Agreement (as defined herein).

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE CLOSING

                  Section 1.1 Sale and Purchase.

                           (a)      Upon the terms and subject to the conditions
set forth in this Agreement, at the Closing, Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire, accept and assume from Seller, all of its right, title and interest in, to and under the following (the "Acquired Assets"): 127,500 shares of common stock of RSUI, representing all of the issued and outstanding shares of common stock of RSUI (the "RSUI Shares").

                           (b)      At the Closing, each of Seller and Purchaser
shall, and shall cause each of their respective Affiliates to, enter into those Ancillary Agreements (as defined herein) to which each of such Persons is a party, including, without limitation, the Renewal Rights Agreement.

                           (c)      The RSUI Shares shall be transferred to
Purchaser free and clear of all Liens.

                           (d)      The consideration to be paid by Purchaser
for the Acquired Assets shall be as set forth in Section 1.17 hereof, subject to adjustment as provided in Section 1.18 hereof.

                  Section 1.2 Transfer of Acquired Assets. At the Closing, the RSUI Shares shall be transferred by such instruments of transfer as are reasonably acceptable to Seller and Purchaser.

                  Section 1.3 Excluded Assets, Excluded Contracts and Retained Liabilities.

                           (a)      Except as provided in Sections 9.1 or 9.2
below, at the Closing, Seller shall not transfer, and, except as provided in the Ancillary Agreements, from and after the Closing, RSUI shall not own or be subject to any obligation under, any Royal Group Intellectual Property or any of the assets of RSUI or the Business set forth in Schedule 1.3(a) (collectively, the "Excluded Assets").

                           (b)      At the Closing, Seller shall not transfer,
and, from and after the Closing, RSUI shall not own or be subject to, any contracts entered into by RSUI or relating to the Business set forth in Schedule 1.3(b) (collectively, the "Excluded Contracts").

                           (c)      Except as provided in the Quota Share
Reinsurance Agreements, the Administrative Services Agreements and the Claims Servicing Agreement, from and after the Closing, Seller shall indemnify Purchaser for and shall hold Purchaser and its Affiliates harmless from (i) all liabilities related to the Excluded Assets, (ii) all liabilities related to the Excluded Contracts, (iii) all liabilities arising out of claims litigation relating to RSUI-Produced Insurance Contracts which are not Reinsured Contracts, whether or not RSUI is named as a party thereto, and (iv) the liabilities and obligations set forth in Schedule 1.3(c) (the "Schedule 1.3(c) Liabilities," and together with the liabilities described in clauses (i), (ii) and (iii) above, the "Retained Liabilities").

                  Section 1.4 Quota Share Reinsurance Agreements.

                           (a)      At the Closing, Seller shall cause RIC to
execute and deliver to an insurance company to be designated by Purchaser, which insurance company shall be a direct or indirect wholly owned subsidiary of Purchaser ("AIHL Insurance Co."), and Purchaser shall cause AIHL Insurance Co. to execute and deliver to RIC, a quota share reinsurance agreement substantially in the form attached hereto as Exhibit B (the "RIC Quota Share Reinsurance Agreement").

                           (b)      At the Closing, Seller shall cause RSLIC to
execute and deliver to AIHL Insurance Co., and Purchaser shall cause AIHL Insurance Co. to execute and deliver to RSLIC, a quota share reinsurance agreement substantially in the form attached hereto as Exhibit C (the "RSLIC Quota Share Reinsurance Agreement").

                           (c)      At the Closing, Seller shall cause Landmark
to execute and deliver to AIHL Insurance Co., and Purchaser shall cause AIHL Insurance Co. to execute and deliver to Landmark, a quota share reinsurance agreement substantially in the form attached hereto as Exhibit D (the "Landmark Quota Share Reinsurance Agreement" and together with the RIC Quota Share Reinsurance Agreement and the RSLIC Quota Share Reinsurance Agreement, the "Quota Share Reinsurance Agreements").

                  Section 1.5 Administrative Services Agreements.

                           (a)      At the Closing, Seller shall cause RSUI and
RIC to execute and deliver to AIHL Insurance Co., and Purchaser shall cause AIHL Insurance Co. to execute and deliver to RSUI and RIC, an administrative services agreement substantially in the form attached hereto as Exhibit E (the "RIC Administrative Services Agreement").

                           (b)      At the Closing, Seller shall cause RSUI and
RSLIC to execute and deliver to AIHL Insurance Co., and Purchaser shall cause AIHL Insurance Co. to execute and deliver to RSUI and RSLIC, an administrative services agreement substantially in the form attached hereto as Exhibit F (the "RSLIC Administrative Services Agreement").

                           (c)      At the Closing, Seller shall cause RSUI and
RICA to execute and deliver to AIHL Insurance Co., and Purchaser shall cause AIHL Insurance Co. to execute and deliver to RSUI and RICA, an administrative services agreement substantially in the form attached hereto as Exhibit G (the "RICA Administrative Services Agreement").

                           (d)      At the Closing, Seller shall cause RSUI and
Landmark to execute and deliver to AIHL Insurance Co., and Purchaser shall cause AIHL Insurance Co. to execute and deliver to RSUI and Landmark, an administrative services agreement substantially in the form attached hereto as Exhibit H (the "Landmark Administrative Services Agreement", and together with the RIC Administrative Services Agreement, the RSLIC Administrative Services Agreement and the RICA Administrative Services Agreement, the "Administrative Services Agreements").

                  Section 1.6 Claims Servicing Agreement. At the Closing, Seller shall cause RSUI, RIC, RSLIC, RICA and the Royal Insurer Affiliates listed on Exhibit A thereto to execute a claims servicing agreement substantially in the form attached hereto as Exhibit I (the "Claims Servicing Agreement").

                  Section 1.7 Renewal Rights Agreement. At the Closing, Seller shall, and shall cause each of the Royal Insurer Affiliates to, execute and deliver to Purchaser, and Purchaser shall execute and deliver to Seller and each of the Royal Insurer Affiliates, a renewal rights agreement substantially in the form attached hereto as Exhibit J (the "Renewal Rights Agreement").

                  Section 1.8 Transition Services Agreement. At the Closing, Seller shall execute and deliver to Purchaser, and Purchaser shall execute and deliver to Seller, a transition services agreement which shall incorporate the terms set forth on Exhibit K (the "Transition Services Agreement").

                  Section 1.9 Intellectual Property Agreements.

                           (a)      At the Closing, Royal & SunAlliance USA,
Inc. ("Royal & SunAlliance" ) shall execute and deliver to RSUI, and Seller shall cause RSUI to execute and deliver to Royal & SunAlliance a transitional trademark license agreement substantially in the form attached hereto as Exhibit L (the "Transitional Trademark License Agreement").

                           (b)      At the Closing, Royal & SunAlliance shall
execute and deliver to RSUI, and Seller shall cause RSUI to execute and deliver to Royal & SunAlliance the Service Mark Assignment (as defined herein) substantially in the form attached hereto as Exhibit M.

                  Section 1.10 Employee Leasing Agreement. At the Closing, Seller shall cause RIC to execute and deliver to RSUI, and Seller shall cause RSUI to execute and deliver to RIC, an employee leasing agreement substantially in the form attached hereto as Exhibit N (the "Employee Leasing Agreement").

                  Section 1.11 Managing General Agency Agreement. At the Closing, Seller shall cause RSUI, RIC, RSLIC, RICA and Landmark to execute a managing general agency agreement substantially in the form attached hereto as Exhibit O (the "Managing General Agency Agreement").

                  Section 1.12 Substitution and Indemnification Agreement. At the Closing, Seller shall cause RIC to execute and deliver to AIHL Insurance Co., and Purchaser shall cause AIHL Insurance Co. to execute and deliver to RIC, a substitution and indemnification agreement substantially in the form attached hereto as Exhibit P (the "Substitution and Indemnification Agreement").

                  Section 1.13 Assignment of Reinsurance Recoverables. At the Closing, Purchaser shall cause AIHL Insurance Co. to conditionally assign to the Trust Account established under the Quota Share Reinsurance Agreements all AIHL reinsurance recoverables relating to the catastrophe excess of loss reinsurance purchased by AIHL Insurance Co. and its Affiliates with respect to the Reinsured Contracts. Such conditional assignment of reinsurance recoverables shall be substantially in the form of Exhibit Q hereto (the "Assignment of Reinsurance Recoverables").

                  Section 1.14 Terrorism Treaty Cost Allocation. Each of Seller and Purchaser agrees, on behalf of itself and its Affiliates, to the allocation of the cost of the Terrorism Treaty (and any extension thereof) and to the other terms and conditions relating to the Terrorism Treaty (and any extension thereof) set forth in Exhibit R hereto.

                  Section 1.15 RSA SLISI Purchase Agreement. At the Closing, Seller shall execute and deliver to Purchaser, and Purchaser shall execute and deliver to Seller, a purchase agreement substantially in the form of Exhibit S (the "RSA SLISI Purchase Agreement"), pursuant to which Purchaser will acquire, and Seller will sell, all of the issued and outstanding capital stock of RSA Surplus Lines Insurance Services, Inc.

                  Section 1.16 Closing.

                           (a)      Subject to Section 1.16(b), the closing of
the transactions contemplated hereunder (the "Closing") will take place at 10:00 a.m., New York City time, on a date (the "Closing Date") to be agreed to by the parties hereto, which shall be the later of (x) July 1, 2003 (the "Target Closing Date") or (y) the fifth (5th) Business Day on which the last unfulfilled or unwaived condition set forth in Section 13.1 hereof (other than any such condition to be fulfilled at the Closing) shall be fulfilled or waived in accordance with the terms of this Agreement; provided, that, notwithstanding the satisfaction or waiver of all conditions to Closing (other than any condition to be fulfilled at the Closing), the Purchaser shall be entitled to delay the Closing to a Closing Date not later than July 31, 2003 (the "Extended Closing Date"). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or such other place as the parties may mutually agree in writing.

                           (b)      If the Closing does not occur on the Target
Closing Date, then (i) when the Closing occurs, the Closing shall be given effect as of the Effective

Date, (ii) all of the Ancillary Agreements shall be dated as of the Effective Date and given effect as of the Effective Date and (iii) at the Closing, Purchaser shall pay to Seller an amount equal to the net operating expenses of RSUI paid by RSUI or Seller or an Affiliate of Seller during the period, or accrued as payable for such period, from July 1, 2003 to the Closing Date to the extent not payable by RSUI to Seller or an Affiliate of Seller after the Closing Date in respect of such period under the Ancillary Agreements. If the Closing does not occur on the Target Closing Date solely by reason of Purchaser's election to delay the Closing until an Extended Closing Date as provided in
Section 1.16(a) above, then Seller shall deliver to Purchaser on July 1, 2003 the certificate described in Section 13.1(c)(ix) hereof and, upon delivery of such certificate by Seller to Purchaser, the condition to Closing set forth in
Section 13.1(c)(ix) hereof shall be deemed to be satisfied.

                           (c)      If the Closing Date does not occur on the
Target Closing Date, then, during the period from the Effective Date until the Closing Date, Seller shall cause RSUI and each Royal Insurer Affiliate (to the extent that the conduct of each such Royal Insurer Affiliate relates to the Business) to conduct their operations in accordance with the provisions of
Section 8.1 hereof.

                           (d)      At the Closing, each of the parties shall
deliver or cause to be delivered to the intended recipient the monies, documents and instruments required to be delivered by or on behalf of such party at or prior to the Closing pursuant to the terms of this Agreement.

                  Section 1.17 Consideration. The aggregate purchase price to be paid by Purchaser to Seller at the Closing in consideration of the transfer by Seller of the Acquired Assets shall be one hundred million dollars ($100,000,000), subject to adjustments as provided in Section 1.18 (the "Purchase Price"). On the Closing Date, the Purchase Price shall be paid in U.S. dollars by wire transfer of immediately available funds to the bank account specified by Seller to Purchaser.

                  Section 1.18 Purchase Price Adjustment.

                           (a)      As soon as practicable, but in no event
later than sixty (60) days following the Closing Date, Seller shall prepare and deliver to Purchaser (i) a balance sheet of RSUI as of 12:01 a.m. on the Closing Date (the "Closing Balance Sheet") which shall be audited by Pricewaterhouse Coopers LLC ("PwC"), (ii) a calculation of GAAP Net Worth of RSUI, as defined in
Section 1.18(g) below, and (iii) a calculation of Working Capital of RSUI, as defined in Section 1.18(g) below (the Closing Balance Sheet, GAAP Net Worth and Working Capital being collectively referred to herein as the "Closing Financial Data"). The Closing Balance Sheet shall be prepared in accordance with GAAP consistently applied with the accounting principles used to prepare the December 31, 2002 balance sheet included in the Audited RSUI Financial Statements (the "Latest Balance Sheet"); provided, however, that whether or not required by GAAP, the Closing Balance Sheet will not give effect to the Employment Agreements or the Ancillary Agreements. The fees and expenses of PwC incurred in connection with the audit of the Closing Balance Sheet, as well as the preparation of the Audited RSUI

Financial Statements and related underwriting review conducted by PwC, shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser.

                           (b)      During the preparation of the Closing
Balance Sheet, and the period of any review or dispute contemplated by this
Section 1.18, Purchaser shall (i) provide Seller and Seller's authorized representatives with reasonable access to all relevant books, records, workpapers and RSUI Employees, (ii) cooperate with Seller and Seller's authorized representatives, including the provision of all information necessary or useful in the preparation of the Closing Balance Sheet, and (iii) be entitled to freely observe and review the audit, including PwC's workpapers, with full access to PwC during the entirety of said audit, including during the planning stage.

                           (c)      After receipt of the Closing Financial Data,
Purchaser shall have forty-five (45) days to review the Closing Financial Data, together with the workpapers used in the preparation thereof. Purchaser's review of the Closing Financial Data and therefore any objections thereto shall be limited to whether such Closing Financial Data was prepared in accordance with GAAP consistently applied with the Audited RSUI Financial Statements. Unless Purchaser delivers written notice to Seller on or prior to the 45th day after Purchaser's receipt of the Closing Financial Data stating that Purchaser objects to the Closing Balance Sheet, the calculation of GAAP Net Worth or the calculation of Working Capital, and specifying the nature of such objections and the reasons therefor, Purchaser shall be deemed to have accepted and agreed to the Closing Financial Data and the Closing Balance Sheet shall become the Final Closing Balance Sheet, and the Final Closing Balance Sheet and the calculations of GAAP Net Worth and Working Capital shall be final, binding and conclusive for purposes of determining the Final Purchase Price. If Purchaser so notifies Seller of its objections to the Closing Financial Data, the parties shall, within twenty (20) days (or such longer period as the parties may agree) following Seller's receipt of such notice (the "Resolution Period"), attempt to resolve their differences arising from such objections, and any resolution by them as to any disputed amounts or methods, principles, practices or policies employed in the preparation thereof shall be final, binding and conclusive.

                           (d)      Any objections regarding the Closing
Financial Data remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be submitted to Deloitte & Touche LLP or Ernst & Young LLP (the "Neutral Auditors"). All Unresolved Changes shall be submitted to the Neutral Auditors no later than ten (10) days after conclusion of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne pro rata by Seller and Purchaser in proportion to the allocation of the dollar amount of the Unresolved Changes between Seller and Purchaser made by the Neutral Auditors such that the prevailing party pays a lesser proportion of the fees and expenses. The Neutral Auditors shall act as an expert to determine, based on the provisions of this Section 1.18, only the Unresolved Changes. The Neutral Auditors' determination of the Unresolved Changes shall be made within thirty
(30) days after the submission of the Unresolved Changes thereto, and shall be set forth in a written statement delivered to Seller and Purchaser. The Closing Financial Data shall then be revised to reflect the

Neutral Auditor's determination of the Unresolved Changes, whereupon the Closing Balance Sheet shall become the Final Closing Balance Sheet, and the Final Closing Balance Sheet and the calculations of GAAP Net Worth and Working Capital as determined by the Neutral Auditors shall be final, binding and conclusive for purposes of determining the Final Purchase Price.

                           (e)      Once the Final Closing Balance Sheet and the
calculations of GAAP Net Worth and Working Capital are available, the Final Purchase Price shall be determined as follows: (i) first, to the extent that Working Capital is less than zero, the Purchase Price shall be decreased by an amount equal to the difference between Working Capital and zero (the "Working Capital Deficit"); to the extent that Working Capital is more than zero, the Purchase Price shall be increased by an amount equal to the difference between Working Capital and zero (the "Working Capital Surplus"); and (ii) second, to the extent that Adjusted Net Worth (as defined in Section 1.18(g) below), is less than zero, the Purchase Price shall be decreased by an amount equal to the difference between Adjusted Net Worth and zero (the "Adjusted Net Worth Deficit"). If the Final Purchase Price exceeds the Purchase Price, Purchaser shall pay to Seller in cash, by wire transfer to an account specified by Seller, the amount equal to the Final Purchase Price less the Purchase Price, together with simple interest on such amount at the Applicable Rate from the Closing Date through the date of payment. If the Final Purchase Price is less than the Purchase Price, Seller shall pay to Purchaser in cash, by wire transfer to an account specified by Purchaser, the amount equal to the Purchase Price less the Final Purchase Price, together with simple interest on such amount at the Applicable Rate from the Closing Date through the date of payment. Such payment by Purchaser to Seller, or by Seller to Purchaser, as the case may be, shall be made within five (5) Business Days after the date that the Final Closing Balance Sheet becomes available.

                           (f)      Purchaser and Seller shall make good faith
efforts to comply with the timing and response requirements set forth in this
Section 1.18, but, in the absence of bad faith, neither party shall be deemed to have waived its rights under the Purchase Price adjustment provisions as contemplated herein on the basis of technical violations of timing or response requirements.

                           (g)      For purposes hereof, (i) GAAP Net Worth is
an amount equal to "Total Stockholder's Equity (Deficit)" as set forth on the Closing Balance Sheet (excluding any Tax assets and any liability for Taxes),
(ii) Working Capital is an amount computed as (x) "Total Current Assets" as set forth on the Closing Balance Sheet (excluding any Tax assets, and provided that the amount of the deposit in respect of the July 2004 meeting at Pebble Beach resorts described in Schedule 4.16(a) hereto shall be treated as a current asset for purposes of computing Working Capital) less (y) "Total Current Liabilities" as set forth on the Closing Balance Sheet (excluding any liability for Taxes),
(iii) if there is a Working Capital Deficit, Adjusted Net Worth shall be an amount equal to GAAP Net Worth increased by the Working Capital Deficit, and
(iv) if there is a Working Capital Surplus, Adjusted Net Worth shall be an amount equal to GAAP Net Worth decreased by the Working Capital Surplus.

                  Section 1.19 Transfer of Unearned Premium Reserves.

                           (a)      On the Closing Date, Seller shall estimate
the Net Unearned Premium Reserves ("Estimated NUPR") and cause each of RIC, RSLIC and Landmark (collectively, the "Ceding Insurers"), to place Qualifying Assets in an amount equal to their respective portions of the Estimated NUPR, net of their respective portions of the Aggregate Ceding Commission, into the trust account established by AIHL Insurance Co. pursuant to Section 9.1 of the Quota Share Reinsurance Agreements (the "Trust Account"); provided, however, neither Seller nor any of the Ceding Insurers shall be required to place Qualifying Assets into the Trust Account in excess of the amounts actually collected by such Ceding Insurer in respect of the Net Unearned Premium Reserves at or prior to the Closing Date; and provided, further, with respect to any premium actually collected by RSUI at or prior to the Closing Date in respect of the Net Unearned Premium Reserves and not paid to a Ceding Insurer, Seller shall cause RSUI to place, on the Closing Date, Qualifying Assets in such amount into the Trust Account.

                           (b)      On the Closing Date, Seller shall cause the
Ceding Insurers to assign to the Trust Account all premium receivables related to the Reinsured Contracts, net of premium receivables to be ceded to third party reinsurers relating to such Reinsured Contracts. Premiums which are actually collected, net of premiums ceded to third party reinsurers, shall be referred to herein as the "Collected Net Premium". At any time on and after the Closing Date, the Ceding Insurers and RSUI shall place in the Trust Account all Collected Net Premium as soon as practicable upon receipt of the Collected Net Premium, but no later than five (5) Business Days after receipt of such Collected Net Premium.

                           (c)      For purposes of this Section 1.19,
"Aggregate Ceding Commission" shall be an amount equal to the sum of the following:

                                    (i)      an amount equal to (x) 6.0%
multiplied by (y) the Estimated NUPR, representing reimbursement of the estimated Deferred Acquisition Cost (the "Estimated DAC") paid by the Royal Insurer Affiliates in connection with the Net Unearned Premium Reserves;

                                    (ii)     $15.0 million, representing the
embedded value in the Net Unearned Premium Reserves; and

                                    (iii)    $9.753 million, representing the
cost of the Cat Cover previously paid by the Royal Insurer Affiliates for the RSUI-Produced Insurance Contracts for the six-month period ending on October 31, 2003; and

                                    (iv)     an amount, representing payment for
a portion of the value of the credit carryforwards existing as of December 31, 2002 in the reinsurance treaties identified on Schedule 1.19 (c) hereto, equal to (A) $3.75 million less (B) any amount paid to a Royal Insurer Affiliate by a participant in a treaty identified on Schedule 1.19(c) hereto by reason of such participant's failure to continue as a participant in such treaty.

                           (d)      As of a date to be agreed by Seller and
Purchaser, but not later than December 31, 2003 (the "NUPR Settlement Date"), Seller shall cause PwC to compute (i) the actual Net Unearned Premium Reserves (the "Actual NUPR") and the actual Deferred Acquisition Cost paid by the Royal Insurer Affiliates in connection with the Actual NUPR (the "Actual DAC"). Promptly upon receipt of PwC's computation of the Actual NUPR and the Actual DAC, Seller shall forward such computations to Purchaser. In the event that Actual NUPR exceeds Estimated NUPR, Seller shall cause the Ceding Reinsurers promptly to remit the difference to Purchaser, and in the event that Estimated NUPR exceeds Actual NUPR, Purchaser (or an Affiliate of Purchaser) shall promptly remit the difference to Seller or to such Ceding Reinsurer as may be designated by Seller. In the event that Actual DAC exceeds Estimated DAC, Purchaser shall promptly remit the difference to Seller, and in the event that Estimated DAC exceeds Actual DAC, Seller shall promptly remit the difference to Purchaser. Payments made in respect of differences between Actual NUPR and Estimated NUPR and between Actual DAC and Estimated DAC shall include payment of simple interest on the amount of such difference at the Applicable Rate from the Closing Date through the date of payment. Payments made pursuant to this Section 1.19(d) shall be subject to offset but only to the extent agreed by Seller and Purchaser.

                           (e)      In the event that, subsequent to the Closing
Date, Purchaser notifies Seller that the reinsurers party to the treaties set forth on Schedule 1.19(c) have not agreed to make available to AIHL Insurance Co. the benefit of the credit carryforwards that existed in such treaties as of December 31, 2002, Seller shall refund to Purchaser a portion of the $3.75 million payment paid as part of the Aggregate Ceding Commission pursuant to
Section 1.19(c)(iv) above. The amount of the refund shall be proportionate to the portion of the credit carryforwards existing in the treaties identified on
Schedule 1.19(c) as of December 31, 2002 not made available to AIHL Insurance Co., and shall include payment of simple interest on such amount at the Applicable Rate from the Closing Date through the date of payment.

                           (f)      On the Closing Date, the Cat Cover shall be
endorsed over to AIHL Insurance Co. (the "Cat Cover Endorsement"), and AIHL Insurance Co. shall be solely responsible for all payments to be made in respect of the Cat Cover from and after November 1, 2003.

                           (g)      Seller and the Ceding Insurers shall
allocate the Net Unearned Premium Reserves and Aggregate Ceding Commission among the Royal Insurer Affiliates in a fair and equitable manner.

                  Section 1.20 Sharing of Profit Contingency Commissions for the Property Surplus Share Contracts.

                           (a)      The calculation of the profit contingency
commissions will continue on the same basis as defined in the treaties set forth on Schedule 1.20(a) (the "Schedule 1.20(a) Contracts") with the results ceded by the Royal Insurer Affiliates and the results ceded by AIHL Insurance Co. to the Parallel Treaty (as defined in Section 13.1(c)(x)) being merged for purposes of the calculation.

                           (b)      According to the terms of the Schedule
1.20(a) Contracts, the premiums ceded to the treaties and the corresponding paid, outstanding and incurred losses and resulting ceded loss ratio are grouped together into adjustment periods or compartments for the calculation. These adjustment periods are defined on a policy/risk attaching basis. All ceded policies with effective dates within the defined adjustment period are grouped together. Thus, the calculations are done on a "Policy Year" basis rather than a calendar year basis. Typically, these adjustment periods correspond to a single calendar year (January through December). However, for the RSUI Pool the most recent adjustment period, Part 5, is currently for three years beginning January 1, 2001 and ending December 31, 2003.

                           (c)      While the calculations of the profit
contingency commissions will continue to be made on a consistent basis as respects the reinsurer participants and will include ceded premium and loss experience from both the period when Seller owned RSUI and the period when Purchaser owns RSUI, it will be necessary to further break down the calculations for each adjustment period into two components: one for the Seller ownership period and one for the Purchaser ownership period. Since the transfer of the Net Unearned Premium Reserves will be made on the Effective Date and, from and after the Effective Date, RSUI-Produced Insurance Contracts will be either 100% ceded to or issued by AIHL Insurance Co., all ceded earned premium and newly arising loss experience from and after the Effective Date will be credited to the period of Purchaser's ownership of RSUI. Similarly, all ceded earned premium for periods up to and including the Effective Date will be credited to the period of Seller's ownership of RSUI, as will the ceded loss experience relating to ceded claims arising from occurrences prior to the Effective Date.

                           (d)      The reinsurers will be billed based upon the
results of the calculation using the combined 2003 RSUI experience (including results during the period of Seller ownership of RSUI and results during the period of Purchaser ownership of RSUI). After such billed contingent commissions have been collected by RSUI, such collected cash amounts will be shared by the two companies in proportion to their respective percentage of contribution to the 2003 contingent profit calculation. This apportionment will be made for the calculation as of December 31, 2003. Thereafter, the total results of the profit contingency commissions will be retained by AIHL Insurance Co.

                  Section 1.21 Closing Items.

                           (a)      At the Closing, Seller, RSUI or the Royal
Insurer Affiliates, as applicable, shall execute (except as to clauses (xv), (xvi), (xvii), (xviii), (xix), (xx) and (xxiii) of this Section 1.21(a)) and deliver to Purchaser the following:

                                    (i)      the Quota Share Reinsurance
         Agreements;

                                    (ii)     the Administrative Services
         Agreements;

                                    (iii)    the Claims Servicing Agreement;

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

                                    (iv)     the Renewal Rights Agreement;

                                    (v)      the Transition Services Agreement;

                                    (vi)     the Transitional Trademark License
         Agreement;

                                    (vii)    the Service Mark Assignment;

                                    (viii)   the Employee Leasing Agreement;

                                    (ix)     the Managing General Agency
                                             Agreement;

                                    (x)      the Substitution and
         Indemnification Agreement;

                                    (xi)     the Assignment of Reinsurance
         Recoverables;

                                    (xii)    the RSA SLISI Purchase Agreement;

                                    (xiii)   the certificates representing all
         of the RSUI Shares as provided in Section 13.1(c)(viii);

                                    (xiv)    the Cat Cover Endorsement;

                                    (xv)     evidence of compliance with any
         applicable regulatory filings or approvals from which no exemption is available as provided in Section 8.5(a);

                                    (xvi)    evidence of compliance with the
         requirements of Section 8.12 regarding the settlement of intercompany balances and the termination of Intercompany Agreements;

                                    (xvii)   evidence of compliance with the
         requirements of Section 8.13 regarding the termination of Affiliate Agreements;

                                    (xviii)  evidence of the resignations of the
         directors of RSUI set forth on Schedule 8.15;

                                    (xix)    evidence of the transfer or other
         disposition of the Excluded Assets and the Excluded Contracts in compliance with the requirements of Section 8.17;

                                    (xx)     evidence of the receipt of all
         consents set forth in Section 13.1(c)(ii);

                                    (xxi)    certificates of a senior officer of
         Seller required by Section 13.1(c)(v) and Section 13.1(c)(ix);

                                    (xxii)   a certificate of Seller satisfying
         the requirements of Treasury Regulation Section 1.1445-2(b)(2);

                                    (xxiii)  a computer generated listing of the
         In Force RSUI-Produced Insurance Contracts as of the Closing Date or the closest practicable date prior thereto (the "Closing RSUI Contract List"); and

                                    (xxiv)   a certificate signed by the
         secretary of Seller certifying the adoption of resolutions by the Board of Directors of Seller authorizing the transactions contemplated hereby.

                           (b)      At the Closing, Purchaser, or AIHL Insurance
Co., as applicable, shall execute (except as to clause (x) of this Section 1.21(b)) and deliver to Seller the following:

                                    (i)      the Quota Share Reinsurance
         Agreements;

                                    (ii)     the Administrative Services
         Agreements;

                                    (iii)    the Claims Servicing Agreement;

                                    (iv)     the Renewal Rights Agreement;

                                    (v)      the Transition Services Agreement;

                                    (vi)     the Transitional Trademark License
         Agreement;

                                    (vii)    the Service Mark Assignment;

                                    (viii)   the Substitution and
         Indemnification Agreement;

                                    (ix)     the Assignment of Reinsurance
         Recoverables Agreement;

                                    (x)      evidence of compliance with any
         applicable regulatory filings or approvals from which no exemption is available, as provided in Section 8.5(a);

                                    (xi)     a certificate of a senior officer
         of Purchaser required by Section 13.1(b)(iv); and

                                    (xii)    a certificate signed by the
         secretary of Purchaser certifying the adoption of resolutions by the Board of Directors of Seller authorizing the transactions contemplated hereby.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Subject to Section 15.1 hereof, Seller hereby represents and warrants to Purchaser as of the date of this Agreement (except if another date is specified in the representation or warranty), that:

                  Section 2.1 Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not adversely affect the Business or adversely affect the ability of Seller to execute and deliver this Agreement or any Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder or to consummate the transactions contemplated hereby and thereby. Seller has made available to Purchaser prior to the execution of this Agreement true, correct and complete copies of its certificates of incorporation and bylaws, as currently in effect.

                  Section 2.2 Authority. Seller has all requisite power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including, without limitation, the sale of the Acquired Assets. Seller has all requisite power and authority to execute and deliver the Ancillary Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby, and the execution, delivery and performance of the Ancillary Agreements to which Seller is a party and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of Seller and no other proceedings on the part of Seller (including any proceedings on the part of the stockholders of Seller) are necessary to authorize the execution, delivery and performance of this Agreement, the Ancillary Agreements to which Seller is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions, subject only to the Bankruptcy and Equity Exception. On the Closing Date, the Ancillary Agreements to which Seller is a party will have been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of such Ancillary Agreements by each of the other Persons party thereto, will constitute legal, valid and binding obligations of Seller, enforceable against Seller and in accordance with their terms subject only to the Bankruptcy and Equity Exception.

                  Section 2.3 Noncontravention.

                           (a)      Except as set forth in Schedule 2.3(a), the
execution, delivery and performance of this Agreement by Seller does not, and, as of the Closing Date, the execution, delivery and performance of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated by this Agreement and such Ancillary Agreements, will not, conflict with, or result in any breach, violation, impairment or revocation of, or default (with or without notice or lapse of time, or both) under, or give rise to the creation of a Lien, a right of termination, cancellation, revocation or acceleration of any obligation or loss of a benefit under (i) the certificate of incorporation or bylaws of Seller, (ii) any loan or credit agreement, note, mortgage, indenture, lease, material agreement, concession, franchise, contractual license or similar authorization applicable to Seller or by or to which its properties or assets (including, without limitation, the Acquired Assets) may be bound or subject, (iii) subject to the governmental filings and other matters referred to in Section 2.3(b) below, any Applicable Law applicable to Seller or to which its properties or assets may be bound or subject, (iv) any order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation of any Governmental Entity or any agreement with, or condition imposed by, any Governmental Entity, in each case, which is binding upon Seller or its properties or assets in connection with the Business or (v) any Permit related to the Business, other than, in the case of clauses (ii), (iii), (iv) and (v), any such conflicts, violations, impairments, revocations, defaults, Liens, rights or losses which would not adversely affect the Business or adversely affect the ability of Seller to execute and deliver this Agreement or the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder or to consummate the transactions contemplated hereby and thereby.

                           (b)      Except as set forth in Schedule 8.5(a), no
consent, approval, license, order or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required or necessary to be obtained, made or given by Seller in connection with (i) its execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, (ii) the performance by Seller of its obligations hereunder and thereunder and (iii) the consummation by Seller of the transactions contemplated hereby and thereby.

                  Section 2.4 Litigation. Except as set forth in Schedule 2.4, there is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, arbitration, inquiry, governmental audit or investigation (collectively, "Actions") pending, or, to the Knowledge of Seller, threatened, against Seller, by or before any court, other Governmental Entity or arbitrator, other than those which would not (x) prevent or materially delay Seller from consummating the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party or (y) adversely affect the Business.

                  Section 2.5 Title to the RSUI Shares.

                           (a)      The sale and delivery of the RSUI Shares as
contemplated by this Agreement are not subject to any preemptive right or right of first refusal or other right or restriction.

                           (b)      Seller has good and valid title to the RSUI
Shares, free and clear of all Liens. At the Closing, Purchaser will acquire the RSUI Shares, free and clear of all Liens.

                  Section 2.6 Brokers and Finders. Except for Goldman, Sachs & Co., the fees and expenses of which will be paid by Seller (the "Seller's Fee"), no broker, investment banker, financial advisor or other Person (an "Investment Broker") is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Affiliates.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                      RELATING TO ROYAL INSURER AFFILIATES

                  Subject to Section 15.1 hereof, Seller hereby represents and warrants to Purchaser as of the date of this Agreement (except if another date is specified in the representation or warranty), that:

                  Section 3.1 Organization and Standing. Each of the Royal Insurer Affiliates is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Each of the Royal Insurer Affiliates is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not adversely affect the Business or adversely affect the ability of any Royal Insurer Affiliate to execute and deliver any Ancillary Agreement to which it is a party, to perform its obligations thereunder or to consummate the transactions contemplated thereby. Seller has made available to Purchaser prior to the execution of this Agreement true, correct and complete copies of the certificate of incorporation and bylaws, as currently in effect, for each of the Royal Insurer Affiliates who are parties to any Ancillary Agreement.

                  Section 3.2 Authority. Each of the Royal Insurer Affiliates which is a party to any Ancillary Agreement has all requisite power and authority to execute and deliver the Ancillary Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Ancillary Agreements by each of the Royal Insurer

Affiliates which is a party thereto, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of each such Royal Insurer Affiliate and no other corporate proceedings on the part of any of such Royal Insurer Affiliates are necessary to authorize the execution, delivery and performance of such Ancillary Agreements or the consummation of any of the transactions contemplated thereby. On the Closing Date, the Ancillary Agreements will have been duly executed and delivered by each of the Royal Insurer Affiliates which is a party thereto and, assuming the due authorization, execution and delivery of such Ancillary Agreements by each of the other parties thereto, will constitute legal, valid and binding obligations of each Royal Insurer Affiliate which is a party thereto, enforceable against each such Royal Insurer Affiliate in accordance with its terms subject only to the Bankruptcy and Equity Exception.

                  Section 3.3 Noncontravention.

                           (a)      Except as set forth in Schedule 3.3(a), as
of the Closing Date, the execution, delivery and performance by each of the Royal Insurer Affiliates of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated thereby, will not conflict with, or result in any breach, violation, impairment or revocation of, or default (with or without notice or lapse of time, or both) under, or give rise to the creation of a Lien, a right of termination, cancellation, revocation or acceleration of any obligation or loss of a benefit under (i) the certificate of incorporation or bylaws (or comparable organizational document) of any of the Royal Insurer Affiliates, (ii) any loan or credit agreement, note, mortgage, indenture, lease, material agreement, concession, franchise, contractual license or similar authorization applicable to any of the Royal Insurer Affiliates, or by or to which any of them or their respective assets or properties (including, without limitation, the Acquired Assets) may be bound or subject, (iii) subject to the governmental filings and other matters referred to in Section 3.3(b) below, any Applicable Law applicable to any of the Royal Insurer Affiliates which is a party to any Ancillary Agreement or to which its assets or properties may be bound or subject, (iv) any order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation of any Governmental Entity or any agreement with, or condition imposed by, any Governmental Entity, in each case, which is binding upon any of the Royal Insurer Affiliates which is a party to any of the Ancillary Agreements or its respective properties or assets in connection with the Business or (v) any Permit related to the Business, other than, in the case of clauses (ii), (iii) (iv) and (v) any such conflicts, violations, impairments, revocations, defaults, Liens, rights or losses which would not adversely affect the Business or adversely affect the ability of any of the Royal Insurer Affiliates to execute and deliver any of the Ancillary Agreements to which such Royal Insurer Affiliate is a party, to perform its obligations thereunder or to consummate the transactions contemplated thereby.

                           (b)      Except as set forth in Schedule 8.5(a), no
consent, approval, license, order or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required or necessary to be obtained, made or given by any of the Royal Insurer Affiliates in connection with (i) the execution and delivery of the Ancillary Agreements to which it is a party, (ii) the performance by such Royal Insurer Affiliate of its obligations thereunder and (iii) the consummation by such Royal Insurer Affiliates of the transactions contemplated thereby.

                  Section 3.4 Permits.

                           (a)      Except as set forth in Schedule 3.4(a), each
of the Royal Insurer Affiliates has (i) all Permits necessary to perform its obligations under each Ancillary Agreement to which it is a party and (ii) all Permits which are necessary for the lawful operation of the Business as conducted on the date hereof, (collectively, the "Royal Insurer Affiliate Permits"), and all such Royal Insurer Affiliate Permits are valid and in full force and effect. Except as set forth in Schedule 3.4(a), there is no action, proceeding, inquiry or investigation pending or, to the Knowledge of Seller, threatened for the suspension, cancellation, revocation or nonrenewal of any such Royal Insurer Affiliate Permit.

                           (b)      None of the Royal Insurer Affiliates is
operating under any agreement or understanding with any Governmental Entity which requires any of the Royal Insurer Affiliates to take, or refrain from taking, any action relating to the conduct of the Business which would adversely affect the Business or the performance of its obligations under each Ancillary Agreement to which it is a party otherwise permitted by Applicable Law.

                  Section 3.5 Litigation. Except as set forth in Schedule 3.5, there is no Action pending, or, to the Knowledge of Seller, threatened, against any of the Royal Insurer Affiliates or any of their respective assets and properties, by or before any court, other Governmental Entity or arbitrator, other than those which would not prevent or materially delay any of the Royal Insurer Affiliates from consummating the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party.

                  Section 3.6 Compliance with Applicable Law. Except as set forth in Schedule 3.6, each Royal Insurer Affiliate is in compliance with (a) the terms of its certificate or articles of incorporation, bylaws or other charter or organization documents and (b) all Applicable Laws in the conduct of the Business, except, in the case of clause (b), where the failure to comply would not materially adversely affect the Business. Except as set forth in
Schedule 3.6 and except for individual consumer complaints made to Governmental Entities and forwarded to Royal Insurer Affiliates, to the Knowledge of Seller, no Royal Insurer Affiliate has received any written notice since January 1, 2000, from any Governmental Entity or arbitrator alleging any violation of, or default under, any Applicable Law by such Royal Insurer Affiliate with regard to the In Force RSUI-Produced Insurance Contracts or directing any Royal Insurer Affiliate to take any remedial action with respect to such Applicable Law.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES RELATING TO RSUI

                  Subject to Section 15.1 hereof, Seller hereby represents and warrants to Purchaser as of the date of this Agreement (except if another date is specified in the representation or warranty), that:

                  Section 4.1 Organization and Standing. RSUI is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. RSUI is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not adversely affect the Business. Schedule 4.1 is a list of all jurisdictions in which RSUI is duly qualified or licensed to do business as a foreign corporation. Seller has made available to Purchaser prior to the execution of this Agreement true, correct and complete copies of the certificate of incorporation and bylaws, as currently in effect, for RSUI.

                  Section 4.2 Noncontravention.

                           (a)      Except as set forth in Schedule 4.2(a), the
execution, delivery and performance of this Agreement does not, and, as of the Closing Date, the execution, delivery and performance of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated by this Agreement and such Ancillary Agreements, will not, conflict with, or result in any breach, violation, impairment or revocation of, or default (with or without notice or lapse of time, or both) under, or give rise to the creation of a Lien, a right of termination, cancellation, revocation or acceleration of any obligation or loss of a benefit under (i) the certificate of incorporation or bylaws of RSUI, (ii) any loan or credit agreement, note, mortgage, indenture, lease, material agreement, concession, franchise, contractual license or similar authorization applicable to RSUI or by or to which its assets or properties (including, without limitation, the Acquired Assets) may be bound or subject, (iii) subject to the governmental filings and other matters referred to in Section 4.2(b) below, any Applicable Law applicable to RSUI or to which its assets or properties may be bound or subject, (iv) any order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation of any Governmental Entity or any agreement with, or condition imposed by, any Governmental Entity, in each case, which is binding upon RSUI or its properties or assets in connection with the Business or (v) any Permit related to the Business, other than, in the case of clauses (ii), (iii), (iv) and (v), any such conflicts, violations, impairments, revocations, defaults, Liens, rights or losses which would not adversely affect the Business.

                           (b)      Except as set forth in Schedule 8.5(a), no
consent, approval, license, order or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required or necessary to be obtained, made or given by RSUI in connection with (i) its execution and delivery of the Ancillary Agreements to which it is party, (ii) the performance by RSUI of its obligations thereunder and (iii) the consummation by RSUI of the transactions contemplated thereby.

                  Section 4.3 Capitalization.

                           (a)      The authorized capital stock of RSUI
consists of (i) 86,800 shares of preferred stock, no par value, none of which are issued and outstanding, and (ii) 250,000 shares of common stock, no par value, of which 127,500 shares are issued and outstanding. No other class of equity securities, preferred stocks, bonds, debentures, notes, other evidences of indebtedness for borrowed money or other securities of any kind of RSUI is authorized, issued or outstanding. All of the outstanding shares of RSUI are duly authorized, validly issued and are fully paid and non-assessable and are owned of record and beneficially by Seller free and clear of all Liens.

                           (b)      Except as set forth in Schedule 4.3(b),
except for interests which constitute a part of the Excluded Assets and except for investment securities owned by RSUI in the ordinary course of business, RSUI does not own any proprietary interest or equity interest in, or any interest convertible or exchangeable into a proprietary interest or equity interest in, any Person.

                           (c)      RSUI has not issued any securities in
violation of any preemptive or similar rights. There are no outstanding options, warrants, calls, preemptive or other rights, commitments, subscriptions or agreements of any kind (absolute, contingent or otherwise) to which RSUI is a party, or by which RSUI is bound to purchase or otherwise receive, nor are there any securities or instruments of any kind convertible into or exchangeable for, any capital stock (including, without limitation, outstanding, authorized but unissued, unauthorized, treasury or other shares thereof) or other equity interest or evidence of indebtedness for borrowed money of RSUI. Neither RSUI nor Seller is a party to any agreement with a third party which places any restriction upon, or which creates any voting trust, proxy, or other agreement or understanding with respect to, the voting, purchase, redemption, acquisition or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of RSUI. To the Knowledge of Seller, there are no restrictions upon, or voting trusts, proxies or other agreements or understandings with respect to, the voting, purchase, redemption, acquisition or transfer of, or the declaration or payment of any dividend or distribution on, any shares of capital stock of RSUI.

                  Section 4.4 Financial Statements.

                           (a)      Seller heretofore has delivered to Purchaser
true, correct and complete copies of the audited GAAP balance sheet of RSUI as of December 31, 2001 and 2002 and the related audited statements of operations of RSUI, statements of stockholder's equity and statements of cash flow for the years then ended, including in each case the related notes and the auditor's report thereon (the "Audited RSUI Financial Statements"). The Audited RSUI Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated in the notes thereto regarding the adoption of new accounting policies) and fairly present in all material respects the financial position and results of operations of RSUI as a wholly-owned subsidiary of Seller as of the dates and for the periods indicated therein.

                           (b)      The underwriting results of the Business as
reported in the Schedule of Adjusted Underwriting Results for 2002 and 2001 have been included in the consolidated accounts of the Royal & SunAlliance without difference and form part of the audited financial statements of Royal & SunAlliance.

                  Section 4.5 Accounts. Schedule 4.5 sets forth the names of all financial and other similar institutions at which RSUI maintains accounts, deposits or safe deposit boxes of any nature, and the account numbers and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

                  Section 4.6 Working Capital. Except as set forth on Schedule 4.6, since December 31, 2002, (x) RSUI has not incurred any liabilities that would not be treated as current liabilities under GAAP consistently applied with the accounting principles used to prepare the Audited RSUI Financial Statements and (y) there has not been any capital contribution to RSUI other than a capital contribution made in cash.

                  Section 4.7 Administration of Fiduciary Accounts. Except as set forth in Schedule 4.7, RSUI has properly administered, in all material respects with Applicable Law, all accounts for which it acts as a fiduciary, if any, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing document and Applicable Laws. Neither RSUI nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accounting for each such fiduciary account is true and correct in all material respects and accurately reflects the assets of such fiduciary account.

                  Section 4.8 Compliance with Applicable Law. Except as set forth in Schedule 4.8, RSUI is in compliance with (a) the terms of its certificate or articles of incorporation, bylaws or other charter or organization documents and (b) all Applicable Laws, except in the case of clause
(b), where the failure to comply would not materially adversely affect the Business. Except as set forth in Schedule 4.8, RSUI has not received any written notice since January 1, 2000 from any Governmental Entity or arbitrator alleging any violation of, or any default under, any Applicable Law by RSUI in the conduct of the Business or directing RSUI to take any remedial action with respect to such Applicable Law.

                  Section 4.9 Permits.

                           (a)      Except as set forth on Schedule 4.9(a), RSUI
has (i) all Permits necessary to perform its obligations under each Ancillary Agreement to which it is a party and (ii) all Permits which are necessary for the lawful operation of its Business as conducted on the date hereof (collectively, the "RSUI Permits"), and all such RSUI Permits are valid and in full force and effect. Except as set forth in Schedule 4.9(a), there is no action, proceeding, inquiry or investigation pending or, to the Knowledge of Seller, threatened for the suspension, cancellation, revocation or nonrenewal of any such Material RSUI Permit. All such RSUI Permits (other than licenses or qualifications to do business as a foreign corporation which are set forth on
Schedule 4.1) are set forth in Schedule 4.9(a).

                           (b)      RSUI is not operating under any agreement or
understanding with any Governmental Entity which requires RSUI to take, or refrain from taking, any action relating to the conduct of the Business or the performance of its obligations under each Ancillary Agreement to which it is a party otherwise permitted by Applicable Law.

                  Section 4.10 Litigation. Except as set forth in Schedule 4.10, there is no Action outstanding or pending, or, to the Knowledge of Seller, threatened, against RSUI or any of its assets and properties, by or before any court, other Governmental Entity or arbitrator, other than those which (i) would not (x) prevent or materially delay RSUI from consummating the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party or (y) adversely affect the Business and (ii) do not assert a cause of action based upon an action allegedly taken in bad faith by RSUI or by any agent, broker or other Person acting on behalf of RSUI.

                  Section 4.11 All Necessary Assets. Except as set forth in
Schedule 4.11, and except for services to be provided under the Ancillary Agreements, at the Closing hereunder, RSUI will own, lease or license all property, assets and rights of any nature necessary to carry on the Business as presently conducted in all material respects. The exclusion of the Excluded Assets from the Acquired Assets will not, individually or in the aggregate, adversely affect the ability of RSUI to carry on the Business immediately following the Closing as presently conducted in all material respects. This
Section 4.11 does not relate to Intellectual Property assets and rights, which are the subject of Section 4.15.

                  Section 4.12 Absence of Certain Changes. Except as set forth in Schedule 4.12, since December 31, 2002, RSUI has conducted the Business only in the usual and ordinary course consistent with past practice and there has not been any event, action, occurrence, development, transaction, commitment, dispute, change, violation, inaccuracy or other condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that would materially adversely affect the Business.

                  Section 4.13 Taxes.

                           (a)      Arrowpoint General Partnership ("Parent") is
the common parent of an affiliated group of corporations (within the meaning of section 1504(a) of the Code) (such group, the "Parent Group") which files consolidated federal income Tax Returns. From July 1, 1994 through the Closing Date, Parent has included (or, with respect to the taxable year ending on the Closing Date, will include) RSUI in its consolidated federal income Tax Return as a member of the Parent Group.

                           (b)      Other than as set forth on Schedule 4.13:
(i) For all periods ending after June 30, 1994, and for which the relevant statutes of limitation have not expired, RSUI has filed (or joined in the filing of) when due (after taking into account all properly requested extensions) all material Tax Returns required by Applicable Law to be filed with respect to RSUI and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete in all material respects as of the time of such filing or after taking into account any changes thereto reflected on any amended Tax Returns; (iii) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, RSUI in respect of any material Tax or assessment, nor is any claim for additional Tax or assessment being asserted by any Taxing Authority; (iv) except for the Parent Group, RSUI has never been a member of an affiliated, consolidated, combined or unitary group; (v) since July 1, 1994, no claim has been asserted in writing by any Taxing Authority in a jurisdiction in which RSUI does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction; (vi) RSUI is not a party to any agreement (other than an agreement entered into in the ordinary course of business for the purchase or lease of assets, the borrowing of money, the hiring of employees or consultants or other commercial transactions in the ordinary course of business), whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlement to refunds or similar Tax matters; (vii) RSUI has withheld and remitted to its applicable taxing authorities all Taxes required to be withheld in connection with any material amounts paid or owing to any employee, creditor, attorney, independent contractor or other Person; (viii) since July 1, 1994, neither Parent, Seller, nor RSUI has made, changed or revoked, or permitted to be made, changed or revoked, any material election or method of accounting with respect to material Taxes affecting or relating to RSUI, or entered into, or permitted to be entered into, any closing or other agreement or settlement with respect to Taxes affecting or relating to RSUI; (ix) no ruling with respect to Taxes (other than a request for a determination of the status of a qualified plan) has been requested by or on behalf of RSUI or by Parent with respect to any transaction involving RSUI that could affect the liability of RSUI for Taxes for any period after the Closing; (x) RSUI has no liability for the Taxes of any Person (other than pursuant to Treasury Regulation Section 1.1502-6, or any analogous state, local or foreign law or regulation) as a transferee or successor; and (xi) the statutes of limitations for Tax years of RSUI have closed for all such years ending prior to January 1, 2000.

                  Section 4.14 Employee Benefit Plans; ERISA.

                           (a)      Schedule 4.14(a) contains a true, correct
and complete list, as of the date of this Agreement, of each "welfare plan" (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each "pension plan" (within the meaning of Section 3(2) of ERISA), and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Seller or its Affiliates that would be deemed a "single employer" with Seller under Section 4001(b) of ERISA (an "ERISA Affiliate") for the benefit of any RSUI Employee, or to which Seller or any ERISA Affiliate is party, for the benefit of any RSUI Employee (each a "Plan," collectively the "Plans").

                           (b)      Schedule 4.14(b) contains a true, correct
and complete list as of the date of this Agreement of each employment agreement, severance agreement and other similar agreement or arrangement relating to compensation or benefits entered into by and among Seller or any of its Affiliates and any RSUI Employee (collectively, the "RSUI Employee Contracts"). True, correct and complete copies of each RSUI Employee Contract, including any amendments thereto, have been delivered or made available by Seller to Purchaser.

                           (c)      Seller has delivered or made available to
Purchaser true, correct and complete copies of each of the following documents:
(i) each of the Plans, including all amendments thereto, or a written description of all of the material terms thereof if there is no formal Plan document, and any related trust agreements, group annuity contracts, insurance policies or other funding agreements or arrangements; (ii) the most recent determination letter, if any, from the Internal Revenue Service with respect to each Plan that is, or is intended to be, qualified under section 401 (a) of the Code; (iii) the actuarial valuation, if any, for the most recent plan year with respect to each Plan that is intended to be a tax-qualified defined benefit retirement plan; (iv) the current summary plan description, if any, and any modifications or supplements thereto, for each Plan; and (v) the annual return/report on Form 5500, 5500-C or 5500-R, if any, for each Plan for the most recent plan year.

                           (d)      No liability under Section 302 or Title IV
of ERISA has been incurred by Seller or any ERISA Affiliate that to the Knowledge of Seller has not been satisfied in accordance with Applicable Law, and, to the Knowledge of Seller, no condition exists that presents a material risk to Seller or any ERISA Affiliate of incurring any such liability. Insofar as the representation made in this paragraph (d) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made only with respect to any benefit plan, agreement or arrangement subject to Title IV of ERISA to which Seller, any of its Affiliates or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the last day of the most recent plan year which ended prior to the Closing Date (each a "Title IV Plan").

                           (e)      The Pension Benefit Guarantee Corporation
("PBGC") has not instituted proceedings to terminate any Title IV Plan and no Title IV Plan has been terminated and to the Knowledge of Seller, no proceeding is reasonably likely to be initiated by the PBGC to terminate any Title IV Plan. All premiums (and interest charges and penalties for late payment), if any, due the PBGC on or prior to the Closing Date with respect to the Title IV Plans have been or will be paid and neither Seller, any of its Affiliates nor any ERISA Affiliate has incurred or is reasonably likely to incur any liability to the PBGC, or to a "section 4042 trustee" (within the meaning of Section 4042 of ERISA), or any liability under Section 4069 of ERISA with respect to any Title IV Plan, except for required premium payments to the PBGC.

                           (f)      No Title IV Plan or any other Plan subject
to section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan or Plan which ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been made in full. For purposes of determining the existence of any such "accumulated funding deficiency," the actuarial assumptions and methods used under each Plan for the most recent Plan valuation shall be used.

                           (g)      No Title IV Plan is a "multiemployer pension
plan," as defined in Section 3(37) of ERISA.

                           (h)      To the Knowledge of Seller, each Plan has
been operated and administered in all material respects in accordance with its terms and in accordance with Applicable Law, including, but not limited to, ERISA and the Code, and no written notice has been received by Seller or an Affiliate from any governmental authority questioning or challenging such compliance. Neither the Seller nor any of its Affiliates has announced, or is currently obligated to make, any change in benefits which would materially increase the costs of maintaining any of the Plans or to establish any new employee benefit plan which will cover any RSUI Employee, except that all RSUI Employees shall become fully vested in the Pension Plan of RIC as of the Closing Date, to the extent permitted under Applicable Law. Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the Internal Revenue Service or has applied for a determination letter from the Internal Revenue Service stating that it is so qualified. To the Knowledge of Seller, each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code, in form and operation, is so qualified.

                           (i)      No RSUI Employee is covered by any
collective bargaining agreement.

                           (j)      To the Knowledge of the Seller, no RSUI
Employee is, on the date of this Agreement, subject to any contract, arrangement, policy or understanding that in any way could limit such employee's ability to continue to perform services for such employee's current employer or RSUI.

                           (k)      RSUI is under no obligation (express or
implied) to modify or change any of the benefits of a Plan, other than provided in RSUI Employee Contracts and other than vesting all RSUI Employees in the Pension Plan of RIC, to the extent permitted under Applicable Law.

                           (l)      The transactions contemplated by this
Agreement, including by way of illustration and not by way of limitation, those referred to in the RSA

SLISI Purchase Agreement, the Quota Share Reinsurance Agreements and the Landmark Purchase Agreement, will not result in a transfer of assets to the Purchaser or its Affiliates that have a total fair market value equal to or greater than one-third (1/3) of the total fair market value of the Parent Group's assets immediately before the Closing Date.

                           (m)      Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated thereby will result in or require RSUI or any RSUI Affiliate on or after the Closing Date to make any payment to, increase the amount payable to, or accelerate the time of payment or the vesting of any amount payable to, any Leased Employee (other than any amounts payable pursuant to the Employment Agreements or any payment that results from a claim or entitlement to post-retirement medical benefits).

                           (n)      Neither Seller, any of its Affiliates nor
any ERISA Affiliate has incurred any liability, fine, penalty or tax with respect to any Plan or any other employee benefit plan, fund, program, practice, agreement or arrangement which is material in amount, and which could reasonably be expected to be imposed on Purchaser, RSUI, or any of their Affiliates.

                  Section 4.15 Intellectual Property.

                           (a)      Schedule 4.15(a) sets forth: (i) a complete
and accurate list of all Intellectual Property in which RSUI has an ownership interest and which is used in or relates to the Business ("RSUI Owned Intellectual Property") and of all Intellectual Property in which one of RSUI's Affiliates has an ownership interest and which directly impacts or materially relates to the Business (collectively, the "RSUI Affiliate Owned Intellectual Property"), indicating the owner thereof, and all applications, registrations and grants with respect thereto, provided that such list need not identify non-material Trade Secrets or unregistered copyrights unless such Trade Secrets or copyrights relate to proprietary Computer Software, (ii) all Intellectual Property (other than the RSUI Owned Intellectual Property or RSUI Affiliate Owned Intellectual Property) which is used or necessary for the operation of the Business (collectively, "Non-Owned Intellectual Property"), indicating the owner and, if applicable, the licensor and/or licensee thereof, provided that such list need not identify non material Non-Owned Intellectual Property, and (iii) all Intellectual Property Contracts (a) to which RSUI is a party and which directly impact or materially relate to the Business, or (b) which relate to Intellectual Property included in clauses (i) and (ii) above (collectively, "Business IP Contracts"). The RSUI Owned Intellectual Property, RSUI Affiliate Owned Intellectual Property, the Non-Owned Intellectual Property and Business IP Contracts are collectively referred to herein as the "Business Intellectual Property".

                           (b)      All Computer Software included in the RSUI
Owned Intellectual Property (collectively, the "Proprietary Software") was developed either by: (i) RIC or employees of RIC within the scope of their employment, (ii) third parties as "works-made-for-hire", as that term is defined under Section 101 of the United States copyright laws, for RIC to written agreements, or (iii) independent contractors who have assigned their right, title and interest in and to such Proprietary Software to RIC pursuant to written agreements. Royal & SunAlliance is the sole and exclusive owner of the trade name and Trademark "RSUI" (the "RSUI Mark") and United States Trademark Registration No. 2,525,163 (the "Mark Registration"). RSUI is the sole and exclusive owner of all RSUI Owned Intellectual Property. Except for (x) the rights granted by RIC to RSUI with respect to the Proprietary Software and (y) the rights granted by Royal & SunAlliance to RSUI with respect to the RSUI Mark, neither RIC, Royal & SunAlliance nor RSUI has granted to any Person any rights in or to any of the RSUI Owned Intellectual Property or RSUI Affiliate Owned Intellectual Property.

                           (c)      The RSUI Owned Intellectual Property, RSUI
Affiliate Owned Intellectual Property and, to the Knowledge of Seller, the Non-Owned Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned. There are no Actions or, to the Knowledge of Seller, threatened Actions in which the validity or enforceability of the RSUI Owned Intellectual Property, RSUI Affiliate Owned Intellectual Property or, to the Knowledge of Seller, the Non-Owned Intellectual Property, has been or is being challenged, and neither RSUI nor any of its Affiliates has received notice from any Person asserting a basis for such a challenge.

                           (d)      Except as set forth on Schedule 4.15(d), and
except for services to be provided under the Ancillary Agreements, RSUI owns, or otherwise has the valid right to use through an Intellectual Property Contract listed on Schedule 4.15(a), and at the Closing hereunder will own or have such valid right to use, any and all Intellectual Property that is reasonably necessary to carry on the Business as presently conducted in all respects, free and clear of any Lien, royalty or other payment obligations (except for royalties or payments payable in respect of off-the-shelf Computer Software at standard commercial rates or any other regularly scheduled payment payable under any such Intellectual Property Contract) and otherwise on commercially reasonable terms. Except as set forth on Schedule 4.15(d), RSUI's ownership of or valid rights to use such Intellectual Property that is reasonably necessary to the conduct of the Business shall not, in each case of ownership or possession of valid rights, be adversely affected as a result of the Closing and the consummation of the transactions contemplated hereby.

                           (e)      Seller has made available to Purchaser
complete copies of all Business IP Contracts except for those Business IP Contracts listed on Schedule 9.1(c). Each of the Business IP Contracts is a valid and binding obligation of the parties thereto and is in full force and effect and enforceable against the parties thereto in accordance with its terms. To Seller's Knowledge, neither RSUI nor any third party is in material breach or default under any of the Business IP Contracts.

                           (f)      Neither RSUI nor the Business has violated
or infringed, or currently violates or infringes, upon the Intellectual Property rights of any third party, and neither RSUI nor any of its Affiliates has received any notice of any such violation or infringement. There are no Actions or claims pending, instituted, threatened or asserted in writing against RSUI or any of its Affiliates alleging any violation or infringement by RSUI or the Business of any Intellectual Property rights of any third party.

                           (g)      No Actions or claims in which RSUI or any of
its Affiliates alleges that any third party is infringing upon, or otherwise violating, any Business Intellectual Property are pending, and none have been served, instituted or asserted by RSUI or any of its Affiliates, nor are any Actions threatened alleging any such violation or infringement.

                           (h)      The Proprietary Software operated by and on
behalf of RSUI and the Business is free of material defects and is in all material respects in reasonable and usable operating condition. RSUI has taken commercially reasonable steps to provide for the back-up and recovery of critical business data that is in electronic form in the event of a disaster or systems failure.

                  Section 4.16 Material Business Contracts.

                           (a)      Schedule 4.16(a) sets forth a true, correct
and complete list of all of the following contracts in effect as of the date hereof (excluding the RSUI-Produced Insurance Contracts, the Third Party Reinsurance Contracts, agreements or arrangements with respect to Producers (as defined in Section 5.2(b) below), and contracts or agreements relating to Business Intellectual Property) which relate principally to the Business, or to which RSUI is a party or by which any of the assets or properties of RSUI are bound or subject, as each such contract may have been amended, modified or supplemented (collectively, the "Material Business Contracts"):

                                    (i)      material partnership or joint
         venture contracts;

                                    (ii)     contracts containing any covenant
         or provision limiting the freedom or ability of any Person to compete with the Business following the Closing;

                                    (iii)    contracts involving amounts in
         excess of $50,000, relating to the borrowing of money, or the direct or indirect guaranty of any obligation for borrowed money, or contracts to service the repayment of borrowed money or any other liability in respect of indebtedness for borrowed money of any other Person, including, without limitation, any contract relating to (A) the maintenance of compensating balances, (B) any lines of credit, (C) the advance of any funds to any other Person outside the ordinary course of business, (D) the payment for property, products or services that are not conveyed, delivered or rendered to any such party or (E) any obligation to keep-well, make-whole or maintain working capital or earnings or perform similar requirements;

                                    (iv)     lease, sublease, rental, licensing,
         use or similar contracts with respect to personal property providing for annual rental, license, or use payments in excess of $50,000 or the guaranty of any such lease, sublease, rental or other contracts;

                                    (v)      contracts (A) outside the ordinary
         course of business for the purchase, acquisition, sale or disposition of any assets or properties or (B) for the grant to any Person (excluding RSUI) of any option or preferential rights to purchase any assets or properties;

                                    (vi)     contracts (other than employment
         contracts) with any current or former officer, director, shareholder, employee, consultant, agent or other representative or, to the Knowledge of Seller, with an entity in which any of the foregoing is a controlling person;

                                    (vii)    contracts pursuant to which there
         is either a current or future obligation of RSUI to make payments in excess of $50,000 in any twelve-month period (other than contracts relating to investments in the ordinary course of business and other than leases of real property);

                                    (viii)   contracts under which RSUI agrees
         to indemnify any Person other than contracts entered into in the ordinary course of business which are not otherwise Material Business Contracts;

                                    (ix)     contracts pursuant to which any
         Person has been granted any Lien, other than a Permitted Lien, on any assets or properties of RSUI; and

                                    (x)      all written contracts of Seller or
         any of its Affiliates for the deferred payment of the purchase price in respect of any Acquired Assets, to the extent such contract is material to the Business.

                           (b)      Except for the consent identified on
Schedule 4.16(b) (the "Sherman Oaks Consent"), no Material Business Contract requires any consent, approval, waiver or authorization by any third party for the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement.

                           (c)      Seller has made available to Purchaser true,
correct and complete copies of all of the Material Business Contracts. Each of the Material Business Contracts is a valid and binding obligation of Seller, RSUI, or such other Affiliate of Seller as may be party thereto. Except as set forth in Schedule 4.16(c), neither Seller, RSUI nor any other Affiliate of Seller party thereto is in material breach or violation of, or default under, any of the Material Business Contracts.

                  Section 4.17 Intercompany Agreements; Transactions with Affiliates; Intercompany Accounts.

                           (a)      Schedule 4.17(a) contains a list of all
contracts or other agreements (other than contracts or agreements which relate to the Excluded Assets and/or Retained Liabilities) in effect as of the date hereof between Seller or any of its Affiliates (other than RSUI), on the one hand, and RSUI, on the other hand (collectively, "Intercompany Agreements").

                           (b)      Except as set forth in Schedule 4.17(b),
neither (i) any officer or director of Seller or any officer or director of an Affiliate of Seller (including

RSUI) nor, to the Knowledge of Seller, any member of any such Person's immediate family or any entity controlled by one or more of the foregoing, nor (ii) Seller or any Affiliate of Seller (other than RSUI): (A) is a party to any transaction with RSUI or relating to the Business or the Acquired Assets which involves payments of more than $20,000 per year including, without limitation, any contract (x) providing for the furnishing of services (except in such Person's capacity as an officer or director) by, (y) providing for the rental of real or personal property from, or (z) otherwise requiring payments to (other than for services as officers or directors), any such Person; (B) to the Knowledge of Seller, owns, directly or indirectly, any material interest in, or is an officer or director of, any Person that is a competitor of the Business; or (C) has any claim whatsoever against, or owes any amounts to, RSUI, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits, reimbursement of ordinary travel and business expenses and similar matters. The contracts and agreements set forth on Schedule 4.17(b) are herein referred to as the "Affiliate Agreements".

                           (c)      Except as set forth on Schedule 4.17(c) and
except for obligations and agreements to be performed pursuant to this Agreement, the Ancillary Agreements and the Landmark Purchase Agreement, there are no contracts or other agreements or arrangements between Seller or any of its Affiliates (other than RSUI) and to which RSUI is a party or by which any of the properties or assets of RSUI would be bound after the Closing.

                  Section 4.18 Insurance Coverage. Schedule 4.18 contains a true and complete list of all policies of insurance currently maintained relating to the assets, properties, business, operations, employees, officers or directors of RSUI which (i) have been issued to RSUI or (ii) are held by Seller or any of its Subsidiaries (other than RSUI) for the benefit of RSUI showing the policy type, policy number, the expiration date and coverage for each policy (collectively the "Insurance Policies").

                  Section 4.19 Books and Records. The Books and Records (i) are complete and accurate in all material respects and (ii) have been maintained in accordance with RSUI's customary business practices and with Applicable Law. Seller has heretofore made available to Purchaser complete and correct copies of the minute books of RSUI for its inspection.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES RELATING TO THE BUSINESS

                  Subject to Section 15.1 hereof, Seller hereby represents and warrants to Purchaser as of the date of this Agreement (except if another date is specified in the representation or warranty), that:

                  Section 5.1 RSUI-Produced Insurance Contracts. All application forms and policy forms used in underwriting the In Force RSUI-Produced Insurance Contracts for admitted business are (i) in material compliance (and at their respective dates of issuance were in material compliance) with Applicable Law,
(ii) on forms approved by
the insurance regulatory authority of the jurisdiction in which they were issued or (iii) on forms which have been filed with and not objected to by such authorities within the period provided for objection and any rates or rules with respect to such In Force RSUI-Produced Insurance Contracts required to be filed or approved by such applicable insurance regulatory authorities have been so filed or approved. All such application forms, forms of insurance policies and rates or rules are utilized in compliance in all material respects with Applicable Law.

                  Section 5.2 Producer Relationships.

                           (a)      Schedule 5.2(a)(i) lists the standard form
of agreement currently being utilized by RSUI with respect to the insurance producers of the RSUI-Produced Insurance Contracts (the "Producer Agreement"). Except as set forth in Schedule 5.2(a)(ii), all of the contracts currently in effect between RSUI and a producer of RSUI-Produced Insurance Contracts are in all material respects in the form of the Producer Agreement.

                           (b)      Schedule 5.2(b) sets forth a list of the top
ten producers of RSUI-Produced Insurance Contracts during the year ended December 31, 2002 (the "Major Producers"). As of the date of this Agreement, no Major Producer has given written notice (including by electronic transmission) to RSUI that it intends to terminate its Producer Agreement with RSUI. To the Knowledge of Seller, each producer of In Force RSUI-Produced Insurance Contracts with which RSUI has a written agreement (a "Producer") is duly licensed (to the extent that such licenses are required) in each jurisdiction in which the Producer places or sells insurance on behalf of RSUI, and each such Producer is duly authorized and appointed by RSUI pursuant to Applicable Law, except for failures of such Producers to be so authorized and appointed as would not adversely affect the Business. Except as set forth in Schedule 5.2(b), RSUI is not in material breach or violation of, or default under, any of its agreements with Producers. To the Knowledge of Seller, no Producer is the subject of, or party to, any disciplinary action or proceeding under any Applicable Law. Except as otherwise set forth in Schedule 5.2(b), since January 1, 2003, no Producer who individually accounted for more than 5%, and no Producers who in the aggregate accounted for more than 10%, of the aggregate gross written premiums of the RSUI-Produced Insurance Contracts for the year ended December 31, 2002 has given written notice of termination or, to the Knowledge of Seller, threatened termination; provided, however, that no terminations or threatened terminations by Producers subsequent to the public announcement of the purchase of RSUI by Purchaser which terminations or threatened terminations result primarily from the identity of Purchaser or from actions taken by Purchaser shall be counted toward the foregoing 5% and 10% limitations. Except as set forth on Schedule 5.2(b), there is no dispute pending or, to the Knowledge of Seller, threatened against RSUI by any Producer.

                           (c)      Except as set forth in Schedule 5.2(c), RSUI
has no agency contracts, third party administration contacts or other similar arrangements or commitments, or amendments, supplements or modifications thereto, under which an independent party has authority to perform underwriting analysis and issue insurance policies on behalf of RSUI or otherwise bind RSUI without prior approval by RSUI.

                  Section 5.3 Third Party Reinsurance Contracts.

                           (a)      Schedule 5.3(a) sets forth a true and
complete list of all reinsurance agreements entered into with Unaffiliated Reinsurers on a treaty basis by any of the Royal Insurer Affiliates as cedent in relation to the In Force RSUI-Produced Insurance Contracts (the "Schedule 5.3(a) Contracts"). The Schedule 5.3(a) Contracts, together with all facultative reinsurance agreements entered into by any of the Royal Insurer Affiliates as cedents in relation to the In Force RSUI-Produced Insurance Contracts, are referred to herein collectively as the "Third Party Reinsurance Contracts". Seller has separately provided to Purchaser (i) a schedule identifying the participants in each of the Schedule 5.3(a) Contracts and the level of participation by each such participant (the "Reinsurance Schedule"), (ii) a copy of the Cat Cover and (iii) a copy of the Terrorism Treaty. Seller and Purchaser have separately delivered to one another a list of acceptable reinsurers (the "Acceptable Reinsurers"). The parties hereto acknowledge and agree that none of the Corporate Treaties (as defined below) shall be included in the definition of Third Party Reinsurance Contracts. The parties hereto further acknowledge and agree that none of the benefits or the burdens of any of the Corporate Treaties as they relate to the In Force RSUI-Produced Insurance Contracts shall, directly or indirectly, inure to Purchaser or any of its Affiliates pursuant to this Agreement or any of the Ancillary Agreements.

                           (b)      Except as set forth in Schedule 5.3(b), or
as expressly contemplated hereunder, none of the Royal Insurer Affiliates or any reinsurer under any Third Party Reinsurance Contract has given any notice of termination with respect to any such arrangement or treaty, and there is no dispute under any such arrangement or treaty regarding the liability for any claim under the In Force RSUI-Produced Insurance Contracts against any of the Royal Insurer Affiliates.

                           (c)      For purposes of this Agreement, "Corporate
Treaties" shall mean those treaties purchased for the benefit of the Royal Insurer Affiliates and their Affiliates, other than the Cat Cover, the Terrorism Treaty and the Schedule 5.3(a) Contracts. The term "Corporate Treaties" shall include, without limitation, the reinsurance treaties set forth in Schedule 5.3(c).

                           (d)      Each of the Third Party Reinsurance
Contracts is a valid and binding obligation of the Royal Insurer Affiliate party thereto. Each of the Third Party Reinsurance Contracts is in full force and effect enforceable against the parties thereto in accordance with its terms. Except as set forth in Schedule 5.3(d), none of the Royal Insurer Affiliates party thereto is in material breach or violation of, or default under, any of the Third Party Reinsurance Contracts, and, to the Knowledge of Seller, no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a default by the Royal Insurer Affiliate party thereto.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Seller as of the date of this Agreement (except if another date is specified in the representation or warranty) that:

                  Section 6.1 Organization and Standing. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to carry on its business as now being conducted. Purchaser is a "United States Person" within the meaning of Code Section 7701(a)(30).

                  Section 6.2 Authority. Purchaser has all requisite power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser has all requisite power and authority to execute and deliver the Ancillary Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby, and the execution, delivery and performance of the Ancillary Agreements to which Purchaser is a party and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of Purchaser and no other proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement, the Ancillary Agreements to which Purchaser is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms subject only to the Bankruptcy and Equity Exception. Each Affiliate of Purchaser which is a party to any Ancillary Agreement has or on the Closing Date will have all requisite power and authority to execute and deliver the Ancillary Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Ancillary Agreements and the consummation of the transactions contemplated thereby, have or on the Closing Date will have been duly and validly authorized by all necessary action on the part of any Affiliate of Purchaser which is a party thereto and no other proceedings on the part of any of the Affiliates of Purchaser will be necessary to authorize the execution, delivery and performance of such Ancillary Agreements or the consummation of any of the transactions contemplated thereby. On the Closing Date, the Ancillary Agreements to which Purchaser and each of its Affiliates is a party will have been duly executed and delivered by Purchaser and each such Affiliate and, assuming the due authorization, execution and delivery of the Ancillary Agreements by each of the other Persons party thereto, will constitute legal, valid and binding obligations of Purchaser and any of its Affiliates party thereto, enforceable against each such Person in accordance with their terms subject only to the Bankruptcy and Equity Exception.

                  Section 6.3 Noncontravention.

                           (a)      Except as set forth in Schedule 6.3(a), the
execution, delivery and performance of this Agreement by Purchaser does not, and, as of the Closing Date, the execution, delivery and performance of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated by this Agreement and such Ancillary Agreements, will not, conflict with, or result in any breach, violation, impairment or revocation of, or default (with or without notice or lapse of time, or both) under, or give rise to the creation of a Lien, a right of termination, cancellation, revocation or acceleration of any obligation or loss of a benefit under (i) the certificate of incorporation or bylaws (or comparable organizational documents) of Purchaser and the certificate of incorporation and bylaws (or comparable organizational documents) of any Affiliate of Purchaser which is a party to any of the Ancillary Agreements, (ii) any loan or credit agreement, note, mortgage, indenture, lease, material agreement, concession, franchise, contractual license or similar authorization applicable to Purchaser or any Affiliate of Purchaser which is a party to the Ancillary Agreements or by or to which any of them or their respective properties or assets may be bound or subject, (iii) subject to the governmental filings and other matters referred to in Section 6.3(b) below, any Applicable Law applicable to Purchaser or any Affiliate of Purchaser which is a party to the Ancillary Agreements or to which their respective properties or assets may be bound or subject, (iv) any order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation of any Governmental Entity or any agreement with, or condition imposed by, any Governmental Entity, in each case, which is binding upon Purchaser or any Affiliate of Purchaser which is a party to the Ancillary Agreements or their respective properties or assets or (v) any Permit, other than, in the case of clauses (ii), (iii), (iv), and (v), any such conflicts, violations, impairments, revocations, defaults, Liens, rights or losses which would not adversely affect the ability of Purchaser or any of its Affiliates which is a party to the Ancillary Agreements to execute and deliver this Agreement or the Ancillary Agreements, to perform its obligations hereunder and thereunder or to consummate the transactions contemplated hereby and thereby.

                           (b)      Except as set forth in Schedule 8.5(a), no
consent, approval, license, order or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required or necessary to be obtained, made or given by Purchaser or any Affiliate of Purchaser which is a party to the Ancillary Agreements in connection with (i) the execution and delivery of this Agreement and the Ancillary Agreements, (ii) the performance by Purchaser of its obligations hereunder and thereunder and (iii) the consummation by Purchaser or any of its Affiliates of the transactions contemplated hereby and thereby.

                  Section 6.4 Litigation. There is no Action pending, or, to the Knowledge of Purchaser or any of its Affiliates which is a party to any Ancillary Agreement, threatened, against Purchaser or any of its Affiliates which is a party to any Ancillary Agreement or their respective assets or properties, by or before any court, other Governmental Entity or arbitrator, other than those which would not prevent or materially delay Purchaser or any of its Affiliates which is a party to any Ancillary Agreement from consummating the transactions contemplated by this Agreement and the Ancillary Agreement.

                  Section 6.5 Purchase of the RSUI Shares for Investment.

                           (a)      Purchaser is acquiring the RSUI Shares
solely for its own account for investment and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other domestic or foreign securities law. Purchaser acknowledges that the RSUI Shares are not registered under the Securities Act and may not be transferred or sold except pursuant to an applicable exemption therefrom.

                           (b)      Purchaser is an accredited investor within
the meaning of Rule 501 of the Securities Act, has the financial ability to bear the economic risk of the investment in the RSUI Shares, can afford to sustain a complete loss of such investment and has no need for liquidity in the investment in the RSUI Shares.

                           (c)      Purchaser acknowledges that its
representations and warranties contained herein are being relied on by Seller as a basis for an exemption of the purchase of the RSUI Shares, if any, from registration requirements of the Securities Act and any applicable state securities laws.

                  Section 6.6 Sufficient Funds and Balance Sheet Support. Purchaser has, or will at the Closing have, sufficient funds available (through existing credit arrangements or otherwise) to pay the Purchase Price and all fees and expenses related to the transactions contemplated by this Agreement and the Ancillary Agreements, and to capitalize AIHL Insurance Co. in accordance with the provisions of Section 9.7 hereof. Notwithstanding anything to the contrary in this Agreement or in any of the Ancillary Agreements, Purchaser acknowledges and agrees that its obligation to effect the transactions contemplated by this Agreement and the other Ancillary Agreements is not subject to the availability to Purchaser or any of its Affiliates of any reinsurance, debt or equity or other financing in any amount whatsoever.

                  Section 6.7 Brokers and Finders. Except for Merrill Lynch & Co., Inc., the fees and expenses of which will be paid by Purchaser (the "Purchaser's Fee"), no Investment Broker is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES
                         RELATING TO AIHL INSURANCE CO.

                  Purchaser hereby represents and warrants to Seller that, as of the Closing Date (except if another date is specified in the representation or warranty):

                  Section 7.1 Organization and Standing. AIHL Insurance Co. will be a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and will have all the requisite power and authority to carry on its business as then being conducted. AIHL Insurance Co. is duly qualified or licensed to do business and will be in good standing as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not adversely affect AIHL Insurance Co. Purchaser will make available to Seller prior to the Closing Date true, correct and complete copies of the certificate of incorporation and bylaws of AIHL Insurance Co.

                  Section 7.2 Authority. As of the Closing Date, AIHL Insurance Co. will have all requisite power and authority to execute and deliver the Ancillary Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance by AIHL Insurance Co. of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated thereby, will have been duly and validly authorized by all necessary action on the part of AIHL Insurance Co. and no other corporate proceedings on the part of AIHL Insurance Co. will be necessary to authorize the execution, delivery and performance of such Ancillary Agreements or the consummation of any of the transactions contemplated thereby. The Ancillary Agreements to which AIHL Insurance Co. will be a party will have been duly executed and delivered by AIHL Insurance Co. and, assuming the due authorization, execution and delivery of such Ancillary Agreements by each of the other parties thereto, will constitute legal, valid and binding obligations of AIHL Insurance Co., enforceable against AIHL Insurance Co. in accordance with their terms subject only to the Bankruptcy and Equity Exception.

                  Section 7.3 Noncontravention.

                           (a)      Except as set forth in Schedule 7.3, as of
the Closing Date, the execution, delivery and performance of the Ancillary Agreements to which AIHL Insurance Co. is a party will not, and the consummation of the transactions contemplated by such Ancillary Agreements will not, conflict with, or result in any breach, violation, impairment or revocation of, or default (with or without notice or lapse of time, or both) under, or give rise to the creation of a Lien, a right of termination, cancellation, revocation or acceleration of any obligation or loss of a benefit under (i) the certificate of incorporation and bylaws (or comparable organizational documents) of AIHL Insurance

Co., (ii) any loan or credit agreement, note, mortgage, indenture, lease, material agreement, concession, franchise, contractual license or similar authorization applicable to AIHL Insurance Co. or by or to which any of its properties or assets may be bound or subject, (iii) any Applicable Law applicable to AIHL Insurance Co. or to which its properties or assets may be bound or subject, or (iv) any order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation of any Governmental Entity or any agreement with, or condition imposed by, any Governmental Entity, in each case, which is binding upon AIHL Insurance Co. or its properties or assets other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, impairments, revocations, defaults, Liens, rights or losses which would not adversely affect the ability of AIHL Insurance Co. to reinsure new business to be underwritten by RSUI or to execute and deliver the Ancillary Agreements to which it is a party, to perform its obligations thereunder or to consummate the transactions contemplated thereby.

                  Section 7.4 Permits. Except as set forth in Schedule 7.4, at the Closing Date, AIHL Insurance Co. will hold (i) all Insurance Permits necessary to reinsure new business to be underwritten by RSUI and otherwise to perform its obligations under each Ancillary Agreement to which it is a party and (ii) all Insurance Permits necessary for the conduct of its business in each of the jurisdictions in which it conducts or operates such business as then conducted (collectively, the "AIHL Insurance Co. Permits"), and all such AIHL Insurance Co. Permits will be valid and in full force and effect. At the Closing Date, AIHL Insurance Co. will not be subject to any agreement or understanding with any Governmental Entity which (x) restricts its ability to reinsure new business to be underwritten by RSUI or otherwise to perform its obligations under each Ancillary Agreement to which it is a party or (y) requires AIHL Insurance Co. to take, or refrain from taking, any action relating to the foregoing otherwise permitted by Applicable Law.

                  Section 7.5 Compliance with Applicable Law. AIHL Insurance Co. will be in compliance with (a) the terms of its certificate or articles of incorporation, bylaws or other charter or organization documents and (b) all Applicable Laws, except, in the case of clause (b), where the failure to comply would not materially adversely affect the ability of AIHL Insurance Co. to execute and deliver the Ancillary Agreements, to perform its obligations thereunder, or to consummate the transactions contemplated thereby.

                                  ARTICLE VIII

                                GENERAL COVENANTS

                  Section 8.1 Conduct of Business Pending the Closing.

                           (a)      Except as set forth in Schedule 8.1(a),
except as contemplated by this Agreement or by any of the Ancillary Agreements or by the Landmark Purchase Agreement, and except with the written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), during the period from the date hereof to the Closing Date, Seller shall cause RSUI and each other Affiliate of Seller (provided, however, with respect to sub clauses
(i) through (iii) of this Section 8.1(a), only to the extent that the conduct of Affiliates of Seller other than RSUI relate to the Business) to (i) use commercially reasonable efforts to preserve intact its business organizations and Permits, to keep available the services of its officers and employees, and to maintain its relationships with and the goodwill of its agents, brokers, customers, suppliers, regulators, reinsurance intermediaries and other Persons having business dealings with RSUI or its Affiliates in connection with the Business, (ii) conduct the Business in the ordinary course consistent with past practice, (iii) maintain its books, records and accounts in the usual manner consistent with past practice and (iv) maintain and keep its properties and equipment relating to the Business in the ordinary course of business consistent with past practice.

                           (b)      Without limiting the generality of the
foregoing, except as set forth in Schedule 8.1(a), except as contemplated by this Agreement or by any of the Ancillary Agreements or by the Landmark Purchase Agreement, and except with the written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), during the period from the date hereof to the Closing Date:

                                    (i)      neither Seller nor any of its
         Affiliates (including RSUI) shall (A) enter into, renew, terminate, fail to renew, fail to perform any obligations under, waive or release any rights under or amend in any material respect any Material Business Contract or Business IP Contract, (B) enter into any new contract that would be a Material Business Contract, (C) enter into any new contract that would be an Intellectual Property Contract which would directly impact or materially relate to RSUI or the operation of the Business,
         (D) enter into any other new contract that would be material to RSUI or the operation of the Business, including, without limitation, contracts relating to the implementation of any new systems applications affecting RSUI or the Business, (E) fail to maintain in effect any contract or agreement for the maintenance or support of any software or equipment used by RSUI or the Business, or (F) exercise any option under any lease relating to leased property used by RSUI or the Business;

                                    (ii)     neither Seller nor any of its
         Affiliates (including RSUI) shall acquire or dispose of any asset relating to RSUI or the Business or that presently does or would at the Closing constitute part of the Acquired Assets, in each case, other than acquisitions or dispositions in the ordinary course of business;

                                    (iii)    Seller shall not permit RSUI to use
         its own funds to pay, discharge or satisfy any claims, liabilities or obligations associated with the Business (absolute, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business, and Seller shall not make any capital contribution to RSUI except in the form of cash;

                                    (iv)     Seller shall not permit RSUI to
         incur any indebtedness for borrowed money or guarantee such indebtedness of another or make any loans or advances or make any capital contributions to, or equity investments in, any other Person or issue or sell any debt securities, other than short-term indebtedness under existing lines of credit in the ordinary course of business;

                                    (v)      Seller shall not permit RSUI to
         authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, call, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or series or any other equity interest, or any bonds, debentures, notes, surplus notes, other evidences of indebtedness for borrowed money or other securities of any kind, including, without limitation, any stock options or stock appreciation rights or any securities convertible into or exchangeable or exercisable for any of the foregoing;

                                    (vi)     Seller shall not permit RSUI to
         acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or assets comprising a business or make any material investment, either by purchase of stock or other securities, or contribution to capital, in any case, in any material amount of property or assets, in or of any other Person;

                                    (vii)    neither Seller nor any of its
         Affiliates (including RSUI) shall make any material change in the underwriting policies or claims handling practices used by RSUI or any of the Royal Insurer Affiliates in connection with the operation of the Business as conducted on the date hereof, except as required by Applicable Law;

                                    (viii)   neither Seller nor any of its
         Affiliates (including RSUI) shall permit or allow any of the assets or properties of RSUI or the Acquired Assets to become subject to any Liens, except Permitted Liens;

                                    (ix)     Seller shall not permit RSUI to
         amend or modify its certificate or articles of incorporation, bylaws or other charter or organization documents;

                                    (x)      Seller shall not permit RSUI to
         split, combine or reclassify any shares of its capital stock, or declare, pay or set aside any sum for any dividend or other distribution (whether in cash, stock or property, any combination thereof or otherwise) in respect of its capital stock, or redeem, purchase or otherwise acquire (or agree to redeem, purchase or otherwise acquire) any of its capital stock or any of its other securities;

                                    (xi)     Seller shall not permit RSUI to
         adopt a plan of complete or partial liquidation, dissolution, rehabilitation, merger, consolidation, restructuring, recapitalization, redomestication or other reorganization;

                                    (xii)    Seller shall not permit RSUI to
         purchase or sell securities or other investments, or invest or reinvest income and proceeds in respect thereof, other than in the ordinary course of business and in accordance with Applicable Law;

                                    (xiii)   Seller shall not permit RSUI to
         make or authorize or commit any capital expenditures other than those in the ordinary course of business consistent with past practice which do not exceed $50,000 individually or $250,000 in the aggregate;

                                    (xiv)    Seller shall not permit RSUI to
         enter into any managing general agency contracts, third party administration contracts or other similar arrangements or commitments, or amendments, supplements or modifications thereto relating to the Business with any independent third party under which such independent third party has authority to perform underwriting analysis and issue insurance or reinsurance policies on behalf of RSUI or otherwise bind RSUI without prior approval by RSUI;

                                    (xv)     neither Seller nor any of its
         Affiliates (including RSUI) shall take any action that would result in any of the conditions to Closing set forth in this Agreement not being satisfied;

                                    (xvi)    Seller shall not permit RSUI to
         make any material change in its accounting methods or practices or make any material change in depreciation or amortization policies or rates adopted by it, except such changes as are required by GAAP or SAP;

                                    (xvii)   Seller shall not permit RSUI to,
         directly or indirectly, make any payment, discharge or satisfaction of any liability of RSUI before the same became due in accordance with its terms, other than in the ordinary course of business consistent with past practice, or as fully reflected or reserved against in the Audited RSUI Financial Statements or the Closing Balance Sheet;

                                    (xviii)  neither Seller nor any of its
         Affiliates (including RSUI) shall assign, license, sublicense, abandon or fail to maintain any Business Intellectual Property except as provided and expressly set forth in Section 9.1(a) herein; provided, however, that this provision shall not apply to any Royal Group Intellectual Property other than the RSUI Mark and the Mark Registration; and, provided, further, that for clarification purposes, this provision shall not apply to any Business IP Contracts that do not directly impact or materially relate to the Business; and

                                    (xix)    neither Seller nor any of its
         Affiliates (including RSUI) shall, nor shall Seller permit RSUI to, as applicable, agree in writing or otherwise to take any of the actions described above in clauses (i) through (xviii) of this Section 8.1(b).

                  Section 8.2 Exclusivity.

                           (a)      From the date of this Agreement through the
Closing, none of Seller or its Affiliates, or their respective officers, employees, representatives or agents will, directly or indirectly, solicit, encourage or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any manner with, any Person or group of Persons (other than Purchaser and its Affiliates) concerning any direct or indirect sale or other disposition of all or any portion of the Business.

                           (b)      Promptly after execution of this Agreement,
Seller shall, and shall cause each of its Affiliates to, use its commercially reasonable efforts to pursue, pursuant to the terms of any confidentiality agreements with third parties, the return from (or destruction by) all third parties and their representatives of all confidential information provided to them in connection with or concerning the sale of the Business. Seller agrees, upon Purchaser's written request and at Purchaser's expense, to use commercially reasonable efforts to enforce any agreements made by third parties pursuant to confidentiality agreements entered with Seller to treat as confidential information any non-public information concerning RSUI and the Business provided to such third parties under such confidentiality agreements; provided, that Purchaser shall indemnify Seller and hold Seller harmless from any Damages incurred or suffered by Seller as a result of actions taken by Seller pursuant to such request.

                           (c)      From the date of this Agreement through the
Closing, neither Purchaser and its Affiliates, on the one hand, nor Seller and its Affiliates, on the other hand, shall take, nor agree to commit to take, any action that would impede the ability of Seller or Purchaser, as applicable, to consummate the transactions contemplated by this Agreement, the Ancillary Agreements and the Landmark Purchase Agreement.

                  Section 8.3 Pre-Closing Access and Transition Matters.

                           (a)      Prior to the Closing Date, Purchaser shall
be entitled, through its officers, employees, counsel, accountants, actuaries, consultants and other representatives, to make such further investigation of the assets, liabilities, business and operations of RSUI and the Business, and to reasonable access to the Books and Records, Claims Histories (as defined in Section 8.4 below), contracts, properties, facilities, accounts, actuaries, consultants, advisors, management and personnel of RSUI and the Business as Purchaser may reasonably request in connection with the transactions contemplated by this Agreement, any of the Ancillary Agreements or the Landmark Purchase Agreement. Any investigation, examination or interview by Purchaser of RSUI Employees or access pursuant to any of the provisions of this Section 8.3(a) shall be conducted or occur at reasonable times during regular business hours upon reasonable prior notice. Each of the parties hereto and its employees and representatives shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination. Any such investigation, examination or interview shall be subject to all applicable legal limitations (including attorney-client and work product privileges, confidentiality and antitrust and fair trade limitations). No investigation or review by Purchaser or any of its representatives described above shall affect or be deemed to modify any of the representations, warranties, covenants or agreements of Seller set forth in this Agreement, the Ancillary Agreements, the Landmark Purchase Agreement, the Seller Disclosure Schedules and the other schedules and exhibits hereto and thereto; it being understood that, notwithstanding any right of Purchaser and its representatives to fully investigate the affairs of RSUI and the Business, and notwithstanding any knowledge of facts determined or determinable by Purchaser and its representatives pursuant to any such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement, the Ancillary Agreements, the Seller Disclosure Schedules and the other schedules and exhibits hereto and thereto.

                           (b)      Prior to the Closing Date, Seller shall be
entitled, through its officers, employees, counsel, accountants, actuaries, consultants and other representatives, to make such further investigation of the assets, liabilities, business and operations of AIHL Insurance Co., and to reasonable access to the Books and Records, Claims Histories, contracts, properties, facilities, accounts, actuaries, consultants, advisors, management and personnel of AIHL Insurance Co. as Seller may reasonably request in connection with the Quota Share Reinsurance Agreements and Administrative Services Agreements. Any investigation, examination or interview by Seller of employees of AIHL Insurance Co. or access pursuant to any of the provisions of this Section 8.3(b) shall be conducted or occur at reasonable times during regular business hours upon reasonable prior notice. Each of the parties hereto and its employees and representatives shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination. Any such investigation, examination or interview shall be subject to all applicable legal limitations (including attorney-client and work product privileges, confidentiality and antitrust and fair trade limitations).

                           (c)      Any such investigation, examination or
interview pursuant to Section 8.3(a) and Section 8.3(b) shall be subject to the terms and conditions of the letter agreement, dated December 5, 2002, between Purchaser and Seller (as the same may be amended, the "Confidentiality Agreement") and shall be subject to all other legal limitations (including attorney-client and work product privileges, confidentiality and antitrust and fair trade limitations). Each of the parties hereto shall cooperate in implementing the provisions of this Section 8.3 so as to not unreasonably interfere with the business operations of RSUI, the Royal Insurer Affiliates, Seller, or AIHL Insurance Co.

                  Section 8.4 Post-Closing Access.

                           (a)      Following the Closing Date, Seller and the
Royal Insurer Affiliates shall (i) allow the employees and representatives of Purchaser, upon reasonable prior notice and during regular business hours, the right, at Purchaser's expense, to examine and make copies of any Books and Records relating to the Business which were retained by Seller or any of its Subsidiaries for any reasonable purpose relating to the Business, including, without limitation, the preparation or examination of, or dispute relating to, Purchaser's Tax Returns, regulatory filings and financial statements and the conduct of any litigation or regulatory dispute, whether pending or threatened, concerning the conduct of the Business prior to the Closing Date and (ii) maintain such Books and Records for Purchaser's examination and copying for a period of not less than ten (10) years following the Closing Date, provided that after such period Seller shall provide Purchaser with at least twenty (20) Business Days' written notice prior to destroying or otherwise disposing of any such Books and Records, at which time and at the option and expense of Purchaser, Seller shall deliver such Books and Records to Purchaser rather than destroying the same. In addition, following the Closing Date, Seller and the Royal Insurer Affiliates shall provide the employees and representatives of Purchaser, upon reasonable prior notice and during regular business hours, the right, at Purchaser's expense, to examine and make copies of the claims histories maintained by Seller and/or the Royal Insurer Affiliates in respect of business underwritten by RSUI for the Royal Insurer Affiliates (the "Claims Histories"). For purposes of clause (ii) of the preceding sentence and for purposes of the last sentence of this Section 8.4(a), the term "Books and Records" shall be deemed to include the Claims Histories. Access to such Books and Records shall be at Purchaser's expense and may not unreasonably interfere with Seller's or any of its Subsidiaries' (or any of their successors') business operations.

                           (b)      Following the Closing Date, Purchaser shall
(i) allow Seller and the Royal Insurer Affiliates, upon reasonable prior notice and during regular business hours, through its employees and representatives, the right, at the expense of Seller, to examine and make copies of the Books and Records transferred to Purchaser at the Closing for any reasonable business purpose relating to any of their respective businesses, including, without limitation, the preparation or examination of the Closing Financial Data, Tax Returns, regulatory filings and financial statements or the conduct of any litigation or regulatory dispute, whether pending or threatened, and (ii) subject to any record retention requirements set forth in the Administrative Services Agreements, maintain such Books and Records for examination and copying by Seller and its Subsidiaries for a period of not less than ten (10) years following the Closing Date; provided that after such period Purchaser shall provide Seller with at least twenty (20) Business Days' written notice prior to destroying or disposing of any such Books and Records at which time and at the option and expense of Seller, Purchaser shall deliver such Books and Records to Seller, rather than destroying the same. Access to such Books and Records shall be at Seller's expense and may not unreasonably interfere with Purchaser's or any of its Affiliates' (or any of their successors') business operations.

                  Section 8.5 Governmental Entity Consents and Filings; Rating Agencies.

                           (a)      Schedule 8.5(a) sets forth all consents,
approvals and agreements of all Governmental Entities necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. The parties hereto shall (i) cooperate and use their respective reasonable best efforts to obtain all such consents, approvals and agreements at the earliest possible time hereafter, (ii) as promptly as practicable hereafter, file or submit, or cause to be filed or submitted, to all Governmental Entities all notices, applications, documents and other materials necessary in connection with the consummation of such transactions and (iii)

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

use their respective reasonable best efforts to respond as promptly as practicable to all inquiries received from all Governmental Entities for additional information or documentation in connection with such transactions. Seller and Purchaser shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement or any Ancillary Agreement which constitutes a reasonable likelihood that any requisite regulatory approval will not be obtained or that receipt of any such approval will be materially delayed. Seller and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions to any Governmental Entity. Seller and Purchaser shall provide the other with copies of all filings and submissions with Governmental Entities and shall provide the other with a reasonable opportunity to comment upon all such draft copies. For purposes of this Agreement, the covenant of the parties to use their "reasonable best efforts" shall not require any party to agree to limit in any material respect the conduct of its business or to divest itself of any material assets or properties.

                           (b)      Schedule 8.5(b) sets forth all filings or
submissions to all Governmental Entities to be filed or submitted in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. The parties hereto agree to use reasonable best efforts to file or submit, or cause to be filed or submitted, as promptly as practicable hereafter, all notices, applications, documents and other materials listed on
Schedule 8.5(b). The failure to obtain regulatory approval with respect to the filings and submissions set forth on Schedule 8.5(b) shall not be considered a material failure which would otherwise delay or prevent the consummation of the Closing.

                          (c)      Seller agrees to provide, and to cause its
Affiliates (including RSUI) to provide, to Purchaser such reasonable assistance as may be requested by Purchaser to allow Purchaser to obtain a rating from A.M. Best Company, Inc. for the insurance entities into which business underwritten by RSUI will be placed after the Closing.

                           (d)      Seller agrees to cause its Affiliates
(including RSUI and Landmark) to use their best efforts to obtain as soon as practicable after the date of execution of this Agreement all required Insurance Permits as may be necessary to allow Landmark to write insurance business on a non-admitted basis in all states other than the State of Oklahoma. The failure to obtain any such Insurance Permits shall not be considered a material failure which would otherwise delay or prevent the consummation of the Closing.

                  Section 8.6 Non-Governmental Consents.

                           (a)      Seller and Purchaser shall cooperate and use
commercially reasonable efforts to obtain as promptly as practicable following the date hereof all approvals, consents, waivers or authorizations of non-governmental Persons necessary to permit consummation of the transactions contemplated by this Agreement and the

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

Ancillary Agreements, all of which consents are listed on either Schedule 8.6(a)(i) or 8.6(a)(ii), including any required approvals, consents, waivers or authorizations with respect to (A) the assignment or transfer of rights under any Material Business Contracts and (B) an assignment or sublicense of any Business Intellectual Property, except as otherwise provided in Section 9.2(b). Seller is responsible to obtain consents set forth on Schedule 8.6(a)(i). Purchaser is responsible to obtain consents set forth on Schedule 8.6(a)(ii). The out-of-pocket costs and expenses incurred in obtaining such consents shall be borne by Seller, in the case of the Schedule 8.6(a)(i) consents, and by Purchaser, in the case of the Schedule 8.6(a)(ii) consents. Purchaser shall be entitled to participate in any negotiation with any Person whose consent is required in connection with the assignment or sublicensing or other transfer of any Material Business Contract or Acquired Intellectual Property and the rights and obligations thereunder.

                           (b)      Pending obtaining any required consent,
approval, waiver or authorization with respect to a Material Business Contract, the parties shall cooperate with each other to effect mutually agreeable, reasonable and lawful arrangements designed to provide Purchaser or its designated Affiliates with (A) the economic and operational equivalents that would have been realized by Purchaser or its designated Affiliates had the applicable Material Business Contract been assigned, subleased or transferred to Purchaser or its designated Affiliates at Closing or (B) to the extent that such economic and operational equivalent cannot be provided through Seller or one of its Affiliates, alternative third party contractual arrangements, which arrangements shall be determined by Purchaser in its reasonable discretion to be acceptable. Once consent, approval, waiver or authorization for the assignment, sublease or transfer of any such Material Business Contract not assigned, subleased or transferred at the Closing is obtained, Seller shall, and shall cause the appropriate Affiliate of Seller to, assign, sublease or transfer promptly such Material Business Contract to Purchaser or its designated Affiliate. In the event that any such Material Business Contract cannot be assigned, subleased or transferred or the benefits of use of any such Material Business Contract cannot be provided to Purchaser or its designated Affiliates within a reasonable period of time following the Closing, then Purchaser, or its designated Affiliates on the one hand, and Seller and its Affiliates, on the other hand, shall enter into such arrangements (including servicing, subleasing, subcontracting or occupancy) that will provide Purchaser or its designated Affiliates with (A) the economic and operational equivalents that would have been realized by Purchaser or its designated Affiliates had the applicable Material Business Contract been assigned, subleased or transferred to Purchaser or its designated Affiliates at Closing or (B) to the extent that such economic and operational equivalent cannot be provided through Seller or one of its Affiliates, alternative third party contractual arrangements which arrangements shall be determined by Purchaser in its reasonable discretion to be acceptable. Without limitation of the foregoing, Seller agrees to indemnify Purchaser and its Affiliates and to hold Purchaser and its Affiliates harmless from any Damages incurred or suffered by Purchaser or any of its Affiliates (including
RSUI) as a result of the failure to obtain the Sherman Oaks Consent.

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

                  Section 8.7 Further Assurances.

                           (a)      Upon the terms and subject to the conditions
herein provided, until the Closing Date each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions or do, or cause to be done, all things or execute any documents necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                           (b)      On and after the Closing Date, Seller, as
reasonably requested from time to time by Purchaser, and Purchaser, as reasonably requested from time to time by Seller, shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (but which shall not, however, contain any additional representations or warranties) which may be necessary to carry out any of the provisions hereof or of any Ancillary Agreement, including, without limitation, putting Purchaser in full possession and operating control of the Acquired Assets and causing Purchaser to have full unencumbered ownership of all of the RSUI Shares.

                  Section 8.8 Expenses. Except as otherwise expressly provided in this Agreement, in any of the Ancillary Agreements or with the Landmark Purchase Agreement, the parties to this Agreement shall bear their respective costs and expenses incurred in connection with the preparation, execution and performance hereof and thereof and the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided, however, that Seller and Purchaser shall share equally the cost of all filing fees in connection with all filings by any of the parties hereto or their respective Affiliates with Governmental Entities (including the Federal Trade Commission and the Antitrust Division under the HSR Act). The out of pocket costs and expenses incurred in connection with obtaining required approvals, consents, waivers or authorizations of non-governmental Persons will be allocated as provided in Section 8.6(a) above.

                  Section 8.9 Public Announcements. After the execution of this Agreement and through the Closing Date, the parties hereto shall consult with each other prior to making any public announcements which relate to the transactions contemplated by this Agreement or any of the Ancillary Agreements and give the other reasonable opportunity to review and comment on such public disclosure in advance of its release. Notwithstanding anything to the contrary contained in this Agreement or the Confidentiality Agreement, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction, beginning on the earliest of (i) the date of the public announcement of discussions relating to the transaction, (ii) the date of public announcement of the transaction, or
(iii) the date of the execution of this agreement (with or without conditions) to enter into the transaction, provided, however, that neither party (nor any employee, representative or other agent thereof) may disclose any information that is not necessary to understanding the tax treatment and any facts that may be relevant to the tax structure of the transaction (including the identity of the parties and any information that could lead another to determine the identity of the parties), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

                  Section 8.10 Notice of Adverse Developments. From the date hereof through the Closing Date (i) Seller shall notify Purchaser promptly of the occurrence of any event, condition or circumstance of which Seller has Knowledge that would jeopardize the fulfillment of any condition to the Closing and (ii) Purchaser shall notify Seller promptly of the occurrence of any event, condition or circumstance of which Purchaser has Knowledge that would jeopardize the fulfillment of any condition to the Closing. No disclosure by any party pursuant to this Section 8.10, however, shall be deemed to amend or supplement the Seller Disclosure Schedules or the Purchaser Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty, nor shall any such disclosure affect or otherwise limit the remedies available hereunder to the party receiving such notice. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, Seller shall promptly notify Purchaser of any Action of the type required to be described in Schedules 2.4,
3.5 or 4.10 hereof that is commenced or, to its Knowledge, threatened after the date hereof.

                  Section 8.11 Policy Form, Rate and Rule Filings.

                           (a)      As soon as practicable after the date of
this Agreement, Purchaser shall cause AIHL Insurance Co. to file or submit, or cause to be filed or submitted, to the insurance regulatory entities in all applicable states, applications, documents and other materials necessary in connection with obtaining all policy form, rate and rule filings necessary to enable AIHL Insurance Co. to issue in its own name contracts or policies similar to the RSUI-Produced Insurance Contracts. Purchaser agrees it shall cause AIHL Insurance Co. to use its best efforts to obtain all necessary policy form, rate and rule filings as soon as practicable after the Effective Date (as such term is defined in the Quota Share Reinsurance Agreements) and in any event by the first anniversary of the Effective Date.

                           (b)      Seller agrees to use its best efforts to
cooperate with, or cause its Affiliates to use their best efforts to cooperate with, AIHL Insurance Co. in obtaining all policy form, rate and rule filings necessary to enable AIHL Insurance Co. to issue in its own name contracts or policies similar to the RSUI-Produced Insurance Contracts.

                  Section 8.12 Intercompany Balances.

                           (a)      Except as set forth in Schedule 8.12(a),
Seller shall cause all intercompany accounts receivable or payable (whether or not currently due or payable) between (x) RSUI, on the one hand, and (y) Seller or any of its Affiliates, or any of the officers or directors of any of Seller or any of its Affiliates (other than RSUI or any of the officers or directors of RSUI), on the other hand, to be settled in full (without any premium or penalty) at or prior to the Closing, and such settlements shall be reflected in

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

the Closing Balance Sheet. At or prior to the Closing, Seller shall advise Purchaser as to the amounts of all such intercompany accounts and the method of settlement thereof. Except as set forth on Schedule 8.12(a), effective at or prior to Closing, all Intercompany Agreements shall be terminated and discharged in accordance with their terms, without any further liability or obligation thereunder.

                           (b)      From and after the Closing, except as set
forth on Schedule 4.17(c) or as fully reflected or reserved against in the Closing Balance Sheet, and except for obligations and agreements to be performed pursuant to this Agreement, the Ancillary Agreements and the Landmark Purchase Agreement, (i) none of RSUI, on the one hand, and Seller and its Affiliates, on the other hand, shall be subject to any further obligation or liability to the other of any nature whatsoever, under any Intercompany Agreement or otherwise, and (ii) none of Purchaser and its Affiliates (including RSUI), on the one hand, and Seller and its Affiliates, on the other hand, shall be subject to any further obligation or liability to the other of any nature with regard to the Business.

                  Section 8.13 Affiliate Agreements. All Affiliate Agreements shall be terminated and discharged without any further liability or obligation thereunder effective at or prior to the Closing, upon terms and pursuant to instruments reasonably satisfactory to Purchaser.

                  Section 8.14 Insurance Matters. Purchaser acknowledges that RSUI's insurance coverage will be terminated effective as of the Closing Date. Seller agrees to cooperate with Purchaser in obtaining, at the expense of Purchaser, replacement insurance coverage to provide insurance coverage to RSUI effective as of the Closing Date. Without limiting the generality of the foregoing, Seller shall provide such information, and cause RSUI and any other Affiliate of Seller, as may be appropriate, to complete and execute such applications, as may be reasonably necessary to arrange for such replacement insurance coverage.

                  Section 8.15 Resignation of RSUI Directors. Seller shall cause each of the directors of RSUI set forth in Schedule 8.15 to submit their letters of resignation effective as of the Closing Date.

                  Section 8.16 Disposition of Business. Prior to the Closing, neither Purchaser nor any Affiliate of Purchaser shall publicly announce any proposal or intention to sell, transfer or otherwise restructure (including, by way of merger, consolidation, exchange, business combination or any other transaction) directly or indirectly, any or all of the Acquired Assets or the Business.

                  Section 8.17 Transfer of Excluded Assets, Excluded Contracts and Retained Liabilities. Subject to Sections 9.1 and 9.2, to the extent practicable, Seller shall cause all of the Excluded Assets, the Excluded Contracts and the Schedule 1.3(c) Liabilities to be transferred by RSUI to Seller and/or its Affiliates, or otherwise disposed of, liquidated or discharged prior to Closing, upon terms and pursuant to instruments reasonably satisfactory to Purchaser. Such transfers, dispositions, liquidations or other discharges of the Excluded Assets, the Excluded Contracts and the Schedule 1.3(c)

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

Liabilities shall be reflected in the Closing Balance Sheet. To the extent necessary, Purchaser shall cooperate with Seller to transfer such Excluded Assets, Excluded Contracts and Schedule 1.3(c) Liabilities to Seller, including promptly notifying and delivering to Seller any such Excluded Assets if discovered or received by Purchaser subsequent to the Closing Date.

                  Section 8.18 Indemnification of Brokerage. Seller agrees to pay the Seller's Fee and to indemnify and hold harmless Purchaser from any claim or demand for commission or other compensation by any Investment Broker claiming to have been employed by or on behalf of RSUI, the Seller or any of its Subsidiaries in connection with the transactions contemplated hereby, and to bear the cost of legal expenses incurred in defending against any such claim. Purchaser agrees to pay the Purchaser's Fee and to indemnify and hold harmless Seller from any claim or demand for commission or other compensation by any Investment Broker claiming to have been employed by or on behalf of Purchaser or any of its Affiliates in connection with the transactions contemplated hereby, and to bear the cost of legal expenses incurred in defending against any such claim.

                  Section 8.19 Interim Financial Statements. From the date hereof until the Closing Date, as soon as practicable after they become available, Seller shall deliver to Purchaser true and complete copies the quarterly or annual GAAP financial statements relating to RSUI for each quarterly or annual period ending on or after the date hereof. All such GAAP financial statements shall be prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated in the notes thereto), and shall be delivered to Purchaser within forty-five (45) days after the end of each calendar quarter or within seventy-five (75) days after the end of the fiscal year.

                  Section 8.20 Corporate Records. At or prior to the Closing, Seller shall deliver to RSUI all minute books, stock ledgers, stock books, canceled or unused stock certificates, corporate seals, books, records (including but not limited to, for all open Tax periods, any Income Tax Returns, records and worksheets relating to Taxes, as well as any Tax closing or settlement agreements and any Tax examinations or similar reports, but excluding any such records that are part of any consolidated, combined, unitary or similar Tax Return except to the extent solely related to RSUI), files, personnel records, policy forms, stationery, software, data, documents and properties of RSUI that are in the possession of any of Seller or its other Affiliates.

                  Section 8.21 Instruments. Except as specifically provided elsewhere herein, any monies, checks, drafts, money orders, postal notes and other instruments received after the Closing by Seller or any of its Affiliates in payment of any amounts due RSUI (other than amounts due with respect to Taxes) shall be held in trust therefor and, forthwith after receipt by Seller or such Affiliates thereof, be transferred and delivered by Seller and such Affiliates to RSUI and any such instruments made payable to Seller or such Affiliates when so delivered shall bear all endorsements required to effectuate the transfer of the same to RSUI.

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

                  Section 8.22 Cooperation. (a) From and after the Closing Date, Purchaser agrees to cause RSUI (including its directors, officers and employees and former directors, officers and employees who are employees of Purchaser or any of its Affiliates) to assist, cooperate and voluntarily participate in the defense of any legal or regulatory action brought against Seller (or any Affiliate of Seller) by any third party with regard to the businesses of Seller or any of its Affiliates as to which any such director, officer or employee has independent knowledge. Seller agrees to reimburse Purchaser for any out-of-pocket costs and expenses incurred by Purchaser or any of its Affiliates in connection with providing such assistance.

                           (b)      From and after the Closing Date, Seller
agrees on behalf of itself and its Affiliates (including directors, officers and employees and former directors, officers and employees who are employees of Seller or any of its Affiliates) to assist, cooperate and voluntarily participate in the defense of any legal or regulatory action brought against Purchaser, RSUI, AIHL Insurance Co. or any other Affiliate of Purchaser by any third party with regard to the businesses of Purchaser or any of its Affiliates as to which any such director, officer or employee has independent knowledge. Seller agrees to reimburse Purchaser for any out-of-pocket costs and expenses incurred by Purchaser or any of its Affiliates in connection with providing such assistance.

                                   ARTICLE IX

                              ADDITIONAL COVENANTS

                  Section 9.1 Trademarks; Change of Corporate Names.

                           (a)      On or prior to the Closing Date, Seller
shall cause Royal & SunAlliance to execute such instruments, in form and substance reasonably satisfactory to Purchaser, assigning to RSUI all right, title and interest in and to the RSUI Mark, excluding the Mark Registration (such instruments, the "Service Mark Assignment"). Within (3) days following the Closing, Seller shall cause Royal & SunAlliance to cancel the Mark Registration by filing an instrument of express abandonment with the United States Patent and Trademark Office. On and after the Closing Date, Seller shall, and shall cause its Affiliates, as reasonably requested by Purchaser, to execute any additional documents, instruments or conveyances which may be necessary in order for RSUI or its successor to register the RSUI Mark with the United States Patent and Trademark Office (and similar authorities in other jurisdictions) so long as the subject matter of such registrations does not incorporate the name "Royal" or the navigator or half-navigator design elements currently used by Royal Insurer Affiliates.

                           (b)      Change of Corporate Name. As promptly as
practicable following the Closing, but in no event later than six (6) months following the Closing Date, Purchaser shall, and shall cause its Affiliates to, cause RSUI to make appropriate filings with all Governmental Entities and any other applicable registries to change the legal name and any tradename of RSUI to a name that does not include "Royal", "RSA" or anything confusingly similar thereto. Seller agrees that the foregoing shall not be deemed to prohibit RSUI or any of its Affiliates from adopting a new name that allows for continued use of the acronym "RSUI" or from using "RSUI" in its corporate name.

                           (c)      Intellectual Property. For the avoidance of
doubt, except as provided in Sections 9.1 or 9.2 or as otherwise provided in any of the Ancillary Agreements, the parties hereto agree that Purchaser is not purchasing, acquiring or otherwise obtaining any right, title or interest in, to or under (i) any Intellectual Property, proprietary Computer Software and IP Licenses owned by Seller set forth in Schedule 9.1(c) hereto (collectively, the "Royal Group Intellectual Property"), whether directly or indirectly as a result of Purchaser's acquisition of the RSUI Shares, or (ii) except as expressly provided for hereunder or in the Ancillary Agreements (including indirectly as a result of Purchaser's acquisition of the RSUI Shares), any other Intellectual Property, including, but not limited to, the names "Royal", "Royal Specialty Underwriting Inc.", Navigator Logo or any Trademark related thereto or employing the words "Royal" and "Royal Specialty Underwriting Inc." or any part or variation thereof or any confusingly similar Trademark. Seller agrees that the foregoing shall not be deemed to prohibit RSUI or any of its Affiliates from adopting a new name that allows for continued use of the acronym "RSUI" or from using "RSUI" or "Specialty Underwriting" in its corporate name.

                  Section 9.2 Other Intellectual Property Matters.

                           (a)      As promptly as practicable following the
date hereof, Seller shall use its commercially reasonable efforts (i) to assist Purchaser in obtaining new licenses for RSUI's benefit and use following the Closing of all of the Intellectual Property licensed from a third party that is listed in Schedule 4.15(a), and (ii) in the event that Purchaser is unable, despite its commercially reasonable efforts and Seller's assistance, to obtain any rights to such Intellectual Property prior to the Closing, to enter or assist Purchaser in entering into any reasonable lawful arrangement designed to provide RSUI or its designated Affiliates (1) with the benefits of Seller's license of such Intellectual Property or (2) with economic and operational equivalents to said Intellectual Property or (3) with alternative third party contractual arrangements, which arrangements shall be determined by Purchaser in its reasonable discretion to be acceptable, and shall cause Purchaser to bear the costs and obligations applicable to RSUI or its designated Affiliates for their use under Seller's license, the portion of the economic and operational equivalent attributable to RSUI or its designated Affiliates or the alternative third party contractual arrangements, whichever is applicable.

                           (b)      In the event that, following the Closing,
Purchaser or Seller identifies additional Intellectual Property (including, without limitation, Computer Software or Trade Secrets) that is owned or controlled by Seller and is necessary for the conduct of the Business, Seller shall, or shall cause its applicable Affiliates, to enter into a license, in form and substance reasonably satisfactory to both parties, granting RSUI a non-exclusive, royalty-free license to use such Intellectual Property in connection with the Business under terms that are, where appropriate, consistent with those contained in the Administrative Services Information Technology License.

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

                           (c)      Seller on its own behalf and/or on behalf of
its Affiliates hereby grants RSUI and its Affiliates the limited, perpetual right to use the form and content of the "Big Shield form" (the "Form") on a non-exclusive basis in connection with the offering and sale of insurance products and services in accordance with practices current as of the Closing Date, as necessary regulatory forms, and in other ways customary to the trade; provided, however, that neither RSUI nor any of its Affiliates shall have any right to use the "Big Shield" trademark; and provided, further, that the Form and the content of the Form are provided on an "as is" basis and without representations or warranties of any kind. The rights granted under this Section 9.2(c) shall not be transferable without Seller's prior written consent except for assignments made in connection with a merger, reorganization, sale or other transfer of all or substantially all of the assets or business of RSUI.

                  Section 9.3 Noncompetition and Nonsolicitation by Seller.

                           (a)      Except as provided in Sections 9.3(c) and
9.3(d) below, for a period of two (2) years following the Closing Date (the "Non-Compete Period"), neither Seller nor any of its Affiliates shall (for their own account or for the benefit of any other Person without the prior written consent of Purchaser), directly or indirectly, as a principal or solely or jointly with others, or as stockholders, partners, members or other owners in or of any Person, (i) underwrite any RSUI-Produced Insurance Contract (provided, however, that Seller and its Affiliates shall not be prohibited by this Section 9.3(a)(i) from underwriting any RSUI-Produced Insurance Contract if RSUI has tendered written notice of non-renewal of such RSUI-Produced Insurance Contract and RSUI has not offered to place the subject contract either in an insurance company affiliated with Purchaser or with a Royal Insurer Affiliate), or (ii) accept any risk in the United States placed through a wholesale broker for a policy of insurance of a type underwritten by RSUI as of the Closing Date.

                           (b)      Except as provided in Sections 9.3(c) and
9.3(d) below, Seller further agrees that, during the Non-Compete Period, neither it nor any of its Affiliates shall underwrite in the United States any policies, binders and contracts of insurance that provide monoline coverage for the following types of insurance: (i) directors and officers liability; (ii) professional liability; and (iii) excess umbrella liability.

                           (c)      Notwithstanding anything to the contrary
contained in this Agreement or in any Ancillary Agreement, Purchaser acknowledges and agrees that Seller and its Affiliates have been issuing, and during the Non-Compete Period shall be permitted to continue to issue, (i) through its retail distribution channel, policies, binders and contracts for the following types of insurance: (A) property; (B) inland marine; and (C) general liability, (ii) policies, binders and contracts for errors and omissions insurance for architects and engineers underwritten by Design Professional Insurance Company (DPIC), a business unit of Seller, and (iii) umbrella policies, binders and contracts of insurance written by Seller or any of its Affiliates that are in excess of Seller's or such Affiliate's own primary policies, provided and to the extent that such actions described in clauses (i),
(ii) and (iii) above do not involve any use of the Books and Records.

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

                           (d)      The restrictions in paragraphs (a) and (b)
of this Section 9.3 shall not prevent Seller or any of its Affiliates during the Non-Compete Period from:

                                    (i)      arranging or underwriting cover for
         any client of Seller or any Affiliate or Network Partner as part of a multinational insurance program which is administered from a territory or territories outside the United States;

                                    (ii)     carrying on inwards reinsurance
         business (provided that neither Seller nor any Affiliate will enter into reinsurance arrangements solely for the purpose of defeating the effect of the restrictions set forth in paragraphs (a) and (b) of this
         Section 9.3);

                                    (iii)    holding or acquiring for investment
         purposes only any interest in securities of a Person which are listed or quoted or traded on any generally recognized market, provided that such securities amount to less than ten percent (10%) of the outstanding securities of such Person and carry less than ten percent (10%) of the voting rights attaching to the outstanding securities of that Person; and

                                    (iv)     underwriting any type of insurance
         contracts which are not being underwritten by RSUI as of the Closing Date; and

                                    (v)      purchasing an entity or group of
         entities (an "Acquired Entity") that competes in the wholesale market with the Business (a "Competing Business") as conducted on the date hereof, so long as:

                           (A) the gross revenues of the Competing Business do not exceed 15% of the gross revenues of the Acquired Entity during the most recent fiscal year of the Acquired Entity ended before the date of acquisition of the Acquired Entity; and

                           (B) Seller takes appropriate safeguards to further the intent of this Section 9.3, including implementing procedures to ensure that no disclosure of any information relating primarily to the Business is made or otherwise becomes available to the Competing Business or to the Acquired Entity.

                           (e)      During the Non-Compete Period, none of
Seller or its Affiliates shall solicit or hire any Transferred Employee without the prior written consent of Purchaser; provided, however, that nothing in this
Section 9.3(e) shall prohibit Seller or any of its Affiliates from hiring any Transferred Employee whose employment has been terminated by Purchaser or an Affiliate of Purchaser, as applicable, where none of Seller or its Affiliates has solicited such Transferred Employee for employment prior to the date of the termination of such Transferred Employee by Purchaser or its Affiliate, as applicable. (For purposes of this Section 9.3(e), prior to January 1, 2004, references to "Transferred Employees" shall be deemed to be references to RSUI Employees and New

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

Hires as defined in Section 11.1 below). In the event that Purchaser has Knowledge of any solicitation in violation of this Section 9.3(e), Purchaser shall promptly notify Seller.

                           (f)      The parties to this Agreement acknowledge
that the type and periods of restriction imposed in the provisions of this
Section 9.3 are fair and reasonable and are reasonably required for the protection of the parties. If any of the restrictions or covenants in paragraphs
(a), (b), (c) (d), or (e) of this Section 9.3 are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                           (g)      Seller agrees that the covenants in this
Section 9.3 are for the benefit of Purchaser and its Affiliates (including
RSUI).

                           (h)      Seller agrees that, at no time after the
Closing Date, will it or any of its Affiliates (i) itself use for the purpose of competing with the Business of RSUI any confidential information of RSUI or the Business obtained by it while Seller was a stockholder of RSUI and an owner of the Business (the "RSUI Confidential Information"), or (ii) disclose to any Person any RSUI Confidential Information; provided, however, that this clause
(ii) shall not preclude the disclosure of such RSUI Confidential Information if
(A) disclosure of such RSUI Confidential Information is in the reasonable opinion of a Royal Insurer Affiliate necessary in the conduct of its business;
(B) disclosure of such RSUI Confidential Information is reasonably required by Seller or any of its Affiliates in connection with the performance by Seller and its Affiliates of their obligations under the Employee Leasing Agreement or under any other Ancillary Agreement; (C) disclosure of such RSUI Confidential Information shall be required by Applicable Law or order of any Governmental Entity, (D) disclosure of such RSUI Confidential Information is, in the reasonable judgment of Seller or an Affiliate of Seller, required in connection with any claim against or involving Seller or any of its Affiliates or (E) such RSUI Confidential Information is publicly available (other than RSUI Confidential Information known generally to the public as a result of a violation of this Section 9.3(h) by Seller or any of its Affiliates) or is known or subsequently developed by the Seller or any of its Affiliates outside of its affiliation with RSUI or the Business from a source that is not prohibited from disclosing such RSUI Confidential Information to Seller or any of its Affiliates by a legal, contractual, fiduciary or other obligation to Purchaser or any of its Affiliates (including RSUI).

                           (i)      Seller agrees that a monetary remedy for a
breach of the agreements set forth in this Section 9.3 will be inadequate and impracticable and further agrees that such a breach would cause Purchaser irreparable harm, and that, in the event of such a breach, Purchaser shall be entitled to such injunctive relief, including temporary restraining orders and preliminary and permanent injunctions, as may be determined by a court of competent jurisdiction.

                           (j)      For purposes of this Section 9.3, "Network
Partner" means any insurance company that is not an Affiliate of Seller that utilizes the Royal &

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

SunAlliance Insurance Group plc global network in order to write business for its multinational clients.

                  Section 9.4 Ancillary Agreements; Other Closing Deliveries.

                           (a)      Seller shall, and shall cause RSUI and each
of the Royal Insurer Affiliates to, execute and deliver at the Closing each of the Ancillary Agreements to which it is a party and each other agreement, document or instrument which is necessary to effect the transactions contemplated by this Agreement or the Ancillary Agreements.

                           (b)      Purchaser shall, and shall cause its
Affiliates to, execute and deliver at the Closing each of the Ancillary Agreements to which it is a party and each other agreement, document or instrument which is necessary to effect the transactions contemplated by this Agreement or the Ancillary Agreements.

                           (c)      Promptly following the date of this
Agreement, the parties hereto agree to negotiate in good faith the definitive terms of the Transition Services Agreement.

                           (d)      At the Closing, Seller shall deliver to
Purchaser: (i) evidence of compliance with the requirements of Section 8.12 regarding the settlement of intercompany balances and the termination of Intercompany Agreements; (ii) evidence of compliance with the requirements of
Section 8.13 regarding the termination of Affiliate Agreements; (iii) a certificate satisfying the requirements of Treasury Regulation Section 1.1445-2(b)2; (iv) the Closing RSUI Contract List; and (v) the Cat Cover Endorsement.

                  Section 9.5 Updates to Seller Disclosure Schedules. Seller shall use reasonable best efforts to provide in writing to Purchaser updates to
Schedule 11.1(a) (RSUI Employees) of the Seller Disclosure Schedules between the date hereof and the Closing Date.

                  Section 9.6 The American Agency. From and after the Closing Date, Purchaser agrees to provide, and to cause its Affiliates (including RSUI) to provide, such reasonable assistance as may be requested from time to time by Seller in connection with the proposed sale of The American Agency. Seller agrees to reimburse Purchaser for any out-of-pocket costs and expenses incurred by Purchaser or any of its Affiliates (including RSUI) in connection with providing such assistance.

                  Section 9.7 Capitalization of AIHL Insurance Co. Prior to the Closing, Purchaser will take such action as may be necessary to cause the policyholders' surplus of AIHL Insurance Co. to be not less than $500,000,000 on the Closing Date.

                  Section 9.8 Certain Matters.

                           (a)      Purchaser agrees to take such action as may
be necessary to cause AIHL Insurance Co. to perform its obligations under the Quota Share Reinsurance Agreements with regard to the collateralization of the Trust provided for thereunder.

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

Purchaser further agrees that, if the policyholders' surplus of AIHL Insurance Co. reflected in any annual or quarterly statutory filing is less than $300,000,000 as of the end of the period, Purchaser will, within ten Business Days after the date of such statutory filing, take such action as may be necessary to cause the policyholders' surplus of AIHL Insurance Co. to be not less than $300,000,000.

                           (b)      Purchaser and Seller agree that the
commitments of Purchaser made in Section 9.8(a) above shall be terminated on the date of filing of AIHL Insurance Co.'s statutory statements for the year ended December 31, 2004, or on the date of filing of AIHL Insurance Co.'s statutory statements for a quarterly or annual period ended after December 31, 2004, if, on such date, (i) AIHL Insurance Co. holds an A.M. Best Insurer's Financial Strength rating of at least A-, without negative outlook or similar modifier,
(ii) the policyholders' surplus of AIHL Insurance Co. reflected in such statutory filing is not less than $500,000,000, and (iii) (A) the sum of (x) unearned premium reserves plus (y) loss and loss adjustment expense reserves (including reserves for incurred but not reported claims) held by AIHL Insurance Co. in respect of its obligations under the Quota Share Reinsurance Agreements, taken as a whole (but, from and after the date of closing of the Landmark Purchase Agreement, excluding unearned premium reserves and loss and loss adjustment expense reserves held by AIHL Insurance Co. in respect of its obligations under the Landmark Quota Share Reinsurance Agreement), does not exceed 50% of the policyholders' surplus of AIHL Insurance Co. reflected in such statutory filing and (B) Purchaser shall have delivered to Seller an opinion (in the case of a statutory filing for an annual period) or a review (in the case of a statutory filing for a quarterly period) prepared by a nationally recognized independent actuarial firm supporting the reserves reflected in such statutory filing. Purchaser further agrees that, until the commitments of Purchaser made in Section 9.8(a) above are terminated upon fulfillment of the conditions for such termination set forth in the immediately preceding sentence, Purchaser shall not dividend or distribute (A) any shares of Purchaser's wholly owned subsidiaries Capital Transamerica Corporation and Platte River Insurance Company or any shares of Purchaser's indirect wholly owned subsidiaries Capital Indemnity Corporation and Capital Specialty Insurance Corporation or (B) any proceeds of the sale of any of Capitol Transamerica Corporation, Platte River Insurance Company, Capitol Indemnity Corporation and/or Capitol Specialty Insurance Corporation.

                                    ARTICLE X

                                   TAX MATTERS

                  Section 10.1 Transfer Taxes. All Transfer Taxes, if any, arising out of or in connection with the transactions contemplated by this Agreement shall be borne equally by Seller and Purchaser. The parties shall cause all appropriate stock Transfer Tax stamps to be affixed to the certificate or certificates representing the RSUI Shares so sold and delivered. Seller and Purchaser shall reasonably cooperate in the preparation, execution and filing of, all Tax Returns, applications or other documents regarding any Transfer Taxes that become payable in connection with the sale of the Acquired Assets and the Acquired Intellectual Property pursuant to this Agreement.

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

                  Section 10.2 Tax Matters. Except as provided in Section 10.1 hereof:

                           (a)      Parent or Seller shall file or cause to be
filed when due all Tax Returns that are required to be filed for any Pre-Closing Tax Period by or with respect to RSUI, and, subject to Section 10.3 hereof, shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns. All such Tax Returns will be prepared in a manner consistent with the past practice of Seller and RSUI.

                           (b)      Purchaser shall file or cause to be filed
when due all Tax Returns that are required to be filed for any Post-Closing Tax Period or any Straddle Period by or with respect to RSUI and, subject to Sections 10.2(d) and 10.3 hereof, Purchaser shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

                           (c)      Purchaser shall cause RSUI to prepare in a
manner consistent with past practice of RSUI and to deliver to Parent or Seller, all relevant Tax information relating to RSUI reasonably required to permit Parent or Seller to file or cause to be filed when due all Tax Returns required to be filed or caused to be filed by Parent or Seller pursuant to Section 10.2(a) of this Agreement.

                           (d)      In the case of any Tax Return for any
Straddle Period, Purchaser shall provide Seller with copies of the completed Tax Return for such taxable period and a schedule apportioning the Tax shown on such Tax Return as between Seller and Purchaser and specifying the amount due to or from Seller (all computed in accordance with Section 10.3 hereof), together with such related work papers and other documents as Seller shall reasonably request, no later than forty-five (45) days before the due date for the filing of such Tax Return. Seller and its authorized representatives shall have the right to review the Tax Return and schedule received from Purchaser pursuant to the terms of this Section 10.2(d). Seller and Purchaser agree to consult each other and resolve in good faith any issues arising under the terms of this Section 10.2(d) as a result of the review of any such Tax Returns and schedule received from Purchaser. If the parties agree upon the contents of the Tax Return and the schedule, then the Tax Return shall be filed as so agreed and the amount of Tax, if any, due from Seller shall be paid by Seller to Purchaser no later than two
(2) days prior to the date of filing of such Tax Return or the amount of Tax due, if any, from Purchaser to Seller shall be paid by Purchaser to Seller no later than three (3) days after the date of filing of such Tax Return. If the parties are unable to resolve any dispute as to any Tax Return or accompanying schedule within thirty (30) days after the provision of such Tax Return or schedule to the Seller, the parties shall refer the dispute to an independent mutually agreed upon nationally recognized accounting firm (the "Independent Firm") to act as an arbitrator to resolve the disagreement prior to the due date of the filing of such Tax Return. The Independent Firm's determination shall be final and binding upon the parties, and all fees and expenses relating to the engagement of the Independent Firm shall be shared equally by Seller and Purchaser.

                           (e)      Seller or Parent shall cause any Tax sharing
agreement or similar arrangement with respect to Taxes involving RSUI, on the one hand, and Seller,

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

Parent or any Affiliates of either, on the other hand, to be terminated effective as of June 30, 2003, so that to the extent any such agreement or arrangement relates to RSUI after June 30, 2003, none of RSUI, Seller, Parent nor the Affiliates of any of them shall have any obligation thereunder to the other, whether to make payment or otherwise, under any such agreement or arrangement for any past, present or future period, which obligations shall be governed solely by this Agreement.

                           (f)      Except as otherwise expressly contemplated
by this Agreement, from the date hereof to and including the Closing Date, neither Parent nor Seller without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) will permit RSUI to directly or indirectly (i) make, change or revoke, or permit to be made, changed or revoked, any material election or method of accounting, with respect to Taxes affecting RSUI for Post-Closing Tax Periods, or (ii) enter into, or permit to be entered into, any closing or other agreement or settlement with respect to Taxes of RSUI affecting or relating to Post-Closing Tax Periods.

                  Section 10.3 Computation of Tax Liabilities.

                           (a)      For purposes of applying this Section 10.3,
when applying the definitions of "Pre-Closing Tax Period," "Post-Closing Tax Period," "Straddle Period," or "Closing Date," (i) with reference to federal Income Taxes, the term "Closing Date" as used in such definitions shall mean the Closing Date, and (ii) with respect to all other Taxes, the term "Closing Date" as used in such definitions shall mean June 30, 2003.

                           (b)      The Seller will be responsible for all Taxes
attributable to Pre-Closing Tax Periods and the portion of any Straddle Period ending on the Closing Date, and the Purchaser will be responsible for all Taxes attributable to any Post-Closing Tax Period and the portion of any Straddle Period beginning after the Closing Date. To the extent permitted or required by Applicable Law or administrative practice, and for the purpose of allocating the parties' responsibility for Taxes hereunder: (i) the taxable period of RSUI that began on January 1 of the calendar year which includes the Closing Date shall be treated as closing as of the close of business on the Closing Date; notwithstanding the foregoing, (ii) all transactions not in the ordinary course of business and properly allocable thereunder to the portion of the day after the Closing Date shall be reported on Purchaser's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of Purchaser or its Affiliates to the extent permitted by Applicable Law, (iii) no election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items), and (iv) Treasury Regulation
Section 1.1502-76(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items, including, without limiting the generality of the foregoing, compensation items) for the month that includes the Closing Date.

                           (c)      For purposes of this Agreement, where it is
necessary to apportion between Seller and Purchaser the Tax liability of an entity for a Straddle Period

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

(which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of the Closing Date, and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis, or that are imposed with respect to the portion of a Straddle Period occurring after June 30, 2003, shall be allocated on a daily basis. In determining Seller's liability for Taxes pursuant to this Agreement, Seller shall be credited with the amount of estimated or actual Taxes paid by or on behalf of RSUI on or prior to June 30, 2003 or paid on behalf of RSUI on or prior to the Closing Date. To the extent that Seller's liability for Taxes of RSUI for a Straddle Period is less than the amount of estimated or actual Taxes previously paid by or on behalf of RSUI with respect to such Straddle Period, Purchaser shall pay Seller the difference within three (3) days of the filing of the Tax Return relating to such Tax. Parent, Seller and the Purchaser further agree to file all Tax Returns (including, without limitation, all State income Tax Returns), handle the contest of any audit and otherwise act for all Tax purposes consistent with the provisions of this Section 10.3.

                  Section 10.4 Seller's Indemnity for Taxes. Notwithstanding anything contained in this Agreement to the contrary:

                           (a)      Seller shall pay and shall indemnify and
hold harmless the Purchaser, RSUI and their respective Affiliates, successors and permitted assigns from: (i) all liability for Taxes of RSUI for all Pre-Closing Tax Periods and the Seller's portion of any Straddle Period (as determined pursuant to Section 10.2(d) and 10.3 hereof), including any Income Taxes incurred as a result of the distribution of the Excluded Assets to Seller or an Affiliate thereof, and any liability of the Parent Group for additional Taxes arising solely as a result of the Section 338 Elections if elected, as set forth below; (ii) any additional Taxes of RSUI in any Post-Closing Period as the result of the disallowance of any deduction pursuant to the application of
Section 280G of the Code for any compensation payment that is the result of the breach of the representation in Section 4.14(l); (iii) all liability resulting by reason of the several liability of RSUI pursuant to Treasury Regulations
Section 1.1502-6 or any similar provision of Applicable Law or by reason of RSUI ever having been a member of any consolidated, combined or unitary group on or prior to the Closing Date; and (iv) all Losses (as such term is defined in Section 15.3) attributable to any misrepresentation or breach or non-performance of warranty or agreement made by the Seller or the Parent in Section 4.13 or this Article X.

                           (b)      The representations and warranties of Seller
and the agreements of the parties contained in this Article X shall survive the Closing and shall continue in full force and effect until thirty (30) days after the expiration of the statute of limitations of the Tax to which the representation, warranty or agreement relates. There shall be no limit on the aggregate amount for which Seller shall be liable under Section 10.4(a) hereof and no deductible shall apply.

                  Section 10.5 Assistance and Cooperation. After the Closing Date, both Seller and Purchaser shall (and shall cause their respective Affiliates to) in good faith cooperate with and assist the other in connection with the preparation of any Tax Returns

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

(including any amended Tax Returns), the determination of the requesting party's own liability for Taxes, any audit or other examination by any Taxing Authority, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder shall (i) make such request in writing and (ii) reimburse the other party for the reasonable out-of-pocket expenses incurred in providing such assistance. In addition, neither party shall dispose of any Tax workpapers, books or records relating to RSUI during the six-year period following the Closing Date, and thereafter shall give the other party written notice before disposing of such items and a reasonable opportunity to copy or take possession of the same prior to their disposition. Each party shall be free to dispose of such items after the expiration of the six-year period, unless such other party provides notice within thirty (30) days of the expiration of the six-year period that such other party intends to copy or take possession of such items. Any information obtained pursuant to this Section 10.5 shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

                  Section 10.6 Refunds. Any Tax refund (including any interest in respect thereof but net of any Tax imposed thereon) received by Purchaser or its Affiliates, and any amounts credited against Tax to which Purchaser or any of its Affiliates becomes entitled (including by way of any amended Tax Returns), that relate to any taxable period, or portion thereof, ending on or before the Closing Date shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit within five
(5) days after receipt or entitlement thereto. Purchaser shall pay Seller interest at the rate prescribed under section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due pursuant to the preceding sentence. For purposes of applying this Section 10.6, the term "Closing Date" shall mean (i) with reference to a refund of federal Income Taxes, (x) if no Section 338 Election is made, the Closing Date, and (y) if the Section 338 Election is made, June 30, 2003, and (ii) with respect to a refund of all other Taxes, June 30, 2003.

                  Section 10.7 Contests. Notwithstanding anything to the contrary contained in this Agreement:

                           (a)      After the Closing Date, Purchaser shall
notify Seller in writing within ten (10) days of the date a claim is made or threatened in writing by any Taxing Authority that, if successful, may reasonably result in an indemnity payment by Seller under Section 10.4 (a "Tax Claim"). Such notice shall contain factual information describing in reasonable detail the nature and basis of such claim and the amount thereof, to the extent known, and shall include copies of any notice or other document received from any Taxing Authority in respect of any such asserted Tax liability. Failure by Purchaser to give such notice to the Seller shall not relieve the Seller of any liability that it may have on account of its indemnification obligation under this Article X, except to the extent that the Seller is materially and adversely prejudiced thereby in the defense of such Tax Claim; provided, however, that irrespective of whether the Seller is materially or adversely prejudiced, Seller shall be permitted to reduce any liability it may have on account of its indemnification obligation under this Article X by the amount of Seller's actual, out-of-pocket monetary damages that are caused by the Purchaser's failure to timely give the notice required pursuant to this Section 10.7(a).

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

                           (b)      Seller will have the right, at its option,
upon timely notice to Purchaser, to assume at its own expense control of any audit or other defense of any Tax Claim (other than a Tax Claim relating solely to Taxes of RSUI for a Straddle Period, which as described below, the parties shall jointly control) with its own counsel, provided that Seller's notice acknowledges Seller's indemnification liability for such claim. Seller's right to control a Tax Claim will be limited to issues in respect of which amounts in dispute would be paid by Seller or for which Seller would be liable pursuant to
Section 10.4. Costs of defending or contesting such Tax Claims are to be borne by Seller unless the Tax Claim relates to a Straddle Period, in which event such costs shall be fairly apportioned as described below. Purchaser and RSUI at their own expense each shall cooperate with Seller in contesting any Tax Claim, which cooperation shall include the retention and, upon Seller's request, the provision of records and information that are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder. Notwithstanding the foregoing, Seller shall neither consent nor agree to the settlement of any Tax Claim with respect to any liability for Taxes that may affect the liability for any state, federal or foreign income tax of RSUI or any affiliated group (as defined in section 1504(a) of the Code) of which RSUI is a member for any Post-Closing Tax Period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, and neither Seller, nor any Affiliate of Seller, shall file an amended Tax Return that may increase the liability for Taxes of RSUI for any Post-Closing Tax Period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Purchaser and Seller shall jointly control all proceedings taken in connection with any Tax Claims relating solely to a Straddle Period of RSUI and each party shall bear its own out-of-pocket costs and expenses of the contest and all joint costs and expenses of the contest shall be borne in the same ratio as the applicable proposed Tax would be allocated. For purposes of this Section 10.7(b), when applying the definitions of "Pre-Closing Tax Period," "Post-Closing Tax Period," "Straddle Period," or "Closing Date," (i) with reference to Tax Claims involving federal Income Taxes, the term "Closing Date" as used in such definitions shall be deemed to be the Closing Date, and (ii) with respect to Tax Claims involving all other Taxes, the term "Closing Date" as used in such definitions shall be deemed to be June 30, 2003.

                  Section 10.8 Post-Closing Actions which Affect Seller's Liability for Taxes.

                           (a)      Purchaser shall not allow or cause RSUI to
take, or fail to take, any action or omit to take any action after the Closing Date as to which Seller has notified Purchaser in writing on or before the Closing Date if the taking of such action or the failure to take such action will increase the Taxes of RSUI for any Pre-Closing Tax Period provided that the taking of such action or the failure to take such action does not materially affect the conduct of the Business after the Closing Date.

                           (b)      None of Purchaser or any Affiliate of
Purchaser shall (or shall cause or permit RSUI to) amend, refile or otherwise modify any Tax Return relating

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

in whole or in part to RSUI with respect to any Pre-Closing Tax Period without the prior written consent of Seller, which consent may be withheld in the sole discretion of Seller.

                           (c)      None of Purchaser or any Affiliate of
Purchaser shall (or shall cause or permit RSUI to) carryback for federal, state, local or foreign Tax purposes to any Pre-Closing Tax Period or to the portion of any Straddle Period ending before the Closing Date of RSUI, Seller, or any Affiliate of Seller, any operating losses, net operating losses, capital losses, tax credits or similar items arising in, resulting from, or generated in connection with a taxable year of Purchaser or any Affiliate of Purchaser, or portion thereof, ending on or after the Closing Date.

                           (d)      For purposes of applying this Section 10.8,
when applying the definitions of "Pre-Closing Tax Period," "Post-Closing Tax Period," "Straddle Period," or "Closing Date," (i) with reference to matters involving federal Income Taxes, the term "Closing Date" as used in such definitions shall be deemed to be the Closing Date, and (ii) with respect to matters involving all other Taxes, the term "Closing Date" as used in such definitions shall be deemed to be the Effective Date.

                  Section 10.9 Section 338(h)(10) Election.

                           (a)      Within ninety (90) days of the Closing Date,
Purchaser shall furnish Seller with Purchaser's proposed allocation of the Purchase Price among the RSUI Shares and the other transactions, rights and obligations contemplated pursuant to this Agreement and the Ancillary Agreements, the determination of the ADSP (as defined in applicable Treasury Regulations under Section 338 of the Code) and the allocation of ADSP among the assets of RSUI and other relevant items (the "Proposed Allocation"). Purchaser and Seller each agree to consult in good faith with regard to the proposed determination and the Proposed Allocation, provided that Seller shall accept Purchaser's final determination of the ADSP and the Proposed Allocation to the extent that they are reasonable and consistent with Applicable Law (which, when accepted, shall become the "Final Allocation"). Within thirty (30) days after the determination of the Final Allocation, Seller shall deliver to Purchaser a schedule setting forth in reasonable detail the additional amount of cash ("Seller's Tax Cost") that Seller reasonably estimates is necessary to ensure that the net proceeds derived by Seller from the sale of the RSUI Shares if the Purchaser elects to make the elections provided for under Section 338(h)(10) of the Code and any similar elections required to be, or treated as, made under any applicable state or local Tax laws as a result of the federal election (collectively, the "Section 338 Elections") is not less than the amount of net proceeds Seller would have derived from the sale of the RSUI Shares in the absence of the Section 338 Elections. The Seller's Tax Cost shall be computed
(1) on an after-Tax basis including, without limitation (A) any additional Taxes imposed on the receipt of additional amounts or attributable to the allocation of ADSP to anything other than the RSUI Shares and (B) if the Closing does not take place on the Target Closing Date, any additional federal Income Taxes (calculated for this purpose taking into account the deductibility of state Income Taxes imposed on RSUI or the Parent Group in respect of the income recognized by RSUI after June 30, 2003), and (2) on the basis such that the after-Tax proceeds to Seller of the receipt of the Final Purchase Price plus the Seller's Tax Cost equals the

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amount of after-Tax proceeds the Seller would have received from the sale of the
RSUI Shares in exchange for the Final Purchase Price if the Section 338
Elections were not made and the entire Purchase Price was allocable solely to the RSUI Shares. Purchaser and Seller each agree to consult in good faith with regard to the determination and calculation of Seller's Tax Cost, provided that Purchaser shall accept Seller's final determination of Seller's Tax Cost to the extent that it is reasonable and consistent with Applicable Law (which, when accepted, shall become the "Final Seller's Tax Cost").

                           (b)      Within fifteen (15) days after the receipt
by Purchaser of the schedule of Final Seller's Tax Cost, Purchaser shall notify Seller of Purchaser's decision as to whether to make the Section 338 Elections. If Purchaser decides to make the Section 338 Elections, Seller agrees to (or to cause Parent to, if applicable) join with Purchaser in making timely and irrevocable Section 338 Elections, provided Seller receives the payment of Final Seller's Tax Cost as provided in Section 10.9(c) hereof. If Purchaser decides to make the Section 338 Elections, Purchaser shall be solely responsible for preparing drafts of all forms, attachments and schedules necessary to effectuate the Section 338 Elections, including, without limitation, IRS Form 8023 or applicable successor form, and any similar forms or applicable successor forms under applicable state or local income tax laws (the "Section 338 Forms"), and Purchaser shall furnish a copy of the draft Section 338 Forms to Seller for Seller's review and comment, which Seller agrees to do promptly. Seller shall, and if required, Seller shall cause Parent to, cooperate in good faith with Purchaser's preparation of the Section 338 Forms, and Seller agrees to promptly provide (or cause Parent to promptly provide) to Purchaser true, correct and complete information regarding Seller (or Parent or Parent Group, if applicable) reasonably requested by Purchaser and necessary to complete the Section 338 Forms.

                           (c)      Thereafter, Purchaser shall deliver to
Seller for execution by Seller (or Parent, if applicable) the final Section 338 Forms. Within five (5) days of delivering the final Section 338 Forms to Seller, Purchaser shall pay to Seller (by wire transfer in U.S. Dollars of immediately available funds to the bank account specified by Seller to Purchaser) an amount equal to Final Seller's Tax Cost, and Seller (or Parent, if applicable) agrees to and shall simultaneously execute and deliver to Purchaser the final Section 338 Forms.

                           (d)      If Purchaser has paid to Seller Seller's
Final Tax Cost, then Seller agrees that Seller (i) shall, or shall cause Parent to, report the acquisition of RSUI by Purchaser in a manner consistent with the making of the Section 338 Elections (ii) shall not, and shall cause Parent and each member of Parent Group not to, take a position in any Tax Return or audit or any proceeding before any Taxing Authority or otherwise inconsistent with the
Section 338 Elections, including the determination of the ADSP and the Final Allocation shown thereon, unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local law).

                           (e)      Purchaser shall bear the costs and expenses
of preparing the Section 338 Forms and the Proposed and Final Allocations.

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                  Section 10.10 Post-Effective Date Taxes. In the event that the
Closing Date occurs after the Effective Date, the parties agree that, for the avoidance of doubt and in the event of any ambiguity in the interpretation or application of this Agreement, this Article X shall be interpreted and applied so that: (i) Seller shall be liable and responsible for (A) all Taxes of RSUI attributable to all Tax periods ending on or before June 30, 2003, with respect to any Tax period that begins before the Closing Date, (B) all Taxes of RSUI for the portion of such Tax periods, if any, prior to and including June 30, 2003, and (C) the United States federal Income Taxes imposed on Seller and attributable to the taxable income of RSUI for all taxable periods ending on or before the Closing Date; provided, however, that in the event the Section 338 Elections are elected, the foregoing shall not be construed to preclude the Final Seller's Tax Cost from including the United States federal Income Taxes imposed on Seller and attributable to the taxable income of RSUI for the Tax period ending on the Closing Date; and (ii) Purchaser shall be liable and responsible for (X) all Taxes of RSUI attributable to all Tax periods beginning after June 30, 2003, with respect to any Tax period that begins before the Closing Date, (Y) all Taxes (other than United States federal Income Taxes) of RSUI for the portion of such Tax periods beginning after June 30, 2003, and (Z) the United States federal Income Taxes attributable to the taxable income of RSUI for all taxable periods beginning after the Closing Date.

                                   ARTICLE XI

                               EMPLOYMENT MATTERS

                  Section 11.1 RSUI Employees.

                           (a)      For the period from the Effective Date
through December 31, 2003 (the "Transition Period"), RSUI shall lease from RIC, an Affiliate of Seller, pursuant to the Employee Leasing Agreement, the services of the RSUI Employees identified on Schedule 11.1(a) and those persons who were not employed by RIC on the Effective Date but who are hired at the request of RSUI during the Transition Period (a "New Hire").

                           (b)      Seller and Purchaser agree that Seller shall
pay to Purchaser, not less than five (5) Business Days prior to the date on which the annual payments from the underwriting incentive pool and the incentive compensation pool for calendar year 2003 are to be made to RSUI Employees in accordance with the terms of the Annual Incentive Plan for RSUI Employees in effect as of the Closing Date (the "2003 Bonus Payment"), a portion of the 2003 Bonus Payment (the "Seller Bonus Payment"). The Seller Bonus Payment shall be determined as follows:

                                    (i)      a computation of the 2003 Bonus
         Payment that would be due to RSUI Employees shall be made on a pro forma basis which assumes that the performance levels achieved during the first half of calendar year 2003 were replicated in the second half of calendar year 2003 (the "Seller Performance Amount");

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                                    (ii)     a computation of the 2003 Bonus
         Payment that would be due to RSUI Employees shall be made on a pro forma basis which assumes that the performance levels achieved during the second half of calendar year 2003 were replicated in the first half of calendar year 2003 (the "Purchaser Performance Amount");

                                    (iii)    the 2003 Bonus Payment shall be
         determined based upon actual results for the full calendar year 2003 and in accordance with the terms of the Annual Incentive Plan for RSUI Employees in effect as of the Closing Date; and

                                    (iv)     the Seller Bonus Payment shall be
         an amount equal to (A) (x) the Seller Performance Amount divided by (y) the sum of the Seller Performance Amount plus the Purchaser Performance Amount multiplied by (z) the 2003 Bonus Payment, less (B) $584,000.

                           (c)      Purchaser shall cause RSUI or an Affiliate
of RSUI to offer employment on or before January 1, 2004, to each of the RSUI Employees and New Hires who is actively employed by the Royal Indemnity as of such date. The terms of such employment, for each such RSUI Employee and New Hire, shall be substantially equivalent in base salary, bonus compensation, and benefits in the aggregate to those provided on the Closing Date to such RSUI Employee or those initially approved by RSUI in the case of any New Hire. Those RSUI Employees and New Hires who accept such offer of employment shall be referred to herein as "Transferred Employees".

                           (d)      As of January 1, 2004, Seller will assign,
and RSUI or an Affiliate of RSUI will assume, the RSUI Employee Contract identified on Schedule 11.1(d), provided the RSUI Employee becomes a Leased Employee, except that neither RSUI nor an Affiliate of RSUI will assume, and Seller will retain, all obligations relating to, and shall provide, the special retirement benefits referred to in Section 4(d)(ii) of such RSUI Employee Contract. Except as otherwise provided in this Agreement and in the RSUI Employee Contract which RSUI assumes, nothing in this Agreement shall be construed as limiting in any way the right of RSUI (or an Affiliate thereof) on and after January 1, 2004, to terminate the employment of any Transferred Employee, or to change his or her salary or wages or to modify benefits or other terms and conditions of employment of any Transferred Employee to the extent that any such change or modification is made in accordance with the normal compensation and benefit plan practices of, and apply generally to similarly situated employees or former employees of, RSUI and its Affiliates. Seller shall not be responsible for and Purchaser agrees to cause RSUI to indemnify and hold Seller harmless for any claim which is made for compensation or benefits under any RSUI Employee Contract that RSUI so assumes, and which relates to any event or condition which occurs or arises on or after January 1, 2004 (other than an obligation specifically retained by Seller or an Affiliate of Seller).

                           (e)      Except as otherwise expressly provided in
this Agreement, Purchaser shall cause RSUI to be responsible for, and shall indemnify and hold harmless Seller and its Affiliates against, any actions, claims or proceedings (including, but not

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limited to claims alleged under Title VII of the Civil Rights Act of 1964)
brought by or on behalf of any Transferred Employee at any time with respect to any event occurring or condition arising on or after the Effective Date; provided, that RSUI shall not be obligated to indemnify and hold harmless Seller and its Affiliates against any actions, claims or proceedings brought by or on behalf of any Transferred Employee as a result of an act by RIC or a failure by RIC to perform its obligations under the Employee Leasing Agreement, in each case during the Transition Period.

                           (f)      Purchaser shall take such action as may be
necessary to cause RSUI to bear responsibility for and to indemnify and hold harmless Seller and its Affiliates against, any actions, claims or proceedings brought by or on behalf of any RSUI Employee or New Hire who becomes a leased employee in accordance with the Employee Leasing Agreement ("Leased Employee"), and which relates to any event occurring or condition existing on or following the Effective Date, other than as a result of an act of RIC or a failure by RIC to perform its obligations under the Employee Leasing Agreement, in each case during the Transition Period. Notwithstanding the foregoing, RSUI shall not be responsible for, or obligated to indemnify and hold harmless Seller and its Affiliates with respect to any actions, claims or proceeding for which RSUI (or an Affiliate) is obligated to indemnify RIC under the Employee Leasing Agreement.

                           (g)      Seller shall be responsible for, and shall
indemnify and hold harmless Purchaser, RSUI and their Affiliates against, any actions, claims or proceedings brought by or on behalf of any Leased Employee which relates to any event occurring or condition existing prior to the Closing Date.

                           (h)      Seller agrees that from the date hereof
through January 1, 2004, neither Seller nor any of its Affiliates (including
RSUI) shall, except as contemplated by this Agreement or by any Ancillary Agreement or with the consent of Purchaser (1) enter into any employment or severance agreement with RSUI Employees or New Hires, (2) increase the benefits payable to RSUI Employees or New Hires under severance or termination pay policies or agreements in effect on the date hereof, other than as required by Applicable Law, (3) adopt any new or amend any existing bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any RSUI Employee, other than to fully vest all RSUI Employees in the Plans, or in the ordinary course of business or as required by Applicable Law or this Agreement, (4) increase the compensation or benefits of any director or officer of RSUI or any RSUI Employee other than in the ordinary course of business and other than as required by Applicable Law,
(5) enter into any collective bargaining agreement or any other contract with any labor union or association representing any RSUI Employee unless otherwise required by applicable law, or (6) permit any RSUI Employee to be transferred, or permit the services of any RSUI Employee to be shared with Seller or any Affiliate of Seller other than in a manner consistent with present practice.

                  Section 11.2 RSUI Employee Benefits

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                           (a)      With respect to any RSUI Employee, no assets
of any Plan shall be transferred to Purchaser or to any plan of Purchaser. From and after the Closing Date, neither RSUI nor any Affiliate of RSUI shall have responsibility for, or any liability to make contributions to, the Plans.

                           (b)      On and after January 1, 2004, Seller or its
Affiliates shall retain responsibility for, and shall provide all benefits theretofore accrued under, the Plans, as required by the Plans and Applicable Law to, any Transferred Employee. Seller shall cause each of the Pension Plan of RIC, the Non Qualified Partnership Portfolio and the RIC Supplemental Executive Retirement Plan to be amended effective as of Closing to treat each Transferred Employee who is an employee as of Closing to be 100% vested in such Transferred Employee's accrued benefit under such plan. Seller shall cause The Royal & SunAlliance 401(k) Account and Savings Plan to be amended to the extent necessary to permit a Transferred Employee to receive a distribution of his or her account balance at any time after the date he or she becomes a Transferred Employee. Notwithstanding the foregoing, Seller or its Affiliates shall retain responsibility for, and shall continue to provide, retiree welfare benefits accrued under the Plans for any Transferred Employee who, as of the Effective Date, was eligible to retire and commence receiving retiree welfare benefits. Retiree welfare benefits shall be provided to such Transferred Employees commencing as of the date each such Transferred Employee terminates his or her employment with RSUI or its Affiliates as if such Transferred Employee terminated employment with RIC on such date, but with years of service credited as of the Effective Date. This provision shall not in any manner limit the ability of Seller to modify, amend or terminate its retiree medical plans for any former employees of RIC, including Transferred Employees. Retiree benefits, if any, to which a Transferred Employees is eligible under this Section, shall be in the same form and amount provided to similarly situated employees of Seller with the same service and age as the applicable Transferred Employee.

                  Section 11.3 Service Credit. Purchaser shall cause RSUI to give the Transferred Employees full credit, for purposes of eligibility and vesting, under any employee benefit plan, program or arrangement established by RSUI or its Affiliates on or after January 1, 2004, for the Transferred Employees' service with Seller and its Affiliates to the same extent recognized by Seller and its Affiliates immediately prior to such date. To the extent required under Applicable Law and to the extent Purchaser deems commercially reasonable, Purchaser shall cause RSUI to waive all limitations as to preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to the Transferred Employees under any welfare benefit plans that such employees may be eligible to participate in on and after January 1, 2004.

                  Section 11.4 Termination of Employment. Seller and its Affiliates shall be responsible for, and assume all liabilities for, the payment of all applicable severance benefits (and any other applicable similar benefit) and for any and all notices or payments due pursuant to applicable requirements of the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local law ("WARN") arising out of, or relating to, any actions taken on or prior to December 31, 2003 by the Seller

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and its Affiliates with respect to Leased Employees. Purchaser shall cause RSUI to reimburse Seller for the cost of such severance and/or WARN benefits in accordance with the payment procedures for severance costs in the Employee Leasing Agreement. The foregoing shall not require RSUI or any Affiliate to reimburse Seller for any amount reimbursed or reimbursable to RIC under the Employee Leasing Agreement. RSUI or its Affiliates shall be responsible for, and assume all liabilities for, the payment of all applicable severance benefits (and any other applicable similar benefit) and for any and all notices or payments due pursuant to the WARN Act or any similar state or local law arising out of, or relating to, any actions taken on or after January 1, 2004 by RSUI or its Affiliates with respect to the Transferred Employees. RSUI or its Affiliates shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur with respect to Transferred Employees (or their dependents) after January 1, 2004. Notwithstanding anything to the contrary contained herein, if RSUI or any of their Affiliates terminates or causes the termination of the employment of any Transferred Employee at any time within one year of the Effective Date, then, unless such Transferred Employee's employment is terminated for cause (as defined below), Purchaser shall cause RSUI or its Affiliates to pay to such terminated Transferred Employee severance payments in an amount no less than the severance benefit such Transferred Employee would have been entitled to if the employee's job had been eliminated through layoff or reduction in force immediately prior to the Closing Date. For these purposes, the term "cause" shall mean (i) the failure or refusal of a Transferred Employee to substantially perform the material duties of his or her employment with RSUI or any Affiliate,
(ii) the commission by the Transferred Employee of a crime involving moral turpitude or that results in the loss, suspension or forfeiture of any license or registration required by the Transferred Employee for the performance of his or her duties, or (iii) the Transferred Employee's willful engagement in conduct which is materially injurious to the business of RSUI or its Affiliates. A Transferred Employee shall be deemed to have been terminated by RSUI or its Affiliates without cause if he or she terminates employment because of a refusal to accept an offer of employment by RSUI or an Affiliate at a business location which is more than fifty miles from his or her present location of employment or if his or her job duties or employment status are materially and adversely altered by RSUI or an Affiliate, without his or her consent.

                                   ARTICLE XII

                               REAL ESTATE MATTERS

                  Section 12.1 Real Property Used in the Business. RSUI does not own any real property. All leased real property used in the Business is leased to RSUI. With respect to the lease relating to the property in Sherman Oaks, California, the parties hereto acknowledge such lease is guaranteed by RIC on behalf of RSUI. Purchaser hereby agrees that it will cause AIHL Insurance Co. to indemnify RIC for any payments it may make under the guaranty after the Closing; provided, however, that Seller agrees neither Purchaser nor AIHL Insurance Co. shall be obligated by this Section 12.1 or by the Substitution and Indemnification Agreement to indemnify RIC for any payments

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made by RIC after the Closing to the extent that such payments relate to Damages arising from the failure to obtain the Sherman Oaks Consent or which otherwise relate to matters for which Purchaser is entitled to indemnification pursuant to the last sentence of Section 8.6(b).

                                  ARTICLE XIII

                              CONDITIONS TO CLOSING

                  Section 13.1 Conditions of Purchaser and Seller to Closing.

                           (a)      The respective obligations of Purchaser and
Seller to effect the Closing are subject to the satisfaction (or waiver by each such Person) at or prior to the Closing of the conditions that (i) any waiting period (and any extensions thereof) applicable to the consummation of the Closing under the HSR Act shall have terminated or expired and (ii) all other consents and approvals required from Governmental Entities for the consummation of the Closing and the transactions contemplated hereby listed on Schedule 8.5(a) shall have been obtained and shall be in effect on the Closing Date.

                           (b)      The respective obligations of Seller to
effect the Closing are further subject to the satisfaction (or waiver by Seller) at or prior to the Closing of the following conditions:

                                    (i)      Purchaser shall have duly performed
         and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing (for the avoidance of doubt, representations and warranties shall not be deemed to be covenants, agreements or conditions for purposes of this clause (i));

                                   (ii)     No injunction, order, decree or
         judgment shall have been issued by any Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which, in each case restrains or prohibits the consummation of the purchase and sale of the Acquired Assets; and no action or proceeding before any court or regulatory authority, domestic or foreign, (x) shall have been instituted or threatened by any Governmental Entity or (y) shall have been instituted by any other Person, which in either case seeks to prevent or delay the consummation of the purchase and sale of the Acquired Assets or which challenges the validity or enforceability of this Agreement, unless, in either case, Purchaser agrees to fully indemnify in accordance with Article XV hereof Seller and any Seller Indemnitee from any and all Losses resulting from or arising out of such action or proceeding, including any settlement thereof, to the extent such damages are not already subject to indemnification by Purchaser pursuant to Article XV hereof or a separate agreement of the Purchaser;

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                                    (iii)    Seller shall have received a
         certificate signed by the secretary of Purchaser certifying the adoption of resolutions by the Board of Directors of Purchaser authorizing the transactions contemplated hereby;

                                    (iv)     Seller shall have received a
         certificate of a senior executive officer of Purchaser certifying as to the fulfillment of the conditions set forth in Sections 13.1(b)(i) hereof, including, without limitation, the fulfillment of the covenant set forth in Section 9.7; and

                                    (v)      Seller shall have received copies
         of the Ancillary Agreements duly executed by each party thereto that is not Seller or an Affiliate of Seller.

                           (c)      The obligation of Purchaser to effect the
Closing is further subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing of the following conditions:

                                    (i)      Seller shall have duly performed
         and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by Seller at or prior to the Closing (for the avoidance of doubt, representations and warranties shall not be deemed to be covenants, agreements or conditions for purposes of this clause (i));

                                    (ii)     All consents set forth on Schedule
         13(c)(ii) shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon Purchaser, RSUI or any of the Affiliates of Purchaser of any material condition, restriction or required undertaking or any conditions or restrictions which, individually or in the aggregate, (A) materially impair or interfere with the ability of Purchaser or RSUI to conduct their respective businesses substantially in the manner as such businesses are now being conducted, (B) impair or interfere with the ability of any Affiliate of Purchaser to conduct its business substantially in the manner as such business is now being conducted if such impairment or interference, individually or in the aggregate, is material to Purchaser's businesses or (C) have or are reasonably likely to have a Business Material Adverse Effect;

                                    (iii)    No injunction, order, decree or
         judgment shall have been issued by any Governmental Entity of competent jurisdiction and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity and be in effect, which in either case restrains or prohibits the consummation of the purchase and sale of the Acquired Assets or imposes material limitations on the ability of Purchaser to exercise full rights of ownership of the Acquired Assets or on the ability of RSUI to conduct the Business, or which requires the divestiture by Purchaser of the Acquired Assets, or which requires the divestiture by Purchaser, RSUI or any of the Affiliates of Purchaser of any material assets or businesses. No action or proceeding before any court or regulatory authority, domestic or foreign, (x) shall have been

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         instituted or threatened by any Governmental Entity or (y) shall have been instituted by any other Person, which in either case seeks to prevent or delay the consummation of the purchase and sale of the Acquired Assets, impose material limitations on the ability of Purchaser to exercise full rights of ownership of the Acquired Assets or on the ability of RSUI to conduct the Business, or which would require the divestiture by Purchaser of the Acquired Assets, or which would require the divestiture by Purchaser, RSUI or any of the Affiliates of Purchaser of any material assets or businesses, or which challenges the validity or enforceability of this Agreement, unless, in either, case Seller agrees to fully indemnify in accordance with
         Article XV hereof Purchaser and any Purchaser Indemnitee from any and all Losses resulting from or arising out of such action or proceeding, including any settlement thereof, to the extent such damages are not already subject to indemnification by Seller pursuant to Article XV hereof or a separate agreement of Seller;

                                    (iv)     Purchaser shall have received a
         certificate signed by the secretary of Purchaser certifying the adoption of resolutions by the Board of Directors of Purchaser authorizing the transactions contemplated hereby;

                                    (v)      Purchaser shall have received a
         certificate of a senior executive officer of Seller certifying as to the fulfillment of the conditions set forth in Section 13.1(c)(i) hereof;

                                    (vi)     Purchaser shall have received
         copies of the Ancillary Agreements duly executed by each party thereto (including RSUI) that is not Purchaser or an Affiliate of Purchaser;

                                    (vii)    Purchaser shall have received the
         resignation of each of the directors of RSUI set forth in Schedule
         8.15;

                                    (viii)   Seller shall have caused to be
         delivered to Purchaser one or more certificates representing all of the RSUI Shares free and clear of all Liens, duly executed in blank, or accompanied by stock powers duly executed in blank, in proper form for transfer;

                                    (ix)     Since December 31, 2002, no change
         or event shall have occurred and no condition shall exist that, individually or in the aggregate, has had or would be reasonably likely to have a Business Material Adverse Effect, and Purchaser shall have received a certificate dated the date of the Closing Date, signed by the chief executive officer or by the chief financial officer of Seller on behalf of Seller, to the foregoing effect; and

                                    (x)      At least 90% of the participants
         (by participation level and not by number of participants) (the "Minimum Continued Participation Level") in each of the Schedule 5.3(a) Contracts (i) shall have waived any change of control provision or net retention requirement which, absent such waiver, would permit termination, cancellation or commutation of such treaty by reason

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         of the transactions contemplated by this Agreement and/or by any of the
         Ancillary Agreements and (ii) shall have delivered written notice to RSUI stating its intention (which need not be a binding commitment) to participate at the same or a greater participation level in a parallel treaty to be entered into for the benefit of AIHL Insurance Co. on substantially the same terms and conditions as the treaty currently in effect for the Royal Insurer Affiliates (the "Parallel Treaty"); provided, however, that if for any one or more of such Schedule 5.3(a) Contracts the Minimum Continued Participation Level is not attained and a substitute reinsurer (which may be either (A) a new participant which is an Acceptable Reinsurer or which is otherwise satisfactory to each of Purchaser and Seller, or (B) another participant in the same treaty taking on a greater participation, which reinsurer will be deemed to be satisfactory to each of Purchaser and Seller) provides written notice of its intention to participate in such Schedule 5.3(a) Contract (including the related Parallel Treaty), the participation by such substitute reinsurer shall be counted toward the Minimum Continued Participation Level.

With regard to the condition set forth in Section 13.1(c)(ix), if the Closing does not occur on the Target Closing Date solely by reason of Purchaser's election to delay the Closing until an Extended Closing Date as provided in
Section 1.16(a) hereof, then Seller shall deliver to Purchaser on July 1, 2003 the certificate described in Section 13.1(c)(ix) above and, upon delivery of such certificate by Seller to Purchaser, the condition to Closing set forth in
Section 13.1(c)(ix) above shall be deemed to be satisfied.

                                   ARTICLE XIV

                                   TERMINATION

                  Section 14.1 Termination Prior to Closing. This Agreement may be terminated at any time prior to the Closing:

                           (a)      by the mutual written consent of Purchaser
and Seller;

                           (b)      by Purchaser, on the one hand, or Seller, on
the other hand, upon written notice given to the other if the Closing has not taken place on or before October 1, 2003; provided, however, that the right to terminate this Agreement under this Section 14.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                           (c)      by Purchaser, on the one hand, or Seller, on
the other hand, (i) upon written notice given to the other if any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement or (ii) upon any final action taken, or any final statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity that would make consummation of the

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transactions contemplated hereby illegal; provided, however, that the right to terminate this Agreement under this Section 14.1(c) shall not be available to any party whose breach of any provision or whose failure to perform any obligation under this Agreement has been the cause of such order, action, statute, rule or regulation;

                           (d)      by Purchaser, upon a material breach of any
covenant or agreement on the part of Seller set forth in this Agreement such that the conditions set forth in Section 13.1(c)(i) hereof would not be satisfied as of the time of such breach, after affording Seller a 10-day period after written notice in which to cure such breach; or

                           (e)      by Seller, upon a material breach of any
covenant or agreement on the part of Purchaser set forth in this Agreement such that the conditions set forth in Section 13.1(b)(i) hereof would not be satisfied as of the time of such breach, after affording Purchaser a 10-day period after written notice in which to cure such breach.

                  Section 14.2 Effect of Termination.

                           (a)      Notwithstanding the terms and provisions of
the Confidentiality Agreement, in the event of the termination of this Agreement as provided in Section 14.1 hereof, this Agreement shall become null and void and of no further force or effect, and there shall be no liability or obligation hereunder on the part of Seller or Purchaser or their respective Affiliates, or any of their respective directors, officers, employees, Affiliates, agents, representatives, successors or assigns, except (i) for the provisions of this Agreement relating to the obligations of the parties hereto to keep confidential and not to use information and data obtained from the other parties hereto and
(ii) the obligations of the parties to this Agreement under Sections 8.8 (Expenses), 8.9 (Public Announcements), and 8.18 (Indemnification of Brokerage) hereof, Article XVII (Miscellaneous) hereof, and this Section 14.2 shall survive any such termination. Nothing herein shall relieve any party from liability for any breach of any of its covenants or agreements or willful breach of its representations or warranties contained in this Agreement prior to termination of this Agreement or any obligations hereunder.

                           (b)      If this Agreement is terminated pursuant to
Section 14.1 hereof, neither party shall, until May 31, 2004, directly or indirectly, through any Subsidiary, Affiliate, officer, director, agent or otherwise, (i) use any information that is subject to the Confidentiality Agreement to the detriment (business or otherwise) of the other party, or (ii) solicit the employment of or employ or retain as a consultant any employee of the other party or any of its Subsidiaries who is a management or key employee as of the date hereof or at any time during such period. Furthermore, if this Agreement is terminated pursuant to Section 14.1 hereof, Purchaser shall not oppose or seek to prevent or frustrate any transaction or agreement that Seller or any of its Subsidiaries may propose or enter into relating to the sale of all or any portion of the Business to any third party. Nothing in this Section 14.2 is intended to, nor shall it be construed as, a waiver or discharge of any of the rights and obligations under the Confidentiality Agreement of the parties thereto. Nothing herein shall relieve any party from liability for any breach of any of its covenants or agreements or willful breach of its

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representations and warranties contained in this Agreement prior to termination of this Agreement or any obligations thereunder.

                  Section 14.3 Notice Regarding Termination. Any notice delivered by any party pursuant to Section 14.1 hereof shall be delivered in accordance with Section 17.5 hereof and shall include a statement of the grounds for termination.

                                   ARTICLE XV

                 EXCLUSIONS FROM REPRESENTATIONS AND WARRANTIES;
                            SURVIVAL; INDEMNIFICATION

                  Section 15.1 Exclusions from the Representations and Warranties of Seller. Notwithstanding anything to the contrary in this Agreement or the Ancillary Agreements or the exhibits or schedules hereto or thereto, Purchaser acknowledges and agrees that Seller makes no representation or warranty with respect to, and nothing contained in this Agreement (including Articles II, III, IV and V hereof), in the Ancillary Agreements or in any other agreement, document or instrument to be delivered in connection herewith or therewith is intended or shall be construed to be a representation or warranty (express or implied) of Seller or any of its Subsidiaries or Affiliates or of the Business, for any purpose of this Agreement (including Article VIII hereof and this Article XV), the Ancillary Agreements or any other agreement, document or instrument to be delivered in connection herewith or therewith, in respect of: (i) the adequacy or sufficiency of Reserves, (ii) the effect of the adequacy or sufficiency of Reserves on any line item, asset, liability or equity amount on any financial document, or (iii) whether or not Reserves were determined in accordance with any actuarial, statutory or other standard. Further, subject to the following sentence, Purchaser acknowledges and agrees that no fact, condition, development or issue relating to the adequacy or sufficiency of Reserves may be used, directly or indirectly, to demonstrate or support the breach of any representation or warranty contained in this Agreement, the Ancillary Agreements or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby.

                  Section 15.2 Survival of Representations, Warranties and Covenants.

                           (a)      The representations and warranties of the
parties contained in this Agreement shall survive the Closing and shall continue in full force and effect until one (1) year following the Closing Date, after which time such representations and warranties shall terminate and have no further force or effect, except that (i) the survival of representations and warranties made by Seller in Article X hereof shall be governed solely by the provisions of Article X hereof; (ii) the representations and warranties contained in Section 4.14 (Employee Benefit Plans; ERISA) shall survive until thirty (30) days after the expiration of the applicable statute of limitations; and (iii) the representations and warranties contained in Section 2.5 (Title to the RSUI Shares), Section 2.6 (Brokers and Finders), Section 4.3 (Capitalization) and Section 6.7 (Brokers and Finders) shall survive indefinitely. The period during which any such representation and warranty survives is the "Survival Period" for such representation and warranty.

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Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect to Losses in respect of any Action of which notice is given pursuant to this Agreement prior to the end of the Survival Period, until such Action is finally resolved and any related Losses are paid.

                           (b)      Unless otherwise limited by the terms of
this Agreement, covenants of the parties contained in this Agreement shall survive the Closing indefinitely.

                           (c)      In the event of a breach of any of such
representations, warranties, covenants or agreements, the party to whom such representations, warranties, covenants or agreements have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement, whether at law or equity, regardless of any Knowledge of, disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date; provided, however, that the Seller shall have no obligation to indemnify the Purchaser in respect of a breach of representation or warranty which is specifically disclosed to Purchaser by Seller in writing or as to which Purchaser otherwise has Knowledge if such breach involves a change or event which would cause the condition to Purchaser's obligation to effect the Closing set forth in Section 13.1(c)(ix) not to be satisfied and Purchaser nonetheless elects to proceed with the Closing.

                  Section 15.3 Seller's Indemnification Obligation.

                           (a)      Subject to the limitations set forth in this
Article XV and other than in respect of Taxes (which shall be governed solely by Article X hereof), Seller agrees to indemnify, defend and hold harmless Purchaser and its directors, officers, employees, Affiliates, successors, permitted assigns, agents and representatives (collectively, the "Purchaser Indemnitees") from and against any and all liabilities, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses ("Losses") arising out of, or resulting from or relating to: (i) any breach as of the date of this Agreement or as of the Closing Date (A) of the representations and warranties of Seller set forth in Section 2.5 (Title to the RSUI Shares), Section 2.6 (Brokers and Finders), Section 4.3 (Capitalization),
Section 4.6 (Working Capital) and Section 4.14 (Employee Benefit Plans; ERISA) (other than Section 4.14(l), which is governed by Section 10.4(a)(ii)), and (B) of any of the other representations and warranties of Seller contained in this Agreement or in any certificate delivered to Purchaser in connection with the Closing; (ii) any breach or non-performance of any of the covenants or agreements of Seller contained in this Agreement; (iii) the Retained Liabilities; and (iv) any and all Actions, judgments, costs and expenses incidental to the foregoing.

                           (b)      The aggregate amount for which Seller shall
be liable under Section 15.3(a)(i) hereof shall in no event exceed one hundred percent (100%) of the Final Purchase Price; provided, however, that indemnification for Losses arising from breaches of any of the representations and warranties set forth in Section 2.5 (Title to the RSUI Shares), Section 2.6 (Brokers and Finders), Section 4.3 (Capitalization), Section 4.6 (Working Capital) and Section 4.14 (Employee Benefits; ERISA) shall not be subject

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to any limitation. Seller shall be required to indemnify the Purchaser
Indemnitees pursuant to Section 15.3(a)(i)(B) hereof only when and to the extent that the aggregate Losses incurred by the Purchaser Indemnitees in connection with the matters identified therein exceeds two percent (2%) of the Final Purchase Price; provided that Seller's indemnification for Taxes shall be governed exclusively by Article X hereof.

                  Section 15.4 Purchaser's Indemnification Obligation.

                           (a)      Subject to the limitations set forth in this
Article XV, Purchaser agrees to indemnify, defend and hold harmless Seller and its respective directors, officers, employees, Affiliates, successors, permitted assigns, agents and representatives (collectively, the "Seller Indemnitees") from and against any and all Losses arising out of, or resulting from or relating to: (i) any breach as of the date of this Agreement or as of the Closing Date of (A) the representations and warranties of Purchaser set forth in
Section 6.7 (Brokers and Finders), and (B) any of the other representations and warranties of Purchaser contained in this Agreement or in any certificate delivered to Purchaser in connection with the Closing; (ii) any breach or non-performance of any of the covenants and agreements of Purchaser contained in this Agreement; (iii) the Acquired Assets; and (iv) any and all Actions, judgments, costs and expenses incidental to the foregoing.

                           (b)      The aggregate amount for which Purchaser
shall be liable under Section 15.4(a)(i) hereof shall in no event exceed one hundred percent (100%) of the Final Purchase Price; provided however, that indemnification for Losses arising out of any breach of the representations and warranties of Purchaser set forth in Section 6.7 (Brokers and Finders) shall not be subject to any limitation. Purchaser shall be required to indemnify the Seller Indemnitees pursuant to Section 15.4(a)(i)(B) hereof only when and to the extent that the aggregate Losses incurred by the Seller Indemnitees in connection with the matters identified therein exceeds two percent (2%) of the Final Purchase Price.

                  Section 15.5 Other Limitations on Indemnification.

                           (a)      The amount of any Losses sustained by a
Purchaser Indemnitee or a Seller Indemnitee shall be reduced (i) by any amount received by such Purchaser Indemnitee or Seller Indemnitee with respect thereto under any insurance coverage relating thereto (other than insurance coverage provided by an Affiliate of such indemnitee) or from any other party alleged to be responsible therefor, and (ii) by the amount of any Tax benefit actually realized with respect to the Loss. The Purchaser Indemnitees and the Seller Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility and to realize any Tax benefit with respect to the Loss. If a Purchaser Indemnitee or a Seller Indemnitee realizes a Tax benefit or receives an amount under insurance coverage or from such other party with respect to Losses sustained at any time subsequent to any indemnification provided pursuant to this Article XV, then such Purchaser Indemnitee or Seller Indemnitee shall promptly reimburse the applicable Indemnifying Party for any payment made by such Indemnifying Party in connection

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with providing such indemnification up to such amount realized or received by
Purchaser Indemnitee or Seller Indemnitee, as applicable. Nothing in this
Section 15.5(a) shall limit in any way the ability of Seller, RSUI or Purchaser to (i) take (or refrain from taking, as the case may be) any reasonable position for Tax purposes that Seller, RSUI or Purchaser determines to take (or refrain from taking) in its sole discretion, or (ii) refrain from pursuing any third party insurance recovery that Seller, RSUI or Purchaser, as the case may be, determines would be commercially inadvisable to pursue.

                           (b)      With respect to Losses arising out of the
breach of any representation or warranty contained herein, the Indemnifying Party shall be obligated to indemnify the Indemnified Party only for those claims for which the Indemnified Party has given the Indemnifying Party written notice within the Survival Period relating to such breached representation or warranty.

                           (c)      Each Indemnified Party shall be obligated to
use its reasonable best efforts to mitigate to the fullest extent practicable the amount of any Loss for which its it entitled to seek indemnification hereunder, and the Indemnifying Party shall not be required to make any payment to an Indemnified Party in respect of such Loss to the extent such Indemnified Party has failed to comply with the foregoing obligation.

                           (d)      Upon making any indemnification payment, the
Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnified Party recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

                           (e)      Neither Seller nor Purchaser shall have any
right to set off any Losses against any payments to be made by such party or parties pursuant to this Agreement or the Ancillary Agreements.

                  Section 15.6 Notice. In the event that either a Purchaser Indemnitee or a Seller Indemnitee wishes to assert a claim for indemnification under this Article XV, such party seeking indemnification (the "Indemnified Party") shall deliver written notice (a "Claims Notice") to the other party (the "Indemnifying Party") no later than ten (10) Business Days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not release the Indemnifying Party from any of its obligations under this Article XV, except to the extent the Indemnifying Party is materially prejudiced by such failure.

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                  Section 15.7 Right to Contest Claims of Third Parties.

                           (a)      If an Indemnified Party asserts, or may in
the future seek to assert, a claim for indemnification hereunder because of an Action instituted by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a Loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article XV (an "Asserted Liability"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 15.6 hereof, be delivered as promptly as practicable and in any event no later than ten (10) Business Days after such Asserted Liability is actually known to the Indemnified Party. The failure to deliver a Claims Notice with respect to an Asserted Liability within ten (10) Business Days of the Indemnified Party's receipt of written notice of such Asserted Liability shall not release the Indemnifying Party from any of its obligations under this Article XV except to the extent the Indemnifying Party is materially prejudiced by such failure.

                           (b)      (i) The Indemnifying Party shall, upon
receipt of such notice and upon its notifying the Indemnified Party in writing that it shall, either unconditionally or subject to a reservation of rights, indemnify all Indemnified Parties in respect of such matter, be entitled to participate in or, at the Indemnifying Party's option, assume at its own expense the defense, appeal or settlement of such Asserted Liability with respect to which such indemnity has been invoked with counsel of its own choosing (who shall be reasonably satisfactory to the Indemnified Party), and the Indemnified Party shall fully cooperate with the Indemnifying Party in connection therewith including contesting such Asserted Liability or making any counterclaim against the Third Party Claimant; provided, however, that if the Indemnifying Party assumes the defense, appeal or settlement of such Asserted Liability, (i) the Indemnifying Party shall reimburse the Indemnified Party for out of pocket expenses incurred by the Indemnified Party (such as travel costs, but not internal time charges) and (ii) the Indemnified Party shall be entitled to employ one counsel to represent itself if an actual conflict of interest exists in the opinion of counsel to the Indemnified Party between the Indemnifying Party and the Indemnified Party in respect of such Asserted Liability and in that event the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party (it being understood that all Indemnified Parties may employ not more than one counsel to represent them at the expense of the Indemnifying Party). Any Indemnified Party is hereby authorized prior to the date on which its receives written notice from the Indemnifying Party that it intends to assume the defense, appeal or settlement of such Asserted Liability, to file any motion, answer or other pleading and take such other action which it shall reasonably deem necessary to protect its interest or that of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party, provided that, prior to filing such motion, answer or other pleading or taking such other action, the Indemnified Party shall have made reasonable efforts to consult with the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense, appeal or settlement of such Asserted Liability within twenty (20) days after receipt of notice thereof from the Indemnified Party, such Indemnified Party shall have the right to undertake the defense or appeal of or settle or compromise such Asserted Liability on behalf of and for the account and risk of the Indemnifying

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Party, unless and until the Indemnifying Party notifies the Indemnified Party that it has elected to assume such defense, appeal or settlement. If the Indemnifying Party fails to assume the defense, appeal or settlement of such Asserted Liability and the Indemnified Party undertakes such defense, appeal or settlement, the Indemnified Party shall, upon the request of the Indemnifying Party, keep the Indemnifying Party advised of relevant developments on a timely basis.

                           (ii)     Except as set forth in Section 15.7 (b)(i),
no claim or demand may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent shall not be unreasonably delayed or withheld. Unless the claim or demand seeks only dollar damages (all of which are to be paid by the Indemnifying Party), no such claim or demand may be settled by the Indemnifying Party without the consent of the Indemnified Party, which consent shall not be unreasonably delayed or withheld.

                           (iii)    Seller and Purchaser shall make mutually
available to each other all relevant information in their possession relating to any Asserted Liability and shall cooperate with each other in the defense thereof.

                  Section 15.8 Indemnification Payments. Any payment hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

                  Section 15.9 Exclusive Remedy. Except as specifically provided in Section 8.18 (Indemnification of Brokerage) hereof and except for the Seller's indemnification for Taxes (which shall be governed exclusively by Article X hereof), absent fraud, the indemnification provided for in this
Article XV hereof shall be the exclusive remedy in any action brought by any party to this Agreement.

                  Section 15.10 No Duplication of Recovery. Any liability for indemnification under this Agreement or under any Ancillary Agreement or under the Landmark Purchaser Agreement shall be determined without duplication of recovery by reason of (i) the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement or (ii) the liability of the Indemnifying Party or any Affiliate thereof under more than one of this Agreement, an Ancillary Agreement or the Landmark Purchase Agreement. In the event that the state of facts giving rise to any liability for indemnification under this Agreement, any Ancillary Agreement or under the Landmark Purchase Agreement provides an entitlement to indemnification under more than one of such agreements, the Indemnified Party may seek indemnification under whichever of such agreements it chooses, but not under more than one of such agreements.

                  Section 15.11 Purchase Price Adjustment. Purchaser and Seller agree to treat, to the maximum extent permitted by Applicable Law, any payments under this Article XV or Article X as an adjustment to the Final Purchase Price for all Tax purposes.

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                                   ARTICLE XVI

                      CERTAIN DEFINITIONS AND OTHER MATTERS

                  Section 16.1 Definitions. For purposes of this Agreement, the Seller Disclosure Schedules and the Purchaser Disclosure Schedules, the following terms shall have the following meanings:

                  "Affiliate" of any Person means another Person that from time to time, directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For the purposes of this Agreement, the term "Affiliated" has a meaning correlative to the foregoing.

                  "Affiliate Agreements" means the agreements set forth on
Schedule 4.17(b).

                  "Ancillary Agreements" means the Quota Share Reinsurance Agreements, the Administrative Services Agreements, the Claims Servicing Agreement, the Renewal Rights Agreement, the Transition Services Agreement, the Transitional Trademark License Agreement, the Service Mark Assignment, the Employee Leasing Agreement, the Managing General Agency Agreement, the Substitution and Indemnification Agreement, the Assignment of Insurance Recoverables Agreement and the RSA SLISI Purchase Agreement, together with any and all agreements and instruments to be executed and delivered pursuant to each of the foregoing and all schedules and exhibits to each of the foregoing.

                  "Applicable Law" means any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principal of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity, including any amendments thereto that may be adopted from time to time.

                  "Applicable Rate" means the annual yield rate, as of any given date, of actively traded U.S. Treasury securities having remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

                  "Assumed Contracts" shall mean the In Force Contracts as of the Effective Date, the actual or contingent liabilities and obligations of which are assumed by AIHL Insurance Co. pursuant to the Quota Share Reinsurance Agreements, to the extent such liabilities and obligations arise out of, or relate to, periods on and after the Effective Date.

                  "Bankruptcy and Equity Exception" shall mean, in respect of any agreement, contract or commitment, any limitation thereon imposed by any bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium or similar

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law affecting creditors' rights and remedies generally and, with respect to the enforceability thereof, by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  "Books and Records" means the originals or copies of all customer lists, policy information, insurance contract forms, administrative and pricing manuals, medical procedure code lists, claim records, sales records, underwriting records, financial records, compliance records, data files prepared for or filed with regulators of the Business and premium tax records, each in the possession or control of RSUI, Seller or any of its Affiliates, or, after the Closing, Purchaser or any of its Affiliates and used in the operation of the Business, whether or not stored in hardcopy form or on magnetic or optical media (to the extent not subject to licensing restrictions), but excluding (i) prior to the Closing, any such lists, information and records that are prohibited from being disclosed or transferred by Applicable Law or regulatory requirements and
(ii) any such information that is part of any consolidated, unitary, combined or similar Tax Return except to the extent directly related to RSUI.

                  "Business" means the business conducted by RSUI and the Royal Insurer Affiliates relating to the underwriting and administration of the RSUI-Produced Insurance Contracts for the Royal Insurer Affiliates; provided, however, the term "Business" shall not include the American Agency (a/k/a Emergency Medical Services a/k/a the Kansas City Branch) operations, the Royal Surplus Lines Insurance Services operation in Cherry Hill, New Jersey, nor the Healthcare D&O losses; for the avoidance of doubt, the term "Business" does not include any losses or expenses incurred by, or any reserves held by, the Royal Insurer Affiliates relating to the RSUI-Produced Insurance Contracts.

                  "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by Applicable Law to close.

                  "Business Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Business; provided, however, that the following shall be excluded from the definition of "Business Material Adverse Effect" and from any determination as to whether such Business Material Adverse Effect has occurred or may occur: (i) the effects of changes that are generally applicable to the insurance, reinsurance and/or brokerage industries; (ii) the effects of changes in general economic or security market conditions; (iii) the effects of any facts or circumstances clearly related to, or directly caused by, Purchaser; and (iv) the effects of any breach of any provision of this Agreement by Purchaser.

                  "Cat Cover" means the catastrophe excess of loss reinsurance contract by and among RICA, RIC, RSLIC and all Affiliates and Subsidiaries, and the new corporate entity to succeed Royal & SunAlliance as the owner of RSUI, effective May 1, 2003.

                  "Code" means the Internal Revenue Code of 1986, as amended.

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                  "Computer Software" means all computer software, databases, data files, source and object codes, user interfaces, manuals and other specifications and documentation and all know how relating thereto.

                  "Damages" means all costs, expenses, fines, penalties, losses, judgments, damages, liabilities and other amounts (including attorneys' actuaries', accountants' and experts' fees and settlement amounts) arising out of any suit, claim or proceeding.

                  "Deferred Acquisition Cost" means premium taxes, agents' commissions net of ceding commissions under third party reinsurance contracts, assessments for boards and bureaus, guaranty funds and other residual market assessments, and any other expenses paid by the Royal Insurer Affiliates in connection with the issuance of the Assumed Contracts.

                  "Effective Date" shall mean the date as to which the Closing will be given effect for all purposes, which shall be 12:01 a.m. on July 1, 2003.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination.

                  "Governmental Entity" means any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements act of 1976, as amended.

                  "In Force" means, with respect to an insurance contract, an insurance contract which, as of a specified date, has been bound by an insurance company and has not been canceled or otherwise terminated. For purposes hereof, references to In Force RSUI-Produced Insurance Contracts without reference to a specified date shall mean (x) until the Closing Date, In Force RSUI-Produced Insurance Contracts as of the date hereof, and (y) from and after the Closing Date, In Force RSUI-Produced Insurance Contracts as of the Closing Date.

                  "Income Tax" means any federal, state, local or foreign income, alternative, minimum, franchise, profits, or other similar Tax (but only if determined with respect to net income) or deficiencies with respect thereto (including interest and penalties thereon and additions thereto).

                  "Income Tax Return" means any Tax Return with respect to Income Taxes.

                  "Insurance Permit" means any Permit in any jurisdictions to issue, underwrite, assume, place or otherwise transact the business of insurance.

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                  "Intellectual Property" means, collectively, (x) all United
States and foreign registered, unregistered and pending (i) Trademarks, (ii) Computer Software, (iii) copyrights (including, without limitation, those in Computer Software, and all registrations and applications therefor), (iv) Patents, (v) Trade Secrets, and (vi) other intellectual property; and (y) all license, assignment, distribution or other agreements relating to any of the items set forth in clause (x) above (collectively, "Intellectual Property Contracts").

                  "Intellectual Property Contracts" shall have the meaning given to that term in the definition of "Intellectual Property".

                  "Knowledge" with respect to: (i) Seller or any of its Affiliates which is a party to any Ancillary Agreement means the actual knowledge of the natural Persons listed in Schedule 16.1(a), and (ii) Purchaser or any of its Affiliates which is a party to any Ancillary Agreement means the actual knowledge of the natural Persons listed in Schedule 16.1(b).

                  "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the Knowledge of the Person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

                  "Material Business Contract" means any contract required to be set forth in Schedule 4.16(a).

                  "Net Unearned Premium Reserves" shall mean the aggregate amount of all unearned premium reserves, calculated as of the Effective Date, related to all Assumed Contracts, less the unearned premiums to be ceded to third party reinsurers with respect to such Assumed Contracts.

                  "Patents" means all utility and design patents, registered designs and invention disclosures (including, without limitation, those relating to Computer Software), and all grants, registrations and applications therefor.

                  "Permits" shall mean all permits, licenses, authorizations, variances, exemptions, orders, registrations and approvals of all Governmental Entities, including, without limitation, Insurance Permits.

                  "Permitted Liens" means (i) Liens for water and sewer charges and Taxes not yet due and payable or being contested in good faith (and, in each case, for which adequate accruals or reserves have been established) and (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or

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incurred in the ordinary course of business with respect to a liability or obligation that is not yet due or delinquent and that is not material in amount.

                  "Person" means an individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, or other entity.

                  "Pre-Closing Tax Period" means a taxable year or period ending on or before the Closing Date.

                  "Post-Closing Tax Period" means a taxable year or period beginning after the Closing Date.

                  "Purchaser Disclosure Schedules" means the disclosure schedules delivered by Purchaser to Seller prior to the execution of this Agreement.

                  "Qualifying Assets" shall mean cash and investments which are "Acceptable Investments" as such term is defined in the Trust Agreements.

                  "Reinsured Contracts" means (i) all policies, binders and contracts of insurance written on an admitted basis or a non-admitted basis and issued in the name of RIC, RSLIC or Landmark by or on behalf of RSUI, as agent, with an effective date, new or renewal, after the Effective Date, and (ii) Assumed Contracts.

                  "Reserves" shall mean the reserves, funds or provisions of Royal Insurer Affiliates for losses, claims, premiums, policy benefits and expenses in respect of (i) insurance or reinsurance obligations of any of the Royal Insurer Affiliates (whether for unearned premiums, incurred losses, technical reserves, incurred loss adjustment expenses, incurred but not reported losses, loss adjustment expense or otherwise), (ii) reinsurance collectibles or
(iii) other accounts receivable that are of a type included within the line item "Other Receivables" on the Audited RSUI Financial Statements.

                  "RSUI-Produced Insurance Contracts" means all policies, binders and contracts of insurance (both direct and assumed) underwritten by RSUI and issued by any of the Royal Insurer Affiliates.

                  "SAP" shall mean, with respect to any Person, the statutory accounting principles and practices prescribed or permitted by the domicillary state of the relevant Person, consistently applied.

                  "Schedule of Adjusted Underwriting Results" means the Schedule of Adjusted Underwriting Results attached to the Report of Independent Auditors prepared by PwC and addressed to the managements of Royal & SunAlliance and Purchaser.

                  "Seller Disclosure Schedules" means the disclosure schedules delivered by Seller to Purchaser prior to the execution of this Agreement.

                  "Straddle Period" means a taxable year or period beginning on or before, and ending after, the Closing Date.

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                  "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  "Tax" or "Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, insurance premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, estimated, recapture and other taxes, and including all interest, penalties and additions imposed with respect thereto.

                  "Tax Return" means any and all returns, declarations, reports, claims for refund, information returns, or other documents or statements relating to Taxes required to be supplied to any Taxing Authority, including any schedule or attachment thereto and any amendment or supplement thereof.

                  "Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising regulatory authority with respect to Taxes.

                  "Terrorism Treaty" means the specific aggregate excess of loss reinsurance contract by and among Royal & SunAlliance, including all of its Affiliates and Subsidiaries, effective February 28, 2003.

                  "Trade Secrets" means all trade secrets, proprietary and confidential business information and data, inventions, processes, formulae, know how, concepts, ideas, research and development, designs, business plans, strategies, marketing and other information and customer lists.

                  "Trademarks" means all trade names, trade dress, trademarks, service marks, assumed names, business names and logos, internet domain names and all registrations and applications therefor, together with all goodwill symbolized thereby.

                  "Transfer Taxes" means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any out-of-pocket filing expenses, penalties and interest) incurred in connection with the transactions contemplated by this Agreement (including recording and escrow fees and any real property or leasehold interest transfer or gains tax and any similar Tax).

                  "Unaffiliated Reinsurers" means reinsurers who are not Affiliates of Seller.

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                  Section 16.2 Disclosure Schedules. The parties hereto
acknowledge and agree that any information set forth in any of the Seller Disclosure Schedules or any of the Purchaser Disclosure Schedules is considered disclosed in each and every other of the Seller Disclosure Schedules and the Purchaser Disclosure Schedules, respectively, as to which such information is applicable; provided that the disclosure is sufficient to enable a party to this Agreement to identify the Seller Disclosure Schedules or Purchaser Disclosure Schedules to which it applies. Any disclosure in any of the Seller Disclosure Schedules or the Purchaser Disclosure Schedules of any contract, document, liability, default, breach, violation, limitation, impediment or other matter, although the provision for such disclosure may require such disclosure only if such contract, document, liability, default, breach, violation, limitation, impediment or other matter be "material," shall not be construed against any party to this Agreement, as an assertion by such party, that any such contract, document, liability, default, breach, violation, limitation, impediment or other matter is, in fact, material.

                                  ARTICLE XVII

                                  MISCELLANEOUS

                  Section 17.1 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

                  Section 17.2 Entire Agreement. This Agreement and the Ancillary Agreements (together with the Seller Disclosure Schedules, the Purchaser Disclosure Schedules, the other schedules hereto and thereto, the exhibits hereto and thereto, the annexes hereto and thereto and the other agreements, documents and instruments delivered in connection herewith and therewith) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings (other than the Confidentiality Agreement), both written and verbal, among the parties or any of them with respect to the subject matter hereof.

                  Section 17.3 Interpretation.

                           (a)      When a reference is made in this Agreement
to a Section or Article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

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                           (b)      The parties have participated jointly in the
negotiation and drafting of this Agreement and the Ancillary Agreements; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the Ancillary Agreements shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or of any of the Ancillary Agreements.

                  Section 17.4 Due Investigation. Purchaser has conducted its own independent review and analysis of the Business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of RSUI and the Business and acknowledges that Seller has provided Purchaser with access to the personnel, properties, premises and books and records of RSUI and the Business for this purpose. In entering into this Agreement and the Ancillary Agreements, Purchaser has relied solely upon its own investigation and analysis, and Purchaser acknowledges and agrees (i) that, except for the specific representations and warranties made by Seller and Affiliates of Seller contained in this Agreement, the Ancillary Agreements, the Seller Disclosure Schedules and other schedules and the exhibits hereto and thereto, none of Seller or its Affiliates nor any of their respective directors, officers, employees, Affiliates, controlling Persons, agents or representatives, makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including any projections, estimates or other forward-looking information) provided (including in any management presentations, information memorandum, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Purchaser or any of its directors, officers, employees, Affiliates, controlling Persons, agents or representatives and (ii) that, to the fullest extent permitted by Applicable Law, and absent fraud, that Seller and its Affiliates and their respective directors, officers, employees, Subsidiaries, controlling Persons, agents or representatives shall not have any liability or responsibility whatsoever to Purchaser or its Affiliates or any of their respective directors, officers, employees, Subsidiaries, controlling Persons, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom), to Purchaser or its Affiliates or any of their respective directors, officers, employees, Subsidiaries, controlling Persons, agents or representatives, including in respect of the specific representations and warranties of Seller set forth in this Agreement, the Ancillary Agreements, the Seller Disclosure Schedules and other schedules and the exhibits hereto and thereto, except as and only to the extent expressly set forth herein or therein with respect to such representations and warranties.

                  Section 17.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy (delivery of which is confirmed), by courier (delivery of which is confirmed) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties to this Agreement as follows:

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                  If to Seller:

                           Laura S. Lawrence, Esq.
                           General Counsel
                           Royal Group, Inc.
                           9300 Arrowpoint Blvd.
                           Charlotte, North Carolina 28273
                           Telephone No.: (704) 522-2851
                           Facsimile No.: (704) 522-2313

                           with a copy to (which shall not constitute notice to Seller for purposes of this Section 17.5):

                           Robert J. Sullivan, Esq.
                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Telephone No.: (212) 735-3000
                           Facsimile No.: (212) 735-2000

                  If to Purchaser:

                           Robert M. Hart, Esq.
                           Alleghany Corporation
                           375 Park Avenue
                           Suite 3201
                           New York, New York 10152
                           Telephone No.: (212) 752-1356
                           Facsimile No.: (212) 759-8149

                           with a copy to (which shall not constitute notice to Purchaser for purposes of this Section 17.5):

                           Aileen C. Meehan, Esq.
                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Telephone No.: (212) 259-8000
                           Telecopy No.: (212) 259-6333

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. In no event shall the provision of notice pursuant to this Section 17.5 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

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                  Section 17.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 17.7 Descriptive Headings. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  Section 17.8 Assignment; Binding Agreement. Neither this Agreement, nor any rights, interests or obligations hereunder, may be directly or indirectly assigned, delegated, sublicensed or transferred by any party to this Agreement, in whole or in part, to any other Person (including any bankruptcy trustee) by operation of law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other party hereto, except that the Purchaser shall have the right at any time, without such consent, to assign, in whole or in part, its rights hereunder and under any Ancillary Agreement to any wholly owned Subsidiary of Purchaser, provided that such assignment shall not relieve the Purchaser of any of its obligations hereunder and thereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  Section 17.9 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 17.10 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at Law.

                  Section 17.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

                  Section 17.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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                  Section 17.13 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purposes of enforcing this Agreement or any of the Ancillary Agreements. The parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Chancery Court of the State of Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                  Section 17.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 17.15 Extension; Waiver. At any time prior to the Closing Date, either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement of the other party or (c) waive compliance with any of the agreements or conditions contained in this Agreement of the other party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right nor any single or partial exercise of any such right preclude any further exercise thereof or the exercise of any other such right.

                  Section 17.16 Confidentiality. Each party hereto will hold, and will use its reasonable best efforts to cause its Affiliates and representatives to hold, in strict confidence from any Person (other than any such Affiliates or representatives), this Agreement, the Ancillary Agreements, the terms and conditions hereof and thereof, and all documents and information concerning the other party or any of its Affiliates (the "Confidential Information") furnished to it by the other party (the "Disclosing Party") or such Disclosing Party's representatives in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby, except to the extent that such Confidential Information can be shown to have been (a) previously known by the party receiving such Confidential Information (the "Receiving Party"), (b) in the public domain (either prior to or after the furnishing of such Confidential Information hereunder) through no fault of such Receiving Party or (c) later acquired by the Receiving Party from another source if the Receiving Party is not aware that such

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source is under an obligation to another party hereto to keep such Confidential
Information confidential; provided that, a Receiving Party may make any disclosure of Confidential Information (i) the use of such Confidential Information is reasonably required in connection with disclosure of the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement, (ii) with the prior written consent of the other party, (iii) if compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals for this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of Applicable Law or the rules of a national securities exchange or (iv) in connection with an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder. In the event a Receiving Party becomes compelled to disclose Confidential Information as described in clauses (iii) and (iv) above, such party will provide the Disclosing Party with prompt notice of such legal proceedings so that the Disclosing Party may seek an appropriate protective order or other appropriate relief or waive compliance with the provisions of this Section 17.16. In the absence of a protective order or a waiver from the Disclosing Party, the Receiving Party compelled to disclose Confidential Information is permitted to disclose that portion (and only that portion) of the Confidential Information that such Receiving Party is legally compelled to disclose; provided, however, that the Receiving Party must use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is disclosed. In the event the transactions contemplated by this Agreement are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective representatives to promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives.

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                  IN WITNESS WHEREOF, each of the parties has caused this
Acquisition Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                               ROYAL GROUP, INC

                               By: /s/ Laura S. Lawrence
                                   --------------------------------------------
                                   Name: Laura S. Lawrence
                                   Title: Senior Vice President, General Counsel
                                          & Chief Administrative Officer

                               ALLEGHANY INSURANCE HOLDINGS LLC

                               By: /s/ Weston M. Hicks
                                   --------------------------------------------
                                   Name: Weston M. Hicks
                                   Title: Chief Executive Officer

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